Exhibit 2.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDED AND RESTATED

TRANSITION AND ASSET PURCHASE AGREEMENT

BETWEEN:

MGE NIAGARA ENTERTAINMENT INC.

– and –

ONTARIO LOTTERY AND GAMING CORPORATION

– and –

ONTARIO GAMING ASSETS CORPORATION

GAMING BUNDLE 8 (NIAGARA)

TABLE OF CONTENTS

		Page
ARTICLE 1 INTERPRETATION		3

1.1	Definitions	3
1.2	Other Terms	28
1.3	Rules of Construction	29
1.4	Statutes	30
1.5	Accounting Principles	30
1.6	Priority of Documents	30
1.7	No Interference with Statutory Powers and Duties and Limitations on Power and Authority	31
1.8	Exclusion of Crown Liability	32
1.9	Schedules	33
1.10	Amendment and Restatement	33

ARTICLE 2 TRANSITION		34

2.1	Intention of the Parties	34
2.2	Pre-Closing Transition Activities	34
2.3	Post-Closing Transition Activities	34
2.4	Central GMS and Existing Operator Customer Loyalty Program	35
2.5	Pre-Closing Transition Objectives	35
2.6	Performance of Transition Activities	36
2.7	Standard of Care	36
2.8	Transition Expenses	36
2.9	Compliance with Applicable Law	36
2.10	Access to Subject Gaming Sites Prior to Closing	37
2.11	Insurance and Workplace Safety Prior to Closing	37
2.12	Scope of Services Prior to Closing	38
2.13	Access to Historical Gaming Data, OLG Records, OLG Personal Information and Forward-Looking Historical Non-Gaming Information and Historical Non-Gaming Information Prior to Closing	39
2.14	Transition Representatives	41
2.15	Transition Working Committee	41
2.16	Transition Reports	44
2.17	First Annual Business Plan	44
2.18	Mandatory Service Provider Operating Procedures	45
2.19	Post-Closing OLG Policies Transition Plan	46
2.20	Failure by Service Provider to Perform Service Provider Pre-Closing Transition Activities	47
2.21	No Fault Delay	47
2.22	Suspension of Transition Activities	48
2.23	Failure to Perform Service Provider Post-Closing Transition Activities	48
2.24	Pre-Closing Claims and Existing Litigation	48
2.25	NFEC Tenant Installation Period and Fixturing Period	49
2.26	Pre-Term Financial Statements	50
2.27	Employee Holdco Pre-Term Financial Statements	51
2.28	Tax Returns	52

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2.29	Books and Records	53
2.30	OLG Access to and Destruction of Historical Non-Gaming Information and Forward-Looking Historical Non-Gaming Information	53
2.31	OLG Access to and Destruction of Historical Gaming Data	54

ARTICLE 3 PURCHASE AND SALE		55

3.1	Purchase and Sale of the Purchased Assets	55
3.2	Excluded Assets	56
3.3	Assumption of Liabilities	56
3.4	Excluded Liabilities	57
3.5	Closing	58
3.6	Non-Assignable Rights	59
3.7	Payment of Taxes	60
3.8	Tendering	61
3.9	Extension of Closing Date	61
3.10	Escrow Arrangements	61
3.11	Joinder Agreement	63

ARTICLE 4 PURCHASE PRICE		64

4.1	Purchase Price for the Assets	64
4.2	Closing Estimate	64
4.3	Closing Statement	65
4.4	Purchase Price Adjustment	70
4.5	Property Tax Appeals and Reassessments	70
4.6	Pre-Closing OLG Amounts	71
4.7	Pre-Closing Employee Holdco Amounts	71

ARTICLE 5 CLOSING LETTERS OF CREDIT		72

5.1	Closing Letters of Credit	72
5.2	Return of Closing Letters of Credit	73
5.3	Performance Security	73

ARTICLE 6 LIQUOR LICENCES		74

6.1	No Assignment of Liquor Licences	74
6.2	Applications	74
6.3	No Representations	74
6.4	Indemnity by the Service Provider	74
6.5	Authorization to Contract Out	74
6.6	Costs	75

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF THE SELLER		75

7.1	Representations and Warranties of the Seller	75
7.2	Seller’s Representations and Warranties Deemed Modified	93
7.3	As-is, Where-is	95
7.4	Survival of OLG’s and OGAC’s Representations and Warranties	95

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ARTICLE 8 REPRESENTATIONS AND WARRANTIES OF SERVICE PROVIDER		96

8.1	Representations and Warranties of the Service Provider	96
8.2	Service Provider’s Representations and Warranties Deemed Modified	97
8.3	Survival of the Service Provider’s Representations and Warranties	97

ARTICLE 9 BACKGROUND INFORMATION		97

9.1	No Liability	97
9.2	No Warranty	98
9.3	No Claims	98
9.4	Access to Data Room	99

ARTICLE 10 COVENANTS		100

10.1	Commercially Reasonable Efforts	100
10.2	Representations and Warranties	101
10.3	Notification of Certain Matters	101

ARTICLE 11 COMPETITION ACT		101

11.1	Competition Act Approval	101
11.2	Communications	102
11.3	Notice of Approval	102
11.4	Fees	102

ARTICLE 12 DAMAGE OR DESTRUCTION		102

12.1	Risk	102
12.2	Damage or Destruction of Purchased Assets, CN Leased Real Property and Fallsview Owned Real Property	103
12.3	Delay in Substantial Completion or Damage or Destruction of NFEC Leased Real Property	104

ARTICLE 13 EMPLOYMENT, PENSION AND BENEFIT MATTERS		105

13.1	[REDACTED]	105
13.2	Compliance with Applicable Law Post-Transfer	105
13.3	Non-Solicitation of Employees After Closing	106
13.4	[REDACTED]	106
13.5	Existing Operator/Service Provider Indemnities	106
13.6	[REDACTED]	106
13.7	[REDACTED]	107

ARTICLE 14 INDEMNIFICATION		107

14.1	Indemnification	107
14.2	Retail Sales Tax Act Compliance	110
14.3	Procedure for Indemnification	111
14.4	Third Party Claims	112
14.5	Additional Rules and Procedures	113
14.6	One Recovery	114
14.7	Duty to Mitigate	114
14.8	Set-Off Rights	114

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14.9	Third Party Indemnification	114
14.10	Taxes	114
14.11	Remedies Exclusive	115

ARTICLE 15 CONDITIONS OF CLOSING		115

15.1	Conditions of Closing in Favour of Service Provider	115
15.2	Waiver by Service Provider	116
15.3	Conditions of Closing in Favour of OLG and OGAC	116
15.4	Waiver by the Seller	117
15.5	General Matters Relating to Conditions	117
15.6	Extension of Closing Date and Outside Date for Legal Impediments	118

ARTICLE 16 TERM AND TERMINATION		119

16.1	Termination	119
16.2	Unwinding of Pre-Closing Transition Activities After Termination	120
16.3	Termination by Service Provider With Cause	120
16.4	Termination by OLG With Cause Prior to Closing Date	121
16.5	Release of Closing Letters of Credit	121

ARTICLE 17 CONFIDENTIALITY		122

17.1	Confidential Information	122
17.2	Confidentiality Covenant	123
17.3	Permitted Disclosures by the Service Provider	124
17.4	Permitted Disclosures by OLG and OGAC	124
17.5	Compelled Disclosure	125
17.6	Freedom of Information and Protection of Privacy	125
17.7	Voluntary Disclosure of Transaction	127
17.8	Voluntary Disclosure Redaction	128
17.9	Disclosure to Government	128
17.10	Return or Destruction of Confidential Information	128
17.11	Other Disclosure Considerations	129
17.12	Confidentiality Obligations After Closing	129
17.13	Information Security Incidents	129

ARTICLE 18 GENERAL		131

18.1	Dispute Resolution Procedure	131
18.2	Notices	131
18.3	Specific Performance; Injunctive Relief	133
18.4	Invalidity	133
18.5	Entire Agreement	134
18.6	Governing Law; Attornment	134
18.7	Amendments and Waivers	134
18.8	Public Disclosure	134
18.9	Benefit of the Agreement	135
18.10	No Third Party Beneficiaries	135
18.11	Time of the Essence	135
18.12	Further Assurances	135

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18.13	Counterparts	135
18.14	Facsimile and Electronic Delivery	135
18.15	Restrictions on Transfer and Assignment	136
18.16	Security Interests	136
18.17	Non-Merger and Survival	136
18.18	No Strict Construction	137
18.19	Expenses	137
18.20	Authority of OLG to Bind OGAC	137

- v -

AMENDED AND RESTATED TRANSITION AND ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 1st day of May, 2019.

BETWEEN:

MGE NIAGARA ENTERTAINMENT INC., a corporation continued under the laws of the Province of Ontario

(the “Service Provider”),

- and -

ONTARIO LOTTERY AND GAMING CORPORATION, a corporation established pursuant to the Enabling Legislation

(“OLG”)

- and -

ONTARIO GAMING ASSETS CORPORATION, a corporation incorporated under the laws of the Province of Ontario

(“OGAC”)

RECITALS:

A.	OLG has the statutory authority to conduct and manage lottery schemes on behalf of and as an agent of the Crown.

B.	OLG has the authority to enter into agreements with third parties regarding lottery schemes conducted and managed by OLG on behalf of and as an agent of the Crown.

C.	OLG is party to the Existing Operating Agreement, which agreement will terminate immediately prior to the Closing.

D.

As part of the Crown’s initiative to modernize land-based gaming in Ontario, in connection with the termination of the Existing Operating Agreement, OLG has been mandated to, among other things, engage a third-party service provider to provide certain operational services relating to the Subject Gaming Bundle, subject to OLG’s continuing obligation to conduct and manage lottery schemes carried out in the Subject Gaming Bundle.

E.

MG&E Niagara Entertainment ULC (“MG&E ULC), a company incorporated pursuant to the Business Corporations Act (British Columbia) (the “BCBCA”) and the predecessor to the Service Provider, entered into a transition and asset purchase agreement with OLG and

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OGAC made as of September 10, 2018, as amended by the first amendment to the transition and asset purchase agreement made as of March 27, 2019 between MG&E ULC, OLG and OGAC and the second amendment to the transition and asset purchase agreement made as of April 30, 2019 between the Parties (as so amended, the “Original Agreement”).

F.

MG&E ULC converted from an unlimited liability company to a limited company under the BCBCA and concurrently changed its name to “MGE Niagara Entertainment Inc.”, following which it was continued out of the jurisdiction of the BCBCA and into the jurisdiction of the Business Corporations Act (Ontario) by a certificate and accompanying articles of continuance that became effective on April 29, 2019 (the “Conversion and Continuance”).

G.

OLG consented to the Conversion and Continuance pursuant to an acknowledgement and consent agreement made as of April 26, 2019 among MG&E ULC, Mohegan Tribal Gaming Authority, Mohegan Gaming Advisors, LLC, MG&E Niagara Entertainment Holdings ULC, OLG and OGAC.

H.	As a result of the Conversion and Continuance, all references in this Agreement to the “Service Provider” refer to MGE Niagara Entertainment Inc., as successor to MG&E Niagara Entertainment ULC.

I.	The Parties desire, in accordance with Section 18.7 of the Original Agreement, to amend and restate the Original Agreement in accordance with the terms hereof.

J.

OLG and the Service Provider have agreed to perform, or cause to be performed, the Transition Activities on the terms and subject to the conditions of this Agreement in order to transition operational responsibility for the Subject Gaming Sites from the Existing Operator to the Service Provider in an orderly and efficient manner.

K.	OLG and its wholly-owned subsidiary, OGAC and, to the Seller’s knowledge, the Existing Operator and the Existing General Partner, own the Purchased Assets.

L.

OLG and OGAC have agreed to sell, convey, assign and transfer to the Service Provider, and to cause the Existing Operator and the Existing General Partner to sell, convey, assign and transfer to the Service Provider, and the Service Provider has agreed to purchase, acquire and accept from OLG, OGAC, the Existing Operator and the Existing General Partner, as applicable, the Purchased Assets, and assume the Assumed Liabilities, on the terms and subject to the conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, conditions, agreements and promises contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties covenant and agree as follows:

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ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, including in the recitals, unless something in the subject matter or context is inconsistent therewith:

“Accountants” has the meaning given in Section 4.3(c).

“Accounting Principles” means GAAP, as adopted and applied by OLG as of the relevant date for its financial reporting purposes.

“Act of Insolvency” means, when used in relation to any Person, that such Person (a) becomes insolvent, makes an assignment for the benefit of its creditors, makes a proposal or takes the benefit of any Debtor Relief Laws or an actual or deemed entry of an order for relief is made under any Debtor Relief Laws in respect of such Person; (b) has a receiver, trustee, interim receiver, receiver and manager or other officer with like powers appointed for all or any substantial part of its assets; or (c) has a resolution passed in respect of it or an application or petition is made seeking any reorganization, arrangement, composition, cancellation, dissolution, liquidation, revocation or winding-up of it under any Debtor Relief Laws.

“Advance Ruling Certificate” means an advance ruling certificate issued by the Commissioner of Competition pursuant to section 102 of the Competition Act with respect to the Transactions.

“Affiliate” has the meaning given in the Business Corporations Act (Ontario).

“AGCO” means the Alcohol and Gaming Commission of Ontario, or any successor or replacement thereof.

“Agreed Claims” has the meaning given in Section 14.3(c).

“Agreement”, “this Agreement”, “the Agreement”, “hereof”, “herein”, “hereto”, “hereby”, “hereunder” and similar expressions mean this Amended and Restated Transition and Asset Purchase Agreement made as of May 1, 2019 between the Parties, including all schedules, and all instruments supplementing, amending, modifying, restating or otherwise confirming this Agreement.

“Annual Business Plan” has the meaning given in the Casino Operating and Services Agreement.

“Applicable Law” means:

(a)	any domestic or foreign statute, law, treaty, code, ordinance, rule, regulation, restriction or by-law (zoning or otherwise), including the Criminal Code and the Gaming Control Legislation;

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(b)

any judgment, order, writ, injunction, decision, ruling, decree or award, guideline, policy, standard (including any standard of the AGCO), directive or bulletin, in each case, of any Governmental Authority; and

(c)	any franchise, licence, qualification, authorization, consent, exemption, waiver, right, permit or other approval, in each case, of any Governmental Authority,

in each case, having the force of law and binding on the Person referred to in the context in which the term is used, or any provisions of any of the foregoing, including general principles of common law, civil law and equity.

“Approved Annual Business Plan” has the meaning given in the Casino Operating and Services Agreement.

“Assignment and Assumption Documents” means, collectively, the documents referred to in paragraphs (A)(e) to (l), (n), (o), (p), (q) and (ff) and (B)(e) to (j), (m), (p), (q), (r), (s) and (ll) of Schedule 11 and any other assignment and assumption agreements entered into by the Seller and the Service Provider at or in connection with the Closing.

“Assumed Liabilities” has the meaning given in Section 3.3.

“Audited EH Pre-Term Financial Statements” has the meaning given in Section 2.27(a).

“Audited Pre-Term Financial Statements” has the meaning given in Section 2.26(a).

“Authorization to Contract Out” means the authorization of a licence holder to contract out the sale and service of liquor to a Person who is applying to receive the transfer of the licence holder’s licence, as contemplated under Section 15(2) of the Liquor Licence Act (Ontario).

“Background Information” means any and all drawings, reports, studies, data, documents, agreements or other information relating to the Subject Gaming Sites, the Purchased Assets and/or the Assumed Liabilities (including any books and records of the Seller, the Existing Operator and the Employee Holdco), in each case, given or made available to the Service Provider by or on behalf of the Seller, or which were obtained by the Service Provider from or through any other sources prior to the Closing Date, including all drawings, reports, studies, data, documents, agreements or other information made available to the Service Provider in the Data Room and, for greater certainty, also including the Historical Gaming Data.

“BCBCA” has the meaning given in Recital E.

“Benefit Plans” means all health, welfare or other medical, dental, life, disability, employee assistance program, or other insurance, supplementary unemployment benefit, savings or benefit plan, program, agreement or arrangement (whether written or unwritten and whether insured or self-insured) sponsored, maintained, contributed to or required to be contributed to by the Employee Holdco for the benefit of Employees or former employees of the Employee Holdco (and/or their dependants), except for any statutory plans to which the Employee Holdco is obliged to contribute or comply, provided that Benefit Plans shall not include the Pension Plan.

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“Bid Operating Year” has the meaning given in the RFP.

“Building Condition Reports” means, collectively,

(a)

the property disclosure assessment reports and other reports and reviews made available to the Service Provider in the folder entitled “RFP 1617-009 - Niagara\Background Information\4.0 Facility Reports\4.01 Property Disclosure Assessments\4.01.01 EXP Property Disclosure Assessments” in the Data Room as of the Data Room Cutoff Date; and

(b)

the property disclosure assessment reports and other reports and reviews made available to the Service Provider in the folder entitled “RFP 1617-009 - Niagara\Background Information\4.0 Facility Reports\4.01 Property Disclosure Assessments\4.01.02 Other Property Disclosure Assessments” in the Data Room as of the Data Room Cutoff Date.

“Buildings” means, collectively, the Fallsview Buildings and the Montrose Buildings.

“Business Day” means any day other than a Saturday, Sunday, statutory or civic holiday in the Province of Ontario or any day on which banks are generally not open for business in the City of Toronto.

“Cash” means all of the cash on hand and cash equivalents on hand of the Seller at the Subject Gaming Sites.

“Cash Equivalents” has the meaning given in the Casino Operating and Services Agreement.

“Casino” or “Casinos” has the meaning given in the Casino Operating and Services Agreement.

“Casino Data” has the meaning given in the Casino Operating and Services Agreement.

“Casino Games” or “Casino Gaming” has the meaning given in the Casino Operating and Services Agreement.

“Casino Operating and Services Agreement” means, until the Closing Date, the Casino Operating and Services Agreement in the form agreed to by the Parties as of the Execution Date, and thereafter, means the Casino Operating and Services Agreement entered into on the Closing Date between OLG and the Service Provider.

“Central GMS” has the meaning given in the Casino Operating and Services Agreement.

“Certificate” has the meaning given in Section 14.3(a).

“Charitable Gaming Site” has the meaning given in the Casino Operating and Services Agreement.

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“Claim” means any actual or threatened civil, criminal, administrative, regulatory, arbitral or investigative inquiry, action, suit, investigation, application, hearing, complaint, grievance, litigation, proceeding or other claim or demand of whatever nature or kind and, in each case, any claim or demand resulting therefrom.

“Claimed Amounts” means all rights, claims, credits, causes of action and rights of set-off of the Seller or the Existing Operator against third parties relating exclusively to the Purchased Assets, including, to the extent transferable, claims pursuant to any manufacturer’s warranties, representations and guarantees made by the suppliers, manufacturers and other third parties in connection with products or services purchased by or furnished to the Seller or the Existing Operator in connection with the Subject Gaming Sites, but for greater certainty, excludes Claimed Amounts in respect of Gaming Revenue and Pre-Closing OLG Amounts.

“Class Allocation” has the meaning given in Section 4.1(c).

“Closing” means the completion of the purchase and sale of the Purchased Assets.

“Closing Date” means June 11, 2019 or such earlier or later date as the Parties may agree upon in writing as the Closing Date, provided that the Closing Date: (a) shall be no earlier than 125 days after the Original Execution Date; (b) shall be on a Business Day (other than a Monday or any other Business Day where the immediately preceding day is not also a Business Day, in which case, the Closing Date will be the next following Business Day), (c) is subject to extension pursuant to Sections 1.3, 2.21(a), 2.22(b)(i), 3.9, 12.2 or 15.6 and (d) except as otherwise provided in this Agreement, in no event will the Closing Date be later than the Outside Date.

“Closing Estimate” has the meaning given in Section 4.2(a).

“Closing Letter of Credit” and “Closing Letters of Credit” have the meanings given in Section 5.1(a).

“Closing Net Working Capital” has the meaning given in Section 4.3(a).

“Closing Payment” has the meaning given in Section 3.5(b)(iii).

“Closing Statement” has the meaning given in Section 4.3(a).

“Closing Time” means 4:00:00 a.m. (Toronto time) on the Closing Date or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place.

“CN Leased Real Property” means the leasehold interest of OLG in the lands and premises described in Part 1 of Schedule 5, including all Improvements owned or leased by OLG under the CN Premises Lease situated on, in, under, over or forming part of such lands and premises.

“CN Licence” means the licence dated July 18, 1996 between Canadian Niagara Hotels Inc., 1032514 Ontario Limited and Greenberg International Inc., OLG (formerly Ontario Casino Corporation) and Maple Leaf Entertainment Inc., as such licence has been amended, extended, supplemented and/or otherwise modified from time to time, a copy of which has been made available to the Service Provider in the Data Room as of the Original Execution Date.

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“CN Licensed Property” means all real property that is licensed to OLG pursuant to the CN Licence.

“CN Premises Lease” means the lease dated July 18, 1996 between Maple Leaf Entertainment Inc., OLG (formerly Ontario Casino Corporation), Canadian Niagara Hotels Inc., 1032514 Ontario Limited and Greenberg International Inc., as such lease has been amended, extended, supplemented and/or otherwise modified from time to time, a copy of which has been made available to the Service Provider in the Data Room as of the Original Execution Date.

“Collective Agreement Excess Amount” has the meaning given in Section 13.7.

“Collective Agreements” has the meaning given in Section 7.1(l)(ii).

“Commissioner of Competition” means the Commissioner of Competition appointed pursuant to the Competition Act or a Person designated or authorized pursuant to the Competition Act to exercise the powers and perform the duties of the Commissioner of Competition.

“Competition Act” means the Competition Act (Canada).

“Competition Act Approval” means: (a) the issuance of an Advance Ruling Certificate and such Advance Ruling Certificate has not been rescinded prior to Closing; or (b) the Service Provider and the Seller have given the notice required under section 114 of the Competition Act with respect to the Transactions and the applicable waiting period under section 123 of the Competition Act has expired or has been waived in accordance with the Competition Act; or (c) the obligation to give the requisite notice has been waived pursuant to paragraph 113(c) of the Competition Act, and, in the case of (b) or (c), the Service Provider has been advised in writing by the Commissioner of Competition that, in effect, such Person does not intend to make an application under section 92 of the Competition Act in respect of the Transactions and such advice has not been rescinded prior to Closing.

“Complex” has the meaning given in the Casino Operating and Services Agreement.

“Confidential Information” has the meaning given in Section 17.1.

“Consents” means all consents, approvals, permits, licences, waivers of rights of first refusal or waivers of due on sale clauses and other waivers, as applicable, from: (a) any party to any Contract, (b) any landlord under the Real Property Leases, (c) the licensor under the CN Licence, the Parking Licence and the Kent Street Parking Licence and (d) any Governmental Authority, in each case, that are necessary in connection with the execution and delivery of this Agreement, the performance of any terms thereof or any document to be delivered pursuant thereto, or the completion of any of the Transactions, but specifically excluding any consents and approvals required for the Liquor Licences and any consents or approvals in connection with any financing by the Service Provider or any member of the SP Group.

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“Contracts” means (i) those contracts, equipment leases, licences, sub-licences, agreements, commitments and undertakings to which the Seller or the Existing Operator, as applicable, is a party or by which any of them is bound and which relate to the Subject Gaming Sites, the Purchased Assets or the Assumed Liabilities as set out in Schedule 7 and (ii) the NFEC Related Agreements, but excluding the Real Property Leases, the CN Licence, the Parking Licence and the Kent Street Parking Licence.

“Conversion and Continuance” has the meaning given in Recital F.

“Credit Agreements” has the meaning given in the Casino Operating and Services Agreement.

“Criminal Code” means the Criminal Code of Canada.

“Crown” means Her Majesty the Queen in right of Ontario.

“Customer Loyalty Program” means any incentive program that allows a Player to earn points or other incentive rewards as a result of participating in any Casino Game in any Casino, which points or other incentive rewards are convertible or exchangeable pursuant to the terms and conditions of such program.

“Customer Prepaid Items” means all prepaid items and advanced payments, including deposits, credits, charges and other prepaid expenses made by or on behalf of customers of the Subject Gaming Sites (or either of them) to the Seller or the Existing Operator and pertaining exclusively to the Subject Gaming Sites (or either of them).

“Cutoff Time” means 3:59:59 a.m. (Toronto time) on the Closing Date.

“Data Room” means the secured electronic data room established by OLG pursuant to the RFP.

“Data Room Cutoff Date” means the date that is 27 days before the Submission Deadline.

“Day 1 Critical Transition Activities” means those Transition Activities that are to be completed on or prior to the Closing Date, as set out in the Transition Plan.

“Debtor Relief Laws” has the meaning given in the Casino Operating and Services Agreement.

“Designated Subsidiary” has the meaning given in the Casino Operating and Services Agreement.

“Disclosing Party” has the meaning given in Section 17.1.

“Dispute” has the meaning given in Section 18.1(a).

“Dispute Resolution Procedure” means the dispute resolution procedure set out in Schedule 16.

“Dorchester Leased Real Property” means the leasehold interest of the Existing Operator in the lands and premises described in Part 2 of Schedule 5, including all Improvements owned or leased by the Existing Operator under the Dorchester Premises Lease situated on, in, under, over or forming part of such lands and premises.

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“Dorchester Premises Lease” means the lease dated April 20, 1997 between Specialty Commercial & Industrial Leasing Inc., as landlord, and The Navegante Corporation of Canada, as tenant, as assigned to the Existing Operator and as such lease has been otherwise amended, extended, supplemented and/or otherwise modified from time to time, a copy of which has been made available to the Service Provider in the Data Room as of the Data Room Cutoff Date.

“DRA” has the meaning given in Section 3.10(a)(i).

“EH Financial Statements” has the meaning given in Section 7.1(z).

“Electronic Games” means reel-type slot machines, video-type slot machines and Electronic Table Games.

“Electronic Table Games” means all table games that utilize a random number generator to calculate or otherwise determine such game’s outcome, whether or not a live dealer is present to enable or control game play.

“Eligible Institution” means [REDACTED]

“Employee” means the individuals set out in Schedule 8 (as same may be updated from time to time pursuant to the terms thereof), each of whom are employed at the Subject Gaming Sites by the Employee Holdco on a full-time, part-time or contract basis (including those employees on disability leave, parental leave or other absence).

“Employee Holdco” means Complex Services Inc., a corporation incorporated under the laws of the Province of Ontario.

“Employee Holdco Contracts” has the meaning given in Section 7.1(y).

“Employee Holdco Prepaid Items” means all prepaid items and advanced payments, including deposits, credits, charges, rent, insurance and other prepaid expenses made by or on behalf of the Employee Holdco.

“Employee Holdco Shares” means all of the issued and outstanding shares of the Employee Holdco.

“Enabling Legislation” means the Ontario Lottery and Gaming Corporation Act, 1999.

“Encumbrance” means any encumbrance, lien, security interest, option, right of first refusal, easement, mortgage, charge, hypothec, indenture, security agreement, restriction, adverse claim, pledge, right of others or any other similar encumbrance.

“Environment” means the ambient air, all layers of the atmosphere, all water including surface water and underground water, all land, all living organisms, all species and the interacting natural systems that include components of air, land, water, living organisms and organic and inorganic matter, and includes indoor spaces.

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“Environmental Laws” means all Applicable Law relating to the Environment and protection of the Environment or otherwise imposing liability or standards of conduct with respect to the Environment or health matters, including the labelling, use, import, transportation, manufacture, processing, generation, distribution, treatment, storage, discharge, release, reuse or recycling, disposal, clean-up or handling of Hazardous Substances.

“Environmental Reports” means, collectively,

(a)

the environmental reports and audit assessments and reports made available to the Service Provider in the folder entitled “RFP 1617-009 - Niagara\Background Information\4.0 Facility Reports\4.05 Environmental Reports\4.05.01 EXP Environmental Reports” in the Data Room as of the Data Room Cutoff Date; and

(b)

the environmental reports and audit assessments and reports made available to the Service Provider in the folder entitled “RFP 1617-009 - Niagara\Background Information\4.0 Facility Reports\4.03 Industrial Hygiene” and “RFP 1617-009 - Niagara\Background Information\4.0 Facility Reports\4.05 Environmental Reports\4.05.02 Other Environmental Reports” in the Data Room as of the Data Room Cutoff Date.

“Equipment” means those mechanical, electronic and other equipment and devices, furniture, furnishings, fixtures, supplies, machinery, tools, appliances, signs, decorations, apparatus and other items of tangible personal property owned by the Seller (whether legally or beneficially), including all FF&E, Electronic Games, Live Table Games and Office Equipment and Vehicles owned by the Seller (whether legally or beneficially) and used, or held in storage for use, in connection with the Subject Gaming Sites as set out in Schedule 10, subject to such changes thereto made in the Ordinary Course, and excluding IT Hardware.

“Estimated Closing Net Working Capital” has the meaning set forth in Section 4.2(a).

“Excluded Assets” has the meaning given in Section 3.2.

“Excluded Liabilities” has the meaning given in Section 3.4.

“Execution Date” means the date hereof.

“Existing Auditors” has the meaning given in Section 2.26(a).

“Existing EH Claims” means, collectively, (i) any Claim to which the Employee Holdco is a party as of the Closing Time and (ii) any Claim to which the Employee Holdco becomes a party after the Closing Time to the extent that such Claim relates to any fact, circumstance or event that occurred prior to the Closing Time, other than any Claim relating to the termination of the employment of any Employee by the Employee Holdco following the Closing Time.

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“Existing General Partner” means Falls Management Company, a corporation incorporated under the laws of the Province of Nova Scotia.

“Existing Operating Agreement” means the Niagara Falls Permanent Casino Operating Agreement dated as of July 19, 2002 between OLG and the Existing Operator (as assignee of the Existing General Partner) relating to the operation of Fallsview Casino Resort and Casino Niagara.

“Existing Operator” means Falls Management Group, L.P., an Ontario limited partnership, acting through its general partner, the Existing General Partner.

“Existing Operator Customer Loyalty Program” means any Customer Loyalty Program from time to time operated by or on behalf of the Existing Operator.

“Existing Operator Indemnified Persons” means the Existing Operator, the Existing General Partner, and their respective partners, shareholders, officers, directors, employees, agents, successors and assigns.

“Existing Retail Lease” means the Niagara Falls Permanent Casino Retail Component Lease dated June 30, 2004 between OLG and the Existing Operator (formerly the Existing General Partner), as such lease has been amended, extended, supplemented and/or otherwise modified from time to time, and which lease will be surrendered and terminated immediately prior to Closing Time.

“Experts” has the meaning given in Section 1(a) of Schedule 16.

“F&B Inventories” means Inventory comprised of food and beverages which are located at the Subject Gaming Sites, and includes such inventories in store rooms, refrigerators, pantries and kitchens but excludes any alcoholic beverages to the extent the sale or transfer is not permitted under Applicable Law.

“Fallsview Buildings” means, individually or collectively, as the context requires, all buildings, structures and fixed improvements located on, in or under the Fallsview Lands, and improvements and fixtures contained in or on such buildings and structures used in the operation of the same, but excluding improvements and fixtures not owned by or on behalf of OLG.

“Fallsview Lands” means the lands and premises described in Part 3 of Schedule 5.

“Fallsview Lease” means the form of lease agreed to by the Parties as of the Execution Date, that is to be dated as of the Closing Date between OLG, as landlord, and the Service Provider, as tenant, pursuant to which OLG agrees to lease: (i) the Fallsview Lands to the Service Provider for the purpose of, among other things, operating a casino, a hotel and a retail shopping centre on such Fallsview Lands; and (ii) the Montrose Lands to the Service Provider.

“Fallsview Owned Real Property” means, collectively, the Fallsview Lands and the Fallsview Buildings.

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“Fallsview Retail Subleases” means, collectively, (i) the subleases described on Schedule 22, copies of which have been made available to the Service Provider in the Data Room as of the Data Room Cutoff Date, and (ii) amendments to, and terminations, surrenders, renewals and replacements of, the subleases described on Schedule 22 that are entered into (A) following the Data Room Cutoff Date but prior to the Original Execution Date, in the Ordinary Course, or (B) from and after the Original Execution Date until the Closing, in accordance with Section 10.1(c), and the Seller shall have the right to update Schedule 22 from time to time to reflect the foregoing amendments, terminations, surrenders, renewals and replacements.

“FF&E” has the meaning given in the Casino Operating and Services Agreement.

“Final Closing Net Working Capital” has the meaning given in Section 4.3(d).

“Final Closing Statement” has the meaning given in Section 4.3(d).

“Financial Statements” means, collectively, the financial statements referred to in paragraphs 7.1(k)(i)(A) and 7.1(k)(i)(B).

“FIPPA” means the Freedom of Information and Protection of Privacy Act (Ontario).

“First Annual Business Plan” has the meaning given in Section 2.17.

“Fixturing Period” means the “Tenant Operational Testing Period” as such term is defined in the NFEC Lease.

“Force Majeure Event” means any event, condition or circumstance beyond the control of the Party claiming force majeure, but excluding (a) the inability of such Party to obtain financing or any other financial inability on the part of such Party, (b) any changes in any expenses or costs of such Party or changes in the availability of any goods or services; (c) any act or omission of the Party claiming force majeure, (d) any failure of or non-performance by any subcontractor (including any Subcontractor) regardless of cause unless such failure or non-performance is due to an event that would otherwise constitute a Force Majeure Event, (e) any event, condition or circumstance (and the effect or consequence thereof) that arises out of or results from any default, failure or delay by the Party claiming force majeure to take reasonable steps to protect against, prevent or circumvent such event, condition or circumstance, and (f) any event, condition or circumstance (and the effect or consequence thereof) that arises out of or results from any of the matters set out in clauses (a) through (e) of this definition.

“Forward-Looking Historical Non-Gaming Information” means, in relation to the Complex, such non-gaming-related data and information for or in respect of any period of time from and after the Closing Date, that is generated, captured, organized and/or stored by OLG or the Existing Operator prior to the Closing in connection with reservations and bookings relating to the operation of the non-gaming amenities associated with the Complex and that is in the possession or control of OLG, and such data and information is deemed to be an OLG Record for the purposes of the Casino Operating and Services Agreement.

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“GAAP” means those accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at such relevant time, including the International Financial Reporting Standards as adopted by the Canadian Institute of Chartered Accountants until such time as such standards are no longer recommended by the Canadian Institute of Chartered Accountants or a successor organization.

“Gaming Bundle” means, collectively, the geographic area comprised of any one or more Gaming Zones designated by OLG as a gaming bundle.

“Gaming Control Legislation” means, collectively, the Enabling Legislation and the Gaming Control Act, 1992 (Ontario) and the Alcohol and Gaming Regulation and Public Protection Act, 1996 (Ontario), including, in each case, any guideline, policy, standard, directive or bulletin thereunder, in each case, having the force of law and binding on the Person referred to in the context in which the term is used.

“Gaming Revenue” has the meaning given in the Casino Operating and Services Agreement.

“Gaming Site” means any site at which OLG from time to time conducts and manages Casino Gaming, other than any Charitable Gaming Site, any Lottery Retailer and any Internet Gaming Site.

“Gaming Zone” means a geographic area within the Province of Ontario designated from time to time by OLG as a gaming zone.

“Gaming Zone SW10” means the Subject Gaming Zone designated by OLG as Gaming Zone SW10.

“Gaming Zone SW11” means the Subject Gaming Zone designated by OLG as Gaming Zone SW11.

“GMS Interface” has the meaning given in the OLG Policies.

“Governmental Authority” means the government of Canada or of any other nation, or any political subdivision thereof, whether provincial, territorial, state, municipal or local, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, ministry, authority, instrumentality, commission, board, bureau or similar body, whether federal, provincial, territorial, state, municipal or local, and whether foreign or domestic, in each case, having jurisdiction in the relevant circumstances, other than OLG and OGAC.

“Hazardous Substances” means any substance, waste, liquid, gaseous or solid matter, fuel, micro-organism, sound, vibration, ray, heat, odour, radiation, energy vector, plasma, organic or inorganic matter which is or is deemed to be, alone or in any combination, hazardous, hazardous waste, solid or liquid waste, toxic, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination, or is defined, prohibited or regulated by any Environmental Laws.

“Historical Gaming Data” means, in relation to the Subject Gaming Sites for or in respect of any period of time prior to the Closing Date, all gaming-related data and information generated, captured, organized, stored and/or transmitted by OLG or the Existing Operator and in the possession or control of OLG by or in connection with the operation of any Casino or any Casino Game therein.

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“Historical Non-Gaming Information” means, in relation to the Complex, such non-gaming related data and information as identified by OLG in its sole discretion that is generated, captured, organized and/or stored by OLG or the Existing Operator prior to the Closing relating to the operation of the non-gaming amenities or services associated with the Complex that is in the possession or control of OLG, and such data and information is deemed to be an OLG Record for the purposes of the Casino Operating and Services Agreement and, for greater certainty, excludes Forward-Looking Historical Non-Gaming Information.

“HST” means the harmonized sales tax imposed pursuant to Part IX of the Excise Tax Act (Canada).

“Improvements” means all buildings, structures, works, facilities, services, landscaping, parking and other improvements that are situate on, under or above any of the lands forming part of any Leased Real Property, but excluding FF&E and other furnishings, apparatus and equipment in the nature of trade fixtures.

“Indemnified Party” has the meaning given in Section 14.3(a).

“Indemnifying Party” has the meaning given in Section 14.3(a).

“Information Security Audit” has the meaning given in Section 17.13(b).

“Information Security Incident” has the meaning given in the Casino Operating and Services Agreement.

“Intellectual Property” means all trade names, brand names, business names, trade-marks (including logos), trade-mark registrations and applications, works, service marks, service mark registrations and applications, trade dress rights, copyrights, copyright registrations and applications, inventions, issued patents and pending applications and other patent rights, industrial designs, industrial design registrations and applications and other industrial design rights, integrated circuit topographies, mask works, rights to use Internet domain names and URLs, trade secrets, know-how, policies, equipment and parts lists and descriptions, instruction manuals, inventions, inventors’ notes, research data, unpatented blue prints, drawings and designs, formulae, processes, technology, software and all source and object code versions thereof and all related documentation, all data bases, flow charts, service/operator manuals, internal control manuals and any enhancements, modifications or substitutions thereof and other intellectual property, together with all rights under licences, registered user agreements, technology transfer agreements and other agreements or licences or instruments relating to any of the foregoing.

“Internet Gaming Site” has the meaning given in the Casino Operating and Services Agreement.

“Inventories” means those inventories, including F&B Inventory, owned by the Seller (whether legally or beneficially), including uniforms, stationery and all other materials and operating supplies located in or at the Subject Gaming Sites, to be used or consumed in connection with the Subject Gaming Sites, the categories of which are set out in Schedule 15.

“Issuer” has the meaning given to it in the Securities Act (Ontario).

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“IT Hardware” means the personal computers, computer hardware, telecommunications and information technology systems located at the Subject Gaming Sites and owned by the Seller (whether legally or beneficially) but for greater certainty shall not include any Software.

“Joinder Agreement” has the meaning given in the Casino Operating and Services Agreement.

“Kent Street Parking Licence” means the licence agreement dated August 10, 2005 between Ontario Infrastructure and Lands Corporation (formerly Ontario Realty Corporation) acting as agent on behalf of Her Majesty the Queen in right of Ontario, as licensor, and OLG, as licensee, as amended by an agreement dated as of March 18, 2015 between Her Majesty the Queen in right of Ontario as represented by the Minister of Infrastructure and OLG, and as such licence has been otherwise amended, extended, supplemented and/or otherwise modified from time to time, a copy of which has been made available to the Service Provider in the Data Room as of the Data Room Cutoff Date.

“Kent Street Parking Licensed Property” means all real property that is licensed to OLG pursuant to the Kent Street Parking Licence.

“Knowledgeable Employees” has the meaning given in Section 2.26(a).

“Leased Real Property” means, collectively:

(a)	the CN Leased Real Property;

(b)	the NFEC Leased Real Property; and

(c)	the Dorchester Leased Real Property.

“Liabilities” means, collectively, indebtedness, liabilities, obligations, Claims, Encumbrances, commitments, demands and expenses, whether accrued or unaccrued, absolute, contingent or otherwise.

“Liquor Licence” means any licence or permit held by the Existing General Partner in respect of the CN Leased Real Property and the Fallsview Owned Real Property, which permits the sale of alcoholic beverages from the whole or any part of any of the CN Leased Real Property or the Fallsview Owned Real Property (as the case may be).

“Live Table Games” means games operated by a live dealer at a single gaming table, but excluding Electronic Games.

“Local Progressive Jackpot Casino Games” means progressive jackpot Casino Games operated exclusively at the Subject Gaming Sites.

“Local Progressive Jackpots” means the jackpots for the Local Progressive Jackpot Casino Games, from time to time.

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“Losses” means all losses, damages, penalties, deficiencies, obligations, liabilities (whether accrued, actual, contingent, latent or otherwise), assessments, Taxes, judgements, awards, orders, decrees, rulings, settlements, dues, fines, costs, fees and expenses (including interest, court costs, reasonable fees and expenses of lawyers, accountants and other experts and professionals, all costs and expenses (including deductibles) incurred in pursuing any related insurance claims and any increases in insurance premiums and other charge-backs, and all costs and expenses incurred in any investigation, collection, prosecution or defence of any Claim).

“Lottery Retailer” means any retailer or other location at which lottery products are available for sale to the public by a seller that is authorized to offer such lottery products for sale in accordance with Applicable Law.

“Mandatory Consents” means those consents described in Schedule 14.

“Mandatory Service Provider Operating Procedures” has the meaning given in Section 2.18.

“Markers Receivable” means all accounts receivable for credit granted to Players of Casino Games at the Subject Gaming Sites as at the Cutoff Time.

“Material Contracts” means the Contracts set out in Schedule 2.

“MG&E ULC” has the meaning given in Recital E.

“Montrose Buildings” means, individually or collectively, as the context requires, all buildings, structures and fixed improvements located on, in or under the Montrose Lands, and improvements and fixtures contained in or on such buildings and structures used in the operation of the same, but excluding improvements and fixtures not owned by or on behalf of OLG.

“Montrose Lands” means the lands and premises described in Part 4 of Schedule 5.

“Montrose Owned Real Property” means, collectively, the Montrose Lands and the Montrose Buildings.

“Net Working Capital” means, at the time in question, the amount equal to (a) the current assets (as determined in accordance with GAAP and Sections 4.3(f), 4.3(g), 4.3(h) and 4.3(i) and in a manner consistent with the Accounting Principles) of the Subject Gaming Sites (including the Employee Holdco), other than the Pre-Closing OLG Amounts and any other Excluded Assets and the Pre-Closing Employee Holdco Amounts, less (b) the current liabilities (as determined in accordance with GAAP and Sections 4.3(f), 4.3(g), 4.3(h) and 4.3(i), and in a manner consistent with the Accounting Principles) of the Subject Gaming Sites (including the Employee Holdco), other than the Excluded Liabilities.

“NFEC Agreements” means, collectively, the NFEC Lease and the NFEC Related Agreements.

“NFEC Commencement Date” means the “Commencement Date” under and as defined in the NFEC Lease.

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“NFEC Landlord” means Niagara Falls Entertainment Partners General Partnership, and the successors and assigns thereof.

“NFEC Lease” means the lease entitled “Niagara Falls Entertainment Centre (Offsite) Lease Agreement” dated as of August 3, 2017 between the NFEC Landlord, as landlord, and the NFEC Tenant, as tenant, pursuant to which the NFEC Landlord has agreed to lease the NFEC Leased Real Property to the NFEC Tenant, a copy of which has been made available to the Service Provider in the Data Room as of the Data Room Cutoff Date, as amended by the amending agreement entitled “Omnibus Niagara Falls Entertainment Centre Lease Amendment Agreement” dated August 23, 2018 between the NFEC Landlord and the NFEC Tenant (a copy of which amendment has been made available to the Service Provider in the Data Room prior to the Original Execution Date), as such lease has been further amended, extended, supplemented and/or otherwise modified from time to time.

“NFEC Lease Assignment Date” has the meaning given in Section 12.3.

“NFEC Lease Assignment Delay Event” has the meaning given in Section 12.3.

“NFEC Leased Real Property” means the leasehold interest of OLG in the lands and premises described in Part 5 of Schedule 5, including all Improvements owned or leased by OLG under the NFEC Lease situated on, in, under, over or forming part of such lands and premises.

“NFEC Option to Purchase Agreement” means [REDACTED]

“NFEC Purchase Option” means [REDACTED]

“NFEC Related Agreements” means the agreements listed in Schedule 24.

“NFEC Repair” has the meaning given in Section 12.3.

“NFEC Tenant” means the “Tenant” under and as defined in the NFEC Lease which, as of the Original Execution Date and the Execution Date, is OLG.

“No Fault Delay” means:

(a)

the default of OLG (including the failure of OLG to perform or cause to be performed the OLG Transition Activities in a timely manner) other than where the default is attributable to the failure of the Service Provider to perform its obligations contemplated in Article 2 of this Agreement in a timely manner; or

(b)	a Force Majeure Event; or

(c)

OLG’s exercise of its rights under Section 2.22 (other than where the exercise of such rights is attributable to the failure of the Service Provider to perform its obligations contemplated in Article 2 of this Agreement in a timely manner) that is not attributable to the reasons contemplated by paragraphs (a) or (b) above.

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“Non-Assignable Rights” has the meaning given in Section 3.6.

“Notice of Loss” has the meaning given in Section 12.2.

“Notice of Objection” has the meaning given in Section 4.3(b).

“Office Equipment” means the furniture, furnishings, office equipment and office supplies owned by the Seller (whether legally or beneficially) and used in connection with the Subject Gaming Sites.

“OGAC” has the meaning given in the Preamble.

“OLG” has the meaning given in the Preamble.

“OLG COSA Indemnification Cap” means the “Indemnification Cap” as defined in the Casino Operating and Services Agreement, as it relates to OLG.

“OLG NFEC Lease Assignment Default” means, in the case of an NFEC Lease Assignment Delay Event, the failure by OLG to thereafter assign and transfer the NFEC Agreements to the Service Provider on the NFEC Commencement Date or the date on which the NFEC Repair has been completed, as applicable, in accordance with Section 12.3.

“OLG Owned Software” means the Software listed in Schedule 23, which Software is owned by the Seller (whether legally or beneficially) and used exclusively in connection with the operation of the Subject Gaming Sites (or either of them).

“OLG Personal Information” has the meaning given in Section 17.6.

“OLG Policies” has the meaning given in the Casino Operating and Services Agreement.

“OLG Post-Closing Transition Activities” means those Transition Activities to be performed by or on behalf of OLG following Closing, as set out in the Transition Plan.

“OLG Pre-Closing Transition Activities” means those Transition Activities to be performed by or on behalf of OLG on or prior to Closing, as set out in the Transition Plan.

“OLG Records” has the meaning given in Section 17.6.

“OLG TAPA Indemnification Cap” has the meaning given in Section 14.1(c).

“OLG Transition Activities” means, collectively, the OLG Pre-Closing Transition Activities and OLG Post-Closing Transition Activities.

“OLG Transition Representative” has the meaning given in Section 2.14.

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“Ontario Ministerial Approvals” means, collectively:

(a)

approval under Section 28 of the Financial Administration Act (Ontario) in respect of this Agreement, the Casino Operating and Services Agreement and the OLG Policies, to the extent that such agreements and policies contain any financial arrangement, financial commitment, guarantee, indemnity or similar transaction that would increase, directly or indirectly, the indebtedness or contingent liabilities of the Province of Ontario; and

(b)	approval of Chair of Management Board and the Minister of Finance under Section 4(2) of the Ontario Lottery and Gaming Corporation Act, 1999.

“Operating Manual” has the meaning given in the Casino Operating and Services Agreement.

“Operating Procedure Submission Date” means the date by which the Service Provider is to develop and provide to OLG the Mandatory Service Provider Operating Procedures, as set out in the Transition Plan in Schedule 6, Part 1.

“Operating Year” has the meaning given in the Casino Operating and Services Agreement.

“Operations Committee” has the meaning given in the OLG Policies.

“Ordinary Course” means, with respect to an action or inaction of or by any Person in connection with that Person’s business, that such action or inaction is generally consistent with the manner in which the management and operation of the business of such Person has been managed and operated to the Original Execution Date.

“Original Agreement” has the meaning given in Recital E.

“Original Execution Date” means September 10, 2018.

“Other Party” has the meaning given in Section 3.10(c).

“Outside Date” means July 16, 2019, subject to any extension contemplated by Sections 12.2 or 15.6 or any extension as may be agreed upon in writing by the Parties.

“Owned Real Property” means, collectively:

(a)	the Fallsview Owned Real Property; and

(b)	the Montrose Owned Real Property.

“Parking Licence” means the licence agreement dated July 2005 between Canadian Niagara Hotels Inc., as licensor, and the Existing Operator (as assignee of Falls Management Company), as licensee, pursuant to which Canadian Niagara Hotels Inc. licensed to the Existing Operator the use of the 7-level parking structure adjacent to Casino Niagara for the purpose of parking motor vehicles, as amended by a licence amending agreement dated March 20, 2007, a letter from Canadian Niagara Hotels Inc. to Casino Niagara dated January 10, 2008, an amending agreement dated as of

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December 22, 2009 between, among others, Canadian Niagara Hotels Inc. and OLG, a letter from Canadian Niagara Hotels Inc. to OLG dated December 22, 2009, a letter from OLG to Canadian Niagara Hotels Inc. dated January 15, 2010, and a consent and amending agreement dated July 23, 2018 between Canadian Niagara Hotels Inc., OLG and the Existing Operator, a copy of which has been made available to the Service Provider in the Data Room as of the Original Execution Date, as such licence has been further amended, extended, supplemented and/or otherwise modified from time to time.

“Parking Licensed Property” means all real property that is licensed to the Existing Operator and/or OLG pursuant to the Parking Licence.

“Parties” means, collectively, the Service Provider, OLG and OGAC, unless otherwise expressly provided herein and “Party” means any of the Parties.

“Pension Plan” means the Pension Plan for Employees of Complex Services Inc., [REDACTED]

“Percentage Gaming Revenue Decrease” has the meaning given in Section 12.2.

“Performance Security” has the meaning given in the Casino Operating and Services Agreement.

“Permitted Encumbrances” means in respect of the Purchased Assets or the Owned Real Property:

(a)

Encumbrances for Taxes, assessments, charges of a Governmental Authority or levies incurred by the Seller, the Existing Operator, the Existing General Partner or the Employee Holdco in the Ordinary Course that are not yet due and payable or delinquent;

(b)

subject to Sections 7.1(e)(x) and 7.1(e)(xi), mechanics’, construction, workmen’s, repairmen’s, warehousemen’s, processor’s, landlord’s, carrier’s, maritime, materialmen’s or other like liens, including all statutory Encumbrances, liens for electricity, power, gas, water and other services and utilities, arising or incurred in the Ordinary Course, for obligations which are not delinquent, or which are being contested in good faith and diligently by appropriate proceedings (it being acknowledged that such obligations shall be Excluded Liabilities for the purposes of this Agreement and subject to the indemnifications provided for in Section 14.1(a)) or which have not yet been filed or registered in accordance with Applicable Law or in respect of which written notice has not been given in accordance with Applicable Law;

(c)	rights reserved to or vested in any municipality or Governmental Authority by any statutory provision;

(d)

any subsisting reservations, limitations, restrictions, qualifications, provisions and conditions contained in any original grants from the Crown of any land or interests therein and reservations of undersurface rights to mines and minerals of any kind;

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(e)

any minor imperfection or defect of title which do not and would not, individually or in the aggregate, reasonably be expected to impair in any material respect the use, development potential, operation, value or marketability of a Subject Gaming Site for the purposes for which it is presently held;

(f)

encroachments by any one or more of the Improvements or the Buildings on, at or in the Subject Gaming Sites over abutting lands and/or encroachments by improvements on, at or in any abutting lands over any one or more of the Subject Gaming Sites;

(g)	zoning, use and building by-laws and ordinances, and by-laws and regulations of any Governmental Authority as to the use of the Subject Gaming Sites or any part thereof;

(h)	any Encumbrances relating to the Assumed Liabilities;

(i)	the Encumbrances referred to in Schedule 4 to this Agreement, subject to the qualifications described in paragraphs (l) and (m) below;

(j)

permits, reservations, watercourses, rights of water, rights of access or user, easements, rights of way, restrictions, building schemes, licences, restrictive covenants and servitudes, airport zoning regulations and other similar rights in land (including, without limitation, licences, easements, rights of way, servitudes and rights in the nature of easements for walkways, sidewalks, public ways, sewers, drains, gas, soil, steam and water mains or pipelines, electrical lights and power, telephone, television and cable conduits, poles, wires or cables) granted to, reserved or taken by any Person which do not, individually or in the aggregate, materially impair the use, development potential, operation, value or marketability of a Subject Gaming Site for the purposes for which it is presently held and any rights reserved or vested in any Governmental Authority or public or private utility by the terms of any lease, licence, franchise, grant, agreement or permit, subdivision, development, servicing, encroachment, site plan or other similar agreement with any Governmental Authority or public or private utility;

(k)

the Real Property Leases and any notices of the Real Property Leases registered on title to the Subject Gaming Sites, including all easements, rights of way, restrictions, restrictive covenants, servitudes and other similar rights in land contained in such Real Property Leases, and any leasehold mortgages or security interests or other liens relating to tenants under such Real Property Leases or their interest in respect thereof and which do not encumber the interest of the Seller in and to a Subject Gaming Site;

(l)

any subdivision agreements, site plan control agreements, development agreements or other similar agreements with municipal or other Governmental Authorities or utilities affecting the development or the use of a Subject Gaming Site, including to the extent such agreements are referred to in Part A of Schedule 4 to this Agreement, provided, in each case, same have been complied with in all material respects as of Closing;

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(m)

any facility, cost sharing, servicing, reciprocal or other similar agreements, which are necessary or of advantage to the use and/or operation of a Subject Gaming Site, including to the extent such agreements are referred to in Part A of Schedule 4 to this Agreement, provided (i) if any of such agreements are unregistered, copies of same have been made available to the Service Provider in the Data Room as of the Data Room Cutoff Date and (ii) such agreements have been complied with in all material respects as of Closing;

in each case, provided further that the Encumbrance does not result in any of the Seller’s representations and warranties in Section 7.1 being untrue or incorrect in any material respect (other than the representation and warranty in Section 7.1(g)), and

(n)	any Encumbrances for which OLG provides an indemnity to the Service Provider; and

(o)

any Encumbrance that is registered on title to a Subject Gaming Site in priority to the interest of the Seller in such Subject Gaming Site where such Encumbrance is either not identified in Schedule B to a Title Insurance Policy or where the title insurer issuing a Title Insurance Policy has otherwise agreed that such Encumbrance shall not constitute an exception to coverage under such Title Insurance Policy.

“Permitted Use” has the meaning given in the NFEC Lease.

“Person” means any individual, firm, sole proprietorship, limited or unlimited liability corporation, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, body corporate, joint venture, trust, trustee, pension fund, Union, Governmental Authority, Issuer, and a natural person including in such person’s capacity as trustee, heir, beneficiary, executor, administrator or other legal representative.

“Personal Information” means information about an identifiable individual and collected, used, disclosed, processed or retained by the Service Provider including any information determined by any Governmental Authority to be personal information regulated by any Privacy Law applicable to any Party as well as information regarding Players, customers, suppliers, employees and agents, such as an individual’s name, address, age, gender, identification number, income, family status, citizenship, employment, assets, liabilities, source of funds, payment records, credit information, personal references and health records.

“PIPEDA” means the Personal Information Protection and Electronic Documents Act (Canada).

“Player” has the meaning given in the Casino Operating and Services Agreement.

“Post-Closing OLG Policies” has the meaning given in Section 2.19(a).

“Post-Closing OLG Policies Transition Plan” has the meaning given in Section 2.19(a).

“Post-Closing Transition Activities” means, collectively, the Service Provider Post-Closing Transition Activities and OLG Post-Closing Transition Activities.

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“Post-Closing Transition Period” means the period commencing immediately following Closing and terminating on the Transition Completion Date.

“Post-Submission Period” means the period of time from the Submission Deadline to the Closing Date.

“Pre-Closing” means the pre-closing of the purchase and sale of the Purchased Assets, whereby the Seller’s solicitors, on behalf of the Seller, and the Service Provider’s solicitors, on behalf of the Service Provider, shall confirm to each other, among other things, the satisfaction of the matters described in Section 3.5(b) and Section 3.10(d) and that the Parties are otherwise in a position to complete the Closing effective as of the Closing Time, subject only as otherwise provided in Section 3.10(d).

“Pre-Closing Date” means the date that is the Business Day immediately prior to the Closing Date or such other date as the Parties may agree upon in writing as the date upon which the Pre-Closing shall take place (subject to the automatic extension of the Pre-Closing Date to the first Business Day immediately before the Closing Date if the Closing Date is extended pursuant to Sections 1.3, 2.21(a), 2.22(b)(i), 3.9, 12.2 or 15.6).

“Pre-Closing Employee Holdco Amounts” means any and all amounts due and owing or that may become due and owing to the Employee Holdco from third parties (including Governmental Authorities) and that have not been paid, reimbursed or refunded to the Employee Holdco prior to the Closing Date in respect to any period prior to the Closing Date.

“Pre-Closing Hotel Amounts” means any and all amounts due and owing to the Seller or the Existing Operator for all amounts charged to the open accounts of any guests staying at the hotel at the Subject Gaming Site within Gaming Zone SW11 for guest, conference, meeting and banquet rooms or other facilities (including any restaurant, bar or banquet services or any other goods or services provided by or on behalf of the Seller to such guests) at such Subject Gaming Site attributable to the period prior to the Closing Time.

“Pre-Closing OLG Amounts” means any and all amounts due and owing or that may become due and owing to the Seller or the Existing Operator from third parties and that have not been paid, reimbursed or refunded to the Seller or the Existing Operator prior to the Closing Date in connection with any Real Property Leases, the CN Licence, the Parking Licence, the Kent Street Parking Licence or any Contracts or otherwise relating to any of the Purchased Assets in respect to any period prior to the Closing Date, including, amounts subject to reconciliation based on estimated payments made under Contracts, the CN Premises Lease, the Dorchester Premises Lease, the CN Licence, the Parking Licence and the Kent Street Parking Licence and those specific amounts set out in Schedule 17, subject to such changes thereto made in the Ordinary Course, but excluding the Markers Receivable and the Pre-Closing Hotel Amounts.

“Pre-Closing Transition Activities” means, collectively, the Service Provider Pre-Closing Transition Activities and OLG Pre-Closing Transition Activities.

“Pre-Closing Transition Objectives” has the meaning given in Section 2.5.

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“Pre-Closing Transition Period” means the period commencing on the Original Execution Date and terminating on Closing.

“Prepaid Items” means all prepaid items and advanced payments, including deposits, credits, charges, rent, insurance and other prepaid expenses made by or on behalf of the Seller or the Existing Operator and pertaining exclusively to the Subject Gaming Sites (or either of them).

“Privacy Law” means all Applicable Law governing the collection, use, disclosure and retention of Personal Information, including the PIPEDA and FIPPA.

“Provincial Entity” has the meaning given in the Casino Operating and Services Agreement.

“Purchase Price” has the meaning given in Section 4.1.

“Purchased Assets” has the meaning given in Section 3.1.

“Real Property Leases” means, collectively:

(a)	the CN Premises Lease;

(b)	the NFEC Lease; and

(c)	the Dorchester Premises Lease.

“Receiving Party” has the meaning given in Section 17.1.

“RFP” means the request for proposals for modernizing land-based gaming in Ontario for the Subject Gaming Bundle issued by OLG as RFP No. 1617-009, together with all addenda thereto issued by OLG from time to time.

“Seller” means, collectively, OLG and OGAC or either one of them, as the context may require.

“Seller Indemnified Persons” has the meaning given in Section 14.1(b).

“Service Provider” has the meaning given in the Preamble.

“Service Provider COSA Indemnification Cap” means the “Indemnification Cap” as defined in the Casino Operating and Services Agreement, as it relates to the Service Provider.

“Service Provider Indemnified Persons” has the meaning given in Section 14.1(a).

“Service Provider NFEC Lease Assignment Default” means, in the case of an NFEC Lease Assignment Delay Event, the failure by the Service Provider to thereafter accept and assume the NFEC Agreements from OLG on the NFEC Commencement Date or the date on which the NFEC Repair has been completed, as applicable, in accordance with Section 12.3.

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“Service Provider Personnel” has the meaning given in the Casino Operating and Services Agreement.

“Service Provider Post-Closing Transition Activities” means those Transition Activities to be performed by the Service Provider following Closing, as set out in the Transition Plan and for greater certainty includes the obligations of the Service Provider under Section 2.4, Section 2.19(c), Section 2.19(d), Section 2.24, Section 2.26, Section 2.27, Section 2.28 and Section 2.29.

“Service Provider Pre-Closing Transition Activities” means those Transition Activities to be performed by the Service Provider on or prior to Closing, as set out in the Transition Plan.

“Service Provider TAPA Indemnification Cap” has the meaning given in Section 14.1(d).

“Service Provider Transition Activities” means, collectively, the Service Provider Pre-Closing Transition Activities and the Service Provider Post-Closing Transition Activities.

“Service Provider Transition Default” has the meaning given in Section 2.20.

“Service Provider Transition Representative” has the meaning given in Section 2.14.

“Services” has the meaning given in the Casino Operating and Services Agreement.

“Site Gift Certificates” means any gift certificate or gift card issued at any time by or on behalf of OLG that is redeemable for Cash or Cash Equivalents at either of the Subject Gaming Sites.

“Site GMS” has the meaning given in the OLG Policies.

“Site GMS Roll Out Completion Date” means the earlier of: (a) the date on which the Service Provider has achieved GMS Interface for all of the Subject Gaming Sites, all in compliance with the OLG Policies, and (b) the date that is 18 months following the Closing Date, or such later date as may be agreed to in writing by OLG.

“Software” means computer software programs and all related documentation, manuals, source code and object code.

“SP Group” has the meaning given in the Casino Operating and Services Agreement.

“SP Information Security Incident” has the meaning given in Section 17.13(d).

“Standard Service Provider Operating Procedures” has the meaning given in the Casino Operating and Services Agreement.

“Structural Elements” means those parts of the Fallsview Buildings consisting of the footings and foundations, structural columns and beams, structural subfloors, bearing walls, curtainwalls, joists, the roof, roof membrane and roof deck, exterior wall assemblies, including weather walls and bearing walls, exterior windows and the component parts of such structural elements.

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“Subcontractor” has the meaning given in the Casino Operating and Services Agreement.

“Subject Gaming Bundle” means the Gaming Bundle designated by OLG as Gaming Bundle 8 (Niagara), being comprised of the Subject Gaming Zones.

“Subject Gaming Sites” means the Gaming Sites at which OLG is conducting and managing Casino Gaming within the Subject Gaming Zones, together with the non-gaming amenities associated therewith, other than any Charitable Gaming Site, any Lottery Retailer, any Internet Gaming Site and any warehouse, support, office or distribution facility or premises serving more than one Gaming Bundle or serving any other businesses of the Seller, in each case, within the Subject Gaming Zones and, save as otherwise expressly set out in this Agreement, a reference to Subject Gaming Sites herein means any or all of the Subject Gaming Sites as the context may require or permit.

“Subject Gaming Zones” means the Gaming Zones designated by OLG as Gaming Zone SW10 and Gaming Zone SW11, the geographic boundaries of which are described and illustrated in Schedule 1 and, save as otherwise expressly set out in this Agreement, a reference to Subject Gaming Zones herein means any or all of the Subject Gaming Zones as the context may require or permit.

“Submission Deadline” means May 31, 2018.

“Surviving RFP Obligations” means, collectively, the provisions of Section 3 of Part 3, and Sections 2.4(3), 3.8, 3.10, 3.19, 3.20 (except as modified by this Agreement), 3.21, 3.22, 4.5(1)(b), 5.2, 6.1(3) and 6.1(5), in each case, of Part 6, of the RFP.

“Target Working Capital” means zero dollars ($0.00).

“Tax” or “Taxes” means all federal, state, provincial, territorial, county, municipal, local or foreign taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, HST, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, royalties, duties, deductions, compulsory loans or similar charges in the nature of a tax, including Canada Pension Plan contributions and equivalent contributions under provincial or foreign Applicable Law, employment insurance premiums and workers compensation premiums, together with any instalments, and any interest, fines, penalties, or addition to tax imposed by any Governmental Authority, whether disputed or not.

“Tax Act” means the Income Tax Act (Canada).

“Tax Return” and “Tax Returns” have the meaning given in Section 2.28(a).

“Tenant Installation Period” means the period of time during which the NFEC Tenant is granted access to the NFEC Leased Real Property in order to complete the Tenant Installation Activities (as defined in the NFEC Lease) pursuant to section 2.4 of the NFEC Lease.

“Tendering Party” has the meaning given in Section 3.10(c).

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“Term” has the meaning given in the Casino Operating and Services Agreement.

“Termination Costs” means, without duplication,

(a)	the reasonable out-of-pocket direct costs related solely to the performance by the Service Provider of the Service Provider Pre-Closing Transition Activities, including all legal and accounting costs;

(b)

the reasonable out-of-pocket direct costs related solely to the installation of any equipment and trade fixtures of the Service Provider in the NFEC Leased Real Property in accordance with Section 2.25;

(c)	any loss of profit suffered by the Service Provider or any of its contractors, subcontractors or suppliers of any tier as a result of the termination of this Agreement;

(d)

the reasonable out-of-pocket costs incurred by the Service Provider as a result of the termination of this Agreement, including notice, termination and severance payments for employees and breakage costs for leases and contracts (as specified in such leases and contracts), in each case, that are reasonably required to be incurred by the Service Provider as a result of the termination of this Agreement; and

(e)	an amount equal to [REDACTED],

provided that the Termination Costs referred to in subsections (a), (b), (c) and (d) above shall be reduced to the extent that the Service Provider or any of its contractors, subcontractors or suppliers of any tier fails to use commercially reasonable efforts to mitigate such costs and losses, and provided further, that no account should be taken of any costs and losses of the Service Provider or any of its contractors, subcontractors or suppliers of any tier arising out of:

(i)

agreements or arrangements entered into by the Service Provider or any of its contractors, subcontractors or suppliers of any tier to the extent that such agreements or arrangements were not entered into in connection with the Service Provider’s obligations in relation to the Service Provider Pre-Closing Transition Activities (including, for certainty, any agreements or arrangements for the acquisition, development, lease or licence of any real property in connection with a proposed relocation of any or all of the Subject Gaming Sites); or

(ii)

agreements or arrangements entered into by the Service Provider or any of its contractors, subcontractors or suppliers of any tier other than in the Ordinary Course and on commercial arm’s length terms, save to the extent that such amounts would have arisen if such agreements or arrangements had been entered into in the Ordinary Course and on commercial arm’s length terms.

“TERS” has the meaning given in Section 3.10(a).

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“Third Party Contributor” has the meaning given in Section 9.3(a)(ii).

“Title Insurance Policy” means an owner’s (or tenant’s in respect of a leasehold interest) commercial title insurance policy that is issued by a national title insurance company and includes the Service Provider as a named beneficiary and that, at a minimum, includes gap coverage.

“Topco” has the meaning given in the Casino Operating and Services Agreement.

“Transactions” means the transactions contemplated by this Agreement.

“Transfer Taxes” has the meaning given in Section 3.7.

“Transition Activities” means, collectively, the Service Provider Transition Activities and the OLG Transition Activities.

“Transition Completion Date” means the date upon which all Transition Activities have been performed.

“Transition Dispute” has the meaning given in Section 18.1(a).

“Transition Period” means, collectively, the Pre-Closing Transition Period and Post-Closing Transition Period.

“Transition Plan” means the transition plan attached to this Agreement as Schedule 6.

“Transition Representatives” means, collectively, the OLG Transition Representative and the Service Provider Transition Representative.

“Transition Working Committee” has the meaning given in Section 2.15(a).

“Union” means any organization of employees formed for purposes that include the regulation of relations between employees and employers and includes a provincial, territorial, national or international union, a certified council of unions, a designated or certified employee bargaining agency, an affiliated bargaining agent, and any organization which has been declared a union pursuant to Applicable Law or which may qualify as a union.

“Vehicles” means all automobiles, trucks, trailers, cars and other motor vehicles owned or leased by the Seller or the Existing Operator and used exclusively in connection with the Subject Gaming Sites.

“Win Tax” means any and all amounts payable by OLG pursuant to Ontario Regulation 199/00, made pursuant to Section 14(1)2 of the Enabling Legislation, in respect of the operation of the Casinos.

1.2	Other Terms

Other terms may be defined elsewhere in this Agreement and, unless otherwise indicated, will have such meanings throughout this Agreement. Terms defined by reference to other agreements or instruments, including the Casino Operating and Services Agreement, have the meanings given to them therein on the Execution Date.

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1.3	Rules of Construction

Except as otherwise specifically provided in this Agreement and unless the context otherwise requires, the following rules of construction will apply to this Agreement:

(a)	the division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement;

(b)	references in this Agreement to “Articles”, “Sections”, “Exhibits” and “Schedules” refer, respectively, to Articles of, Sections of, and Exhibits and Schedules to, this Agreement;

(c)	“hereunder”, “herein”, “hereto” and “hereof”, when used in this Agreement, refer to this Agreement and not to a particular Section or clause of this Agreement;

(d)	“including” means “including, but not limited to” and “include” or “includes” means “include, without limitation” or “includes, without limitation”;

(e)	words importing the singular number only will include the plural and vice versa and words importing the use of any gender will include all genders;

(f)

references to any document, instrument or agreement, including this Agreement, (i) will include all exhibits, schedules and other attachments thereto; (ii) will include all documents, instruments or agreements issued or executed in replacement thereof; and (iii) will mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, restated, amended and restated, modified or supplemented from time to time (to the extent permitted hereunder) and in effect at the given time;

(g)	references to any Person will include such Person’s successors and assigns (in the case of the Service Provider, to the extent permitted hereunder);

(h)

any time period within which a payment is to be made or any other action is to be taken hereunder (including the calculation of any interest payable under this Agreement for any period of time) will be calculated excluding the day on which the period commences and including the day on which the period ends;

(i)

whenever any payment is required to be made, action is required to be taken or period of time is to expire on a day other than a Business Day, such payment will be made, action will be taken or period will expire on the next following Business Day;

(j)	“month” means “calendar month”;

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(k)	all sums of money that are referred to in this Agreement are expressed in lawful money of Canada;

(l)

references to “discretion” or “sole discretion” mean the absolute, sole, unqualified, subjective discretion of the Party having or exercising such discretion, and all references to “judgement” or “satisfaction” mean the absolute, sole, unqualified, subjective judgement or satisfaction of the Party having, exercising, or entitled to such judgement or satisfaction; and

(m)	the interpretation of this Agreement will not permit a revenue, Loss, recovery, receipt, payment, reserve or reimbursement to be duplicated.

1.4	Statutes

Unless otherwise indicated, all references in this Agreement to any statute include the regulations thereunder and all applicable guidelines, policies, standards, directives and bulletins made in connection therewith and that are legally binding, in each case, as amended, re-enacted, consolidated or replaced from time to time and, in the case of any such amendment, re-enactment, consolidation or replacement, reference herein to a particular provision will be read as referring to such amended, re-enacted, consolidated or replaced provision.

1.5	Accounting Principles

All accounting terms not specifically defined in this Agreement will be construed from time to time in accordance with the Accounting Principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or computation will, to the extent applicable, and except as otherwise specified in this Agreement or as otherwise agreed in writing by the Parties, be made in accordance with the Accounting Principles. OLG will provide written notice to the Service Provider within a reasonable time prior to adopting any change in its application or interpretation of the Accounting Principles that would reasonably be expected to have an effect on the Service Provider or the Service Provider’s other obligations, covenants and agreements hereunder.

1.6	Priority of Documents

In the event of any conflict or inconsistency between the provisions of any of the following documents, then, unless the Parties agree otherwise in writing, the following descending order of priority will apply to the extent of such conflict or inconsistency:

(a)	first, following Closing, the terms and conditions of the Casino Operating and Services Agreement;

(b)	next, following Closing, the terms and conditions of the Fallsview Lease;

(c)	next, the terms and conditions of this Agreement;

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(d)	next, the terms and conditions of the Assignment and Assumption Documents;

(e)	next, the OLG Policies; and

(f)	finally, the Mandatory Service Provider Operating Procedures.

1.7	No Interference with Statutory Powers and Duties and Limitations on Power and Authority

(a)

Nothing in this Agreement, including any requirement for OLG to act reasonably, or to use commercially reasonable efforts, will be interpreted as requiring OLG to act in any manner contrary to, or that interferes with, the exercise by OLG of any legislative or statutory power or duty, including any statutes and regulations of OLG, whether existing prior to, on or after the Original Execution Date.

(b)

The Service Provider acknowledges and agrees that, as between OLG and the Service Provider, OLG has the sole authority to conduct and manage lottery schemes in the Province of Ontario, including in the Subject Gaming Bundle, in accordance with paragraph 207(1)(a) of the Criminal Code and in accordance with the Gaming Control Legislation. The respective rights and obligations of the Parties hereunder will be interpreted in light of and subject to, and so as to not restrict or abrogate, OLG’s authority to conduct and manage lottery schemes in the Province of Ontario.

(c)

In addition to the other limitations on the powers and authority of the Service Provider specified in this Agreement, in performing the Service Provider Transition Activities and its other obligations, covenants and agreements hereunder, the Service Provider will have no authority to take, and will not take, any action that is in any manner inconsistent with this Agreement or Applicable Law and without limiting the generality of the foregoing:

(i)	the Service Provider will at all times take into account the requirements of paragraph 207(1)(a) of the Criminal Code;

(ii)	except:

(A)	as expressly permitted in writing by OLG;

(B)	as expressly provided herein; or

(C)

following Closing, as expressly provided in the Casino Operating and Services Agreement, the Service Provider will not enter into any agreement with any third party as agent of OLG, OGAC or of the Crown, or otherwise hold itself out as an agent acting on behalf of OLG, OGAC or of the Crown, as principal;

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(iii)

any provision of this Agreement that confers any right, power, authority, entitlement or obligation on the Service Provider will be deemed to reserve for OLG any aspect of the discharge of that right, power, authority, entitlement or obligation that constitutes in any respect OLG’s authority to conduct and manage lottery schemes in accordance with the Criminal Code, it being the mutual intention of the Parties that the rights, powers, authority, entitlements and obligations of the Service Provider under this Agreement will in no way restrict or abrogate OLG’s authority to conduct and manage lottery schemes in the Province of Ontario or result in the Service Provider conducting and managing, or being found to conduct and manage, in whole or in part, alone or together with OLG, any aspect of any lottery scheme in the Province of Ontario; and

(iv)

the Service Provider will not, without obtaining the prior written consent of OLG, which consent may be withheld or conditioned in the sole discretion of OLG, take any action that might have an adverse effect on the conduct and management by OLG of lottery schemes in the Province of Ontario.

1.8	Exclusion of Crown Liability

The Parties acknowledge and agree that the remedies, recourse and rights of the Service Provider and the other Service Provider Indemnified Persons under or in connection with this Agreement, including pursuant to Article 14, are intended by them to be, and will be, limited to the Service Provider’s and the other Service Provider Indemnified Persons’ remedies, recourse and rights as against the Seller or any successor or permitted assignee of the Seller that becomes party to or otherwise assumes the Seller’s obligations under this Agreement. In furtherance of the foregoing:

(a)

the Service Provider covenants and agrees that, notwithstanding that OLG is an agent of the Crown or that any successor or permitted assignee of OLG that becomes party to or otherwise assumes OLG’s obligations under this Agreement may be an agent of the Crown, neither the Service Provider nor any other Service Provider Indemnified Person will make any Claim or seek to enforce any remedy, recourse or right against any Provincial Entity other than OLG or OGAC or their successors or permitted assignees; and

(b)

the Service Provider, for itself and for and on behalf of the other Service Provider Indemnified Persons, hereby waives and releases all Claims, remedies, recourse and rights that the Service Provider or any other Service Provider Indemnified Person ever had, now has or may hereafter have against any Provincial Entity other than the Seller or any successor or permitted assignee of the Seller that becomes party to or otherwise assumes the Seller’s obligations under this Agreement, in each case (i) in respect of the Seller’s (or in respect of such successor’s or permitted assignee’s) obligations under or in connection with this Agreement, including pursuant to Article 14, or (ii) for any act, omission or liability of the Seller (or of any such successor or permitted assignee) or for which the Seller (or such successor or permitted assignee) is responsible, whether relating to this Agreement, the OLG Transition Activities, the Services or otherwise in accordance with this Agreement.

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1.9	Schedules

The following Schedules attached hereto are integral to and form part of this Agreement:

Schedule 1	–	Subject Gaming Zones
Schedule 2	–	Material Contracts, Breaches, etc.
Schedule 3	–	Intentionally Deleted
Schedule 4	–	Permitted Encumbrances
Schedule 5	–	Legal Description of Real Property
Schedule 6	–	Transition Plan
Schedule 7	–	Contracts
Schedule 8	–	Employment Matters
Schedule 9	–	Pension and Benefit Matters
Schedule 10	–	Equipment
Schedule 11	–	Completion Documents
Schedule 12	–	Form of Closing Estimate and Closing Statement
Schedule 13	–	Claims; Violations
Schedule 14	–	Mandatory Consents
Schedule 15	–	Inventories
Schedule 16	–	Dispute Resolution Procedure
Schedule 17	–	List of Specific Pre-Closing OLG Amounts
Schedule 18	–	Purchase Price Allocation
Schedule 19	–	Property Tax Appeals and Reassessments
Schedule 20	–	Non-Arm’s Length Transactions
Schedule 21	–	Intentionally Deleted
Schedule 22	–	Fallsview Retail Subleases
Schedule 23	–	OLG Owned Software
Schedule 24	–	NFEC Related Agreements

1.10	Amendment and Restatement

Effective as of the Execution Date, this Agreement amends and restates, in its entirety, and supersedes the Original Agreement. The Parties acknowledge and agree that this Agreement constitutes an amendment and restatement of the Original Agreement validly made under and in accordance with Section 18.7 of the Original Agreement.

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ARTICLE 2

TRANSITION

2.1	Intention of the Parties

(a)

It is the intention of the Parties that operational responsibility for the Subject Gaming Sites will be transitioned from the Existing Operator to the Service Provider in an orderly and efficient manner by Closing. The Parties have jointly determined the Day 1 Critical Transition Activities required to be completed in order to achieve the transition of operational responsibility for the Subject Gaming Sites by Closing. The provisions of this Article 2 are intended to create a framework for an interactive and cooperative approach to the achievement of the Day 1 Critical Transition Activities by Closing and the timely completion of all other Transition Activities.

(b)

Notwithstanding Section 2.1(a) or anything to the contrary contained in this Agreement, the Parties agree that: (i) in no event shall any of the Pre-Closing Transition Activities identified in Part 1 of Schedule 6 under the heading “Gaming Operations - Fallsview Owned Real Property” be deemed to be Day 1 Critical Transition Activities; and (ii) the failure to complete any such Pre-Closing Transition Activities on or prior to the date identified in Part 1 of Schedule 6 under the column titled “Time Required to Complete” shall not delay or extend Closing, the Closing Date or the Outside Date.

2.2	Pre-Closing Transition Activities

During the Pre-Closing Transition Period:

(a)	the Service Provider shall perform the Service Provider Pre-Closing Transition Activities;

(b)

OLG shall perform or cause to be performed, whether by the Existing Operator or otherwise, the OLG Pre-Closing Transition Activities and for the purposes of this Article 2, references to OLG performing the OLG Pre-Closing Transition Activities, including, all covenants, liabilities and obligations relating thereto, shall be deemed to include those OLG Pre-Closing Transition Activities that are performed by the Existing Operator or otherwise on behalf of OLG, in each case, as specified in the Transition Plan.

2.3	Post-Closing Transition Activities

During the Post-Closing Transition Period:

(a)	the Service Provider shall perform the Service Provider Post-Closing Transition Activities; and

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(b)

OLG shall perform or cause to be performed the OLG Post-Closing Transition Activities and for the purposes of this Article 2, references to OLG performing the OLG Post-Closing Transition Activities, including all covenants, liabilities and obligations relating thereto, shall be deemed to include those OLG Post-Closing Transition Activities that are performed on behalf of OLG, in each case, as specified in the Transition Plan.

2.4	Central GMS and Existing Operator Customer Loyalty Program

(a)	The Service Provider is required to:

(i)

use the Central GMS, including utilizing the Existing Operator Customer Loyalty Program as the only Customer Loyalty Program for each Subject Gaming Site, until (in all cases) the date that GMS Interface has been achieved for the applicable Subject Gaming Site;

(ii)

observe and comply with OLG’s internal control manuals, protocols and practices, copies of which have been made available to the Service Provider in the folders entitled “RFP 1617-009 - Niagara\Background Information\5.0 Operations\5.06 Operations Manuals”, “RFP 1617-009 - Niagara\Background Information\9.0 Information Technology\9.04 Niagara Bundle Specific Documents” and “RFP 1617-009 - Niagara\Background Information\8.0 Legal & Procurement\8.01.04 AGCO Registrar’s Standards for Gaming” in the Data Room as of the Data Room Cutoff Date, as same apply to the Central GMS for each Subject Gaming Site until the date that GMS Interface has been achieved for the applicable Subject Gaming Site; and

(iii)

fully implement and achieve GMS Interface for each of the Subject Gaming Sites within the Subject Gaming Bundle in accordance with the OLG Policies no later than the Site GMS Roll Out Completion Date. For greater certainty, the Service Provider is not permitted to utilize or operate any portion of the Site GMS for a Subject Gaming Site until the date that the Service Provider has achieved GMS Interface for such Subject Gaming Site.

(b)	The liabilities associated with the Existing Operator Customer Loyalty Program shall be adjusted for on Closing in accordance with Section 4.3(f)(xi).

2.5	Pre-Closing Transition Objectives

The Parties will perform, or cause to be performed, their respective Pre-Closing Transition Activities in a manner consistent with the following objectives (collectively, the “Pre-Closing Transition Objectives”):

(a)

to maintain the Subject Gaming Sites to the Closing Date as fully operational Gaming Sites while positioning the Subject Gaming Sites for operation by the Service Provider as at the Closing Date in accordance with this Agreement, the Casino Operating and Services Agreement and the OLG Policies;

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(b)	to minimize the risk of business disruption during, and at the conclusion of, the Pre-Closing Transition Period;

(c)

subject to OLG’s continuing obligation to conduct and manage the Subject Gaming Sites, to effect a seamless transition of the Subject Gaming Sites and to transition the Subject Gaming Sites from the Existing Operator operational responsibility to the Service Provider operational responsibility effective as of the Closing Date; and

(d)	to prepare for the commencement of operations at the NFEC on or following the Closing Date.

2.6	Performance of Transition Activities

Each of the Service Provider and OLG shall perform, or cause to be performed, their respective Transition Activities in accordance with the timetable set out in the Transition Plan and the sequencing and detailed implementation methodology determined by the Transition Working Committee and in such a manner so as to achieve the Pre-Closing Transition Objectives.

2.7	Standard of Care

In performing its obligations, covenants and agreements under this Article 2, each Party will exercise at least that degree of care, diligence, skill, prudence and foresight that would reasonably and ordinarily be expected from time to time from a Person who is experienced in transitioning and operating gaming facilities and attractions of size, quality and use similar to the Casinos.

2.8	Transition Expenses

Except as may otherwise be provided in this Agreement, and without limiting Section 18.19, each of OLG and the Service Provider shall be responsible for the costs and expenses relating to the performance of its respective obligations under this Article 2.

2.9	Compliance with Applicable Law

The Service Provider shall perform the Service Provider Transition Activities and OLG shall perform, or cause to be performed, the OLG Transition Activities, in each case, in compliance with Applicable Law and in a manner which will not impair or interfere with the ability of the other Party to comply with Applicable Law. In particular, on the Closing Date, or on such later date as the AGCO may permit, the Service Provider and OLG shall each be in compliance with the AGCO Standards for Gaming. Without limiting the foregoing, the Service Provider acknowledges and agrees that the express terms of this Agreement may require the Service Provider to comply with laws which may not otherwise be binding on the Service Provider.

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2.10	Access to Subject Gaming Sites Prior to Closing

Following a date determined by the Transition Working Committee, and thereafter, during the Pre-Closing Transition Period, the Service Provider Personnel shall have non-exclusive access to the Subject Gaming Sites for the purpose only of, and only as may be necessary for, the carrying out of the Service Provider Pre-Closing Transition Activities, and shall not interfere with the operation, conduct or management of the Subject Gaming Sites. Any such access shall be subject to all Applicable Law, the Real Property Leases, the CN Licence, the Parking Licence, the Kent Street Parking Licence and requirements of the Existing Operator, OLG, AGCO and other Governmental Authorities including requirements for advance notice for access and restricted or escorted access to the Subject Gaming Sites or designated areas of the Subject Gaming Sites. The Service Provider shall immediately and without delay fully repair and restore, at its sole cost and expense, in a good and workmanlike manner, any damage to the Subject Gaming Sites caused by the Service Provider Personnel. Following a date determined by the Transition Working Committee, and thereafter, during the Pre-Closing Transition Period, the Service Provider Personnel shall, subject to the confidentiality restrictions contained in Article 17, be permitted to communicate with employees of the Employee Holdco only to the extent that such communication (a) is for purposes of facilitating the Pre-Closing Transition Activities without unduly interfering with the operation of the Subject Gaming Sites by the Existing Operator, or (b) has been specifically consented to by the OLG Transition Representative. Nothing herein shall be construed to limit any of the Existing Operator’s access and other rights to any of the Subject Gaming Sites or OLG’s access and other rights under the Casino Operating and Services Agreement.

2.11	Insurance and Workplace Safety Prior to Closing

(a)

Prior to the Service Provider Personnel entering onto any Subject Gaming Site, the Service Provider shall deliver to OLG a certificate of insurance evidencing insurance coverage in compliance with the terms hereof. The Service Provider shall maintain and keep in effect or cause to be maintained and kept in effect, in each case, at the Service Provider’s sole expense, at all times during the Pre-Closing Transition Period:

(i)

a commercial general liability and property damage insurance policy having a combined liability limit of at least $25,000,000.00 per occurrence, which policy shall name the Seller, the Existing Operator, the Existing General Partner and the landlords under the applicable Real Property Leases as additional insureds and shall include cross liability and severability of interest clauses and employers liability coverage; and

(ii)	motor vehicle liability insurance in the amount of $5,000,000.00 per accident, for vehicles used by the Service Provider or Service Provider Personnel while on or at a Subject Gaming Site.

All insurance policies shall be primary and non-contributing for all claims arising from an act or omission of the Service Provider Personnel or those for whom the Service Provider is responsible in law. The insurance policies shall also provide that they may not be cancelled without at least 30 days prior written notice to OLG.

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(b)

As a condition of allowing access to a Subject Gaming Site, OLG may, in its sole discretion, require the Service Provider to provide or cause to be provided evidence acceptable to OLG that the employer of the Service Provider Personnel who are accessing the Subject Gaming Sites is registered with the Workplace Safety Insurance Board of Ontario, if such registration is required under Applicable Law, or, if such registration is not required under Applicable Law, to provide, or cause to be provided, evidence acceptable to OLG that the applicable employer of the Service Provider Personnel has worker’s compensation, disability or similar insurance in amounts and on terms and conditions acceptable to OLG, acting reasonably.

(c)

All insurers shall be reputable and financially creditworthy insurers with a financial strength rating by A.M. Best Company, Inc. of “A-” or higher and all insurance coverages set out in this Section 2.11 must be underwritten by insurers licensed to carry on insurance business in Canada.

2.12	Scope of Services Prior to Closing

(a)

Subject to Sections 2.12(b) and 2.12(c), during the Pre-Closing Transition Period, the Service Provider is not authorized under this Agreement to undertake any services or other activities at or in relation to the Subject Gaming Sites other than the Service Provider Pre-Closing Transition Activities.

(b)

OLG shall have the right, from time to time and at any time prior to Closing, by notice to the Service Provider, to request that the Service Provider perform additional duties, functions or services on such terms and conditions as may be approved by the Service Provider and OLG (including reasonable compensation therefor), each acting reasonably and having regard to the nature and purpose of the Transition Activities, in which event, such additional duties, functions or services, as the case may be, shall constitute and form part of the Service Provider Pre-Closing Transition Activities for any and all purposes of this Agreement.

(c)

The Service Provider shall have the right, from time to time and at any time prior to Closing, by notice to OLG, to request that the Service Provider perform additional duties, functions or services on such terms and conditions as may be approved by the Service Provider and OLG (including reasonable compensation therefor), each acting reasonably and having regard to the nature and purpose of the Transition Activities, in which event, such additional duties, functions or services, as the case may be, shall constitute and form part of the Service Provider Pre-Closing Transition Activities for any and all purposes of this Agreement.

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2.13	Access to Historical Gaming Data, OLG Records, OLG Personal Information and Forward-Looking Historical Non-Gaming Information and Historical Non-Gaming Information Prior to Closing

(a)

Subject to Section 2.13(c) and Section 2.13(e) and following a date determined by the Transition Working Committee, and thereafter, during the Pre-Closing Transition Period (except for the Forward-Looking Historical Non-Gaming Information which may be used after the Closing for the purposes of compliance with Section 3.3(f) hereof and except for the Historical Non-Gaming Information in respect of which the Service Provider shall become the custodian from and after Closing and which may be used by the Service Provider only to the extent necessary in order to access and use the Forward-Looking Historical Non-Gaming Information and the Historical Gaming Data as permitted or required by this Agreement or the Casino Operating and Services Agreement), the Service Provider (and those Persons to whom the Service Provider is permitted to provide Casino Data and other Confidential Information pursuant to the Casino Operating and Services Agreement) shall be granted non-exclusive access to and/or be given copies of the following to the extent in the possession or control of the Seller:

(i)	the Background Information, including the Historical Gaming Data;

(ii)	Equipment maintenance logs, Equipment and property systems operating manuals, guides, warranties and guarantees relating to the Subject Gaming Sites;

(iii)	the Forward-Looking Historical Non-Gaming Information; and

(iv)	the Historical Non-Gaming Information,

in each case, to the extent determined necessary by the Transition Working Committee for the Service Provider to prepare for the performance of the Services under the Casino Operating and Services Agreement from and after Closing (in respect of (i) and (ii) above), to comply with Section 3.3(f) of this Agreement (in respect of (iii) above) and as necessary to access and use Forward-Looking Historical Non-Gaming Information and Historical Gaming Data as permitted by this Agreement and the Casino Operating and Services Agreement (in respect of (iv) above).

(b)

Without limiting Section 17.2, the Service Provider agrees that it shall not use or permit to be used any of the information or documents which it is given access to or copies of pursuant to Section 2.13(a) for any purpose other than in connection with the preparation for the performance of the Services under the Casino Operating and Services Agreement (in respect of (i) and (ii) in Section 2.13(a)), to comply with Section 3.3(f) of this Agreement (in respect of (iii) in Section 2.13(a)) and as necessary to access and use Forward-Looking Historical Non-Gaming Information and Historical Gaming Data as permitted by this Agreement and the Casino Operating and Services Agreement (in respect of (iv) in Section 2.13(a)). For greater certainty, (A) all such

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information or documents shall constitute Confidential Information of OLG and shall be subject to the provisions of Article 17; and (B) if and to the extent that the Service Provider wishes to use the Forward-Looking Historical Non-Gaming Information for any purpose other than for the purposes of compliance with Section 3.3(f) of this Agreement, the Service Provider shall obtain all consents and other authorizations required by Applicable Law in connection with such use.

(c)

Prior to the Service Provider being granted access to Historical Gaming Data, OLG Records, OLG Personal Information, the Forward-Looking Historical Non-Gaming Information and/or the Historical Non-Gaming Information, the Service Provider shall deliver to OLG:

(i)

An insurance policy evidencing that the Service Provider has obtained privacy liability and network security insurance (cyber insurance), on a claims made basis, covering the type and risk characteristics of each Subject Gaming Site in an amount of at least $15,000,000 per claim and otherwise meeting the requirements of the Casino Operating and Services Agreement. Such insurance policy shall be:

(A)	primary and non-contributing for all claims arising from an act or omission of the Service Provider Personnel or those for whom the Service Provider is responsible in law;

(B)	provide that it may not be cancelled without at least 30 days prior written notice to OLG; and

(C)

issued by reputable and financially creditworthy insurers with a financial strength rating by A.M. Best Company, Inc. of “A-” or higher and underwritten by insurers licensed to carry on insurance business in Canada.

(ii)	Evidence satisfactory to OLG, acting reasonably, that the Service Provider is complying with Section 17.6(a)(v) hereof.

(d)

The Service Provider shall, at its sole expense, maintain and keep the insurance coverages required by Section 2.13(c)(i) in effect at all times after the Service Provider has been granted access to any Historical Gaming Data, OLG Records, OLG Personal Information, the Forward-Looking Historical Non-Gaming Information and/or the Historical Non-Gaming Information.

(e)	For greater certainty, OLG shall own and retain ownership of the Historical Gaming Data, the Forward-Looking Historical Non-Gaming Information and the Historical Non-Gaming Information.

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2.14	Transition Representatives

OLG will designate a representative of OLG (the “OLG Transition Representative”) having a position or level of seniority within OLG equivalent to, or more senior than, Director, and the Service Provider will designate a representative of the Service Provider (the “Service Provider Transition Representative”) having a position or level of seniority within the Service Provider equivalent to, or more senior than, General Manager, and, together with the OLG Transition Representative (the “Transition Representatives”) in each case to serve as the primary contact with the other Transition Representative for the coordination and administration of all matters related to the Transition Activities. Each of OLG and the Service Provider may from time to time designate a replacement Transition Representative upon written notice to the other Party, provided that any such replacement possesses appropriate skills, expertise and familiarity with the Transition Activities and the Parties’ obligations hereunder. Each of OLG and the Service Provider will, by written notice to the other Party provided on or prior to the commencement of the Transition Period, identify the individual who will be the initial Transition Representative for such Party. Without limiting any other provision of this Agreement, each Transition Representative will cooperate in good faith to be available upon the reasonable request from time to time of the other Transition Representative to review and discuss the performance of the Transition Activities and other issues and matters relating to the Transition Activities.

2.15	Transition Working Committee

(a)

During the Transition Period, OLG and the Service Provider will establish and maintain a committee (the “Transition Working Committee”) comprised of the Transition Representatives and one or more management representatives of OLG and of the Service Provider, in each case, having skills, expertise and familiarity in respect of the various Transition Activities to (i) facilitate and coordinate among the members of the Transition Working Committee and the Transition Representatives; (ii) work to achieve the Pre-Closing Transition Objectives; (iii) monitor and oversee the detailed implementation methodology of the Transition Plan, including in connection with appropriate changes approved by the Transition Representatives pursuant to Section 2.15(f) but specifically excluding the Transition Activities relating to the Central GMS and Site GMS, which shall be dealt with by the Operations Committee under the Casino Operating and Services Agreement; (iv) work to achieve an effective communication strategy for Employees; and (v) develop an approach to maximize the retention of non-union Employees by the Employee Holdco and, if required, develop strategies to address higher than expected employee attrition rates at the Employee Holdco, provided that such strategies will not require the Service Provider, the Seller, the Existing Operator or the Employee Holdco to incur any additional material obligations or Liabilities not otherwise provided for under this Agreement. Each of OLG and the Service Provider may from time to time replace any of its members on the Transition Working Committee, provided that any replacement possesses the appropriate skills, expertise and familiarity with the applicable Transition Activities. The Transition Working Committee may from time to time establish sub-committees of the Transition Working Committee, having substantially the same procedures and

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terms of reference as set forth in this Section 2.15 in respect of the Transition Working Committee, and OLG and the Service Provider will cause their appropriate Transition Representatives to participate in same. It is acknowledged and agreed by the Service Provider that one or more sub-committees of the Transition Working Committee may include representatives of the Existing Operator, as determined by OLG in its sole discretion.

(b)

The Transition Working Committee will review and discuss the performance, timing and sequencing of the Transition Activities, having regard to the intention of the Parties set out in Section 2.1. The agenda for each meeting of the Transition Working Committee will include a status report from the Transition Representatives. Each member of the Transition Working Committee will report on or raise any issues within his or her area of expertise that may be discussed by the Transition Working Committee.

(c)	The Transition Working Committee will work cooperatively to establish project management tools and techniques for reporting on the status of the implementation of the Transition Plan.

(d)

The Transition Working Committee will meet at least once every week during the Pre-Closing Transition Period, or with such other frequency as may be otherwise agreed between the Parties and thereafter, will meet with such frequency as the Transition Working Committee shall determine; provided, however, that either OLG or the Service Provider will have the right, acting reasonably, to require more frequent meetings of the Transition Working Committee during the Pre-Closing Transition Period. The OLG Transition Representative will act as chair of all meetings of the Transition Working Committee (or, failing him or her, the most senior representative of OLG in attendance at such meeting) and such chair will be responsible for (i) scheduling meetings of such committee in consultation with the Service Provider Transition Representative; (ii) setting the agenda for each meeting in consultation with the Service Provider; and (iii) directing the meetings.

(e)

Meetings of the Transition Working Committee will take place in person, by teleconference or by similar means of communication and OLG and the Service Provider will make available their respective representatives, and any other subject-matter experts reasonably requested by the other Party, to attend or participate in the meetings scheduled in accordance with this Section 2.15. Each of OLG and the Service Provider will use commercially reasonable efforts to ensure that all of its members of the Transition Working Committee participate in every meeting scheduled in accordance with this Section 2.15 or, if a member is not able to participate, will use commercially reasonable efforts to provide an appropriate replacement. The Transition Working Committee will maintain written minutes of each meeting of the Transition Working Committee, which minutes will include a record of all action items discussed in such meeting relating to the performance, timing or sequencing of the Transition Activities, including the progress of all actions taken or to be taken following each meeting. OLG and the Service Provider will use commercially reasonable efforts to address and resolve all action items raised and recorded in the minutes in a timely fashion.

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(f)

Subject to Section 2.15(g), any unanimous decision of the Transition Representatives shall be final and binding on the Parties. If the Transition Representatives are unable to reach a unanimous decision, either Party may refer the matter for resolution in accordance with Section 18.1.

(g)

The following decisions or approvals of the Transition Working Committee shall be recorded by the giving of notice by the OLG Transition Representative of such decision or approval to each of the Parties in the manner required by Section 18.2:

(i)	the date after which the Service Provider is permitted access to the Subject Gaming Sites (Section 2.10);

(ii)	the date after which the Service Provider is permitted access to the Historical Gaming Data (Section 2.13(a));

(iii)	approval of the Post-Closing OLG Policies Transition Plan (Section 2.19(b)); and

(iv)	any extension of the time period for completion of the Day 1 Critical Transition Activities (Section 2.21(a), 2.22(b)(i)).

(h)

Notwithstanding anything to the contrary contained in this Agreement, the Transition Representatives and the Transition Working Committee shall not have authority to make decisions with respect to or approve:

(i)	any amendment to or waiver of any provision of this Agreement (which, for certainty, would be governed by Section 18.7);

(ii)	any change that may reasonably be expected to affect the achievement of the Day 1 Critical Transition Activities by Closing (which, for certainty, would be governed by Section 18.7);

(iii)	any matter with respect to which OLG or the Service Provider has a right of consent or approval or in respect of which OLG may exercise discretion pursuant to this Article 2;

(iv)	any matter not directly related to the Transition Activities; or

(v)	any matter relating to the Central GMS and Site GMS, which shall be dealt with by the Operations Committee under the Casino Operating and Services Agreement.

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2.16	Transition Reports

(a)

The Service Provider shall provide transition related reports in accordance with the schedule and frequency determined by the Transition Working Committee. In addition, the Service Provider shall provide such additional reports as OLG or its Transition Representative may reasonably request regarding the performance of the Service Provider Transition Activities and the then current status with respect to the timetable, in each case, as set forth in the Transition Plan. In any event, the Service Provider shall provide regular disclosure to OLG and the Transition Working Committee regarding the feasibility and achievement of the timetable set out in the Transition Plan.

(b)

Promptly upon the Service Provider or the Service Provider Transition Representative receiving any information indicating that the Service Provider or OLG will not be able to perform any of the Transition Activities or meet the timetable set out in the Transition Plan, the Service Provider shall notify OLG and its Transition Representative in writing of such delays and shall work with the OLG Transition Representative to identify and implement specific measures to address such delays and mitigate the risks associated therewith, and in the case of the Day 1 Critical Transition Activities, alternative work-around plans or other means of achieving the Day 1 Critical Transition Activities.

(c)

Promptly upon OLG or the OLG Transition Representative receiving any information indicating that OLG or the Service Provider will not be able to perform any of the Transition Activities or meet the timetable set out in the Transition Plan, OLG shall notify the Service Provider and its Transition Representative in writing of such delays and shall work with the Service Provider to identify and implement specific measures to address such delays and mitigate the risks associated therewith, and in the case of the Day 1 Critical Transition Activities, alternative work-around plans or other means of achieving the Day 1 Critical Transition Activities.

2.17	First Annual Business Plan

No later than 180 days prior to Closing, OLG shall advise the Service Provider in writing as to the information and analysis reasonably required by OLG for the purpose of preparing an Annual Business Plan for the first Operating Year. Within 30 Business Days thereafter, the Service Provider will deliver to OLG an Annual Business Plan for the first Operating Year setting out the elements of an Annual Business Plan required by Schedule 16.01(1) of the OLG Policies and incorporating the business plan (including the site development plan) submitted by the Service Provider in response to the RFP in respect of the first Bid Operating Year (adjusted to reflect if the first Operating Year is more or less than a 365 day period) and such additional information and analysis as may have been reasonably required by OLG (the “First Annual Business Plan”), for approval by OLG in accordance with the Casino Operating and Services Agreement and the OLG Policies. Once approved by OLG, the First Annual Business Plan shall be the Approved Annual Business Plan for the first Operating Year.

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In the event that OLG requires any additional information, clarifications or amendments in respect of the First Annual Business Plan, OLG may require that the Service Provider submit the additional information, clarifications and amendments requested by OLG within 10 Business Days of any such request, and OLG shall review and respond to the additional information, clarifications and amendments submitted by the Service Provider within 10 Business Days after its receipt of same. In the event that further information, clarifications and amendments are required by OLG, the process outlined herein in respect of additional information, clarifications or amendments shall be repeated until OLG has finally and fully approved the First Annual Business Plan. Notwithstanding, the foregoing, if OLG does not approve the First Annual Business Plan in accordance with the OLG Policies within 10 Business Days following receipt of such plan or any additional information, clarifications or amendments, either Party may refer the matter to the Dispute Resolution Procedure.

2.18	Mandatory Service Provider Operating Procedures

The Service Provider is required, no later than 120 days prior to Closing, to develop and provide to OLG for approval in accordance with this Section 2.18 proposed comprehensive and written policies and procedures with respect to each of the matters listed or described as a Mandatory Service Provider Operating Procedure in the OLG Policies, all of which proposed policies and procedures, and all proposed amendments thereto from time to time, are required to be:

(a)	in compliance with this Agreement, the Casino Operating and Services Agreement, Applicable Law and the OLG Policies;

(b)	not inconsistent with the provisions of this Agreement, the Casino Operating and Services Agreement and the OLG Policies;

(c)

developed based on the SP Group’s industry knowledge and experience operating, or providing services to, other gaming facilities and entertainment, hospitality and other non-gaming services, facilities and amenities, as applicable, all with a view to promoting the reputation and goodwill of the Service Provider, OLG and the Casinos; and

(d)	subject to the prior written approval of OLG, which approval will not be unreasonably withheld.

All such policies and procedures, and all amendments thereto, that are approved in writing by OLG pursuant to this Section 2.18 are referred to collectively as the “Mandatory Service Provider Operating Procedures”. OLG will review all proposed Mandatory Service Provider Operating Procedures submitted to it pursuant to this Section 2.18 within 30 days following its receipt thereof, and OLG will notify the Service Provider in writing if the Mandatory Service Provider Operating Procedures have been approved, partially approved and/or the reasons for any non-approval. In the event that any such proposed Mandatory Service Provider Operating Procedures are not approved by OLG, the Service Provider will make any necessary changes and will, within 10 Business Days following the date of the foregoing notice of non-approval from OLG (or such longer period as may be agreed between OLG and the Service Provider), re-submit such revised Mandatory Service Provider Operating Procedures for review and approval by OLG in accordance with this Section 2.18.

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The foregoing process will be repeated as many times as necessary until all such proposed Mandatory Service Provider Operating Procedures are approved by OLG on or before Closing.

2.19	Post-Closing OLG Policies Transition Plan

(a)

The Service Provider acknowledges and agrees that, subject to the provisions of this Section 2.19, the Service Provider is required to comply with the OLG Policies (including the development of the Standard Service Provider Operating Procedures in accordance with Section 7.02 of the Casino Operating and Services Agreement) effective from and after Closing pursuant to the Casino Operating and Services Agreement. If the Service Provider determines that, as at Closing, it will not be able to: (A) comply with all or certain of those OLG Policies that have not been identified by OLG as Day 1 Critical Transition Activities and that are not a requirement of Applicable Law (the “Post-Closing OLG Policies”), and/or (B) develop and deliver the Standard Service Provider Operating Procedures in accordance with Section 7.02 of the Casino Operating and Services Agreement, then the Service Provider may deliver a plan (the “Post-Closing OLG Policies Transition Plan”) to OLG pursuant to Section 2.19(b). The Post-Closing OLG Policies Transition Plan shall be a plan setting forth the high-level critical path milestones and timetable for bringing the Service Provider into compliance with each Post-Closing OLG Policy and/or delivering each Standard Service Provider Operating Procedure, as applicable, provided that (X) the Service Provider shall use commercially reasonable efforts to bring itself into compliance with the Post-Closing OLG Policies and deliver the applicable Standard Service Provider Operating Procedures as soon as possible after Closing; and (Y) the Service Provider must be in compliance with all Post-Closing OLG Policies and have delivered all Standard Service Provider Operating Procedures within 1 year of the Closing Date.

(b)

If the Service Provider desires to implement a Post-Closing OLG Policies Transition Plan, it shall deliver a draft of the plan required by Section 2.19(c) no later than 90 days prior to Closing to the Transition Working Committee for its review and approval. The Transition Working Committee shall advise the Service Provider not less than 30 days prior to Closing of any changes that the Transition Working Committee requires to the Post-Closing OLG Policies Transition Plan and the Post-Closing OLG Policies Transition Plan shall be deemed to be amended to incorporate such changes.

(c)

The Service Provider covenants and agrees to achieve compliance with each Post-Closing OLG Policy and/or deliver each Standard Service Provider Operating Procedure, as applicable, in accordance with the timetable set forth in the approved Post-Closing OLG Policies Transition Plan.

(d)

Within 30 days following the Closing Date, the Service Provider shall submit to OLG a detailed implementation schedule describing how the Service Provider will meet each critical path milestone and how it will achieve compliance with each Post-Closing OLG Policy and/or deliver each Standard Service Provider Operating Procedure, as applicable, within the timetable set forth in the approved Post-Closing OLG Policies Transition Plan.

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2.20	Failure by Service Provider to Perform Service Provider Pre-Closing Transition Activities

If the Service Provider is unable to perform or fails to perform any Service Provider Pre-Closing Transition Activities in accordance with the timetable set out in the Transition Plan or any other requirements of this Article 2 in any material way (a “Service Provider Transition Default”) for reasons other than a No Fault Delay, without limiting any other rights or remedies of OLG, OLG shall have the right, in its sole discretion:

(a)

to direct the Service Provider to accelerate the performance of the Service Provider Pre-Closing Transition Activities to bring the progress of such activities back on schedule in accordance with the Transition Plan, and the Service Provider will comply with any such direction; or

(b)

if the delay has not been cured within 10 Business Days following notice from OLG (or if such delay cannot reasonably be cured within such 10 Business Day period, the Service Provider has not taken or is not continuing to take all reasonable steps to cure the delay as soon as reasonably practicable thereafter following notice from OLG), without any obligation to do so, to cure or attempt to cure the delay, with all costs and expenses reasonably incurred by OLG in curing or attempting to cure the delay payable by the Service Provider to OLG on demand, and without limiting the foregoing, in order to fund the costs and expenses of curing or attempting to cure the delay, OLG may draw on any of the Closing Letters of Credit.

2.21	No Fault Delay

If the Service Provider fails to perform any Service Provider Pre-Closing Transition Activities by reason of a No Fault Delay, subject to OLG’s rights under Section 2.22, and provided that Closing shall not occur later than the Outside Date:

(a)

the time period for completion of such Day 1 Critical Transition Activities and, if necessary to accommodate such delay, the Closing Date, shall be automatically extended for the period of delay, as such period of delay and impact to the Closing Date is determined by the Transition Working Committee pursuant to Section 2.15(f); and

(b)

if the failure of the Service Provider to perform any Service Provider Pre-Closing Transition Activities is a result of the default of OLG (including the failure of OLG to perform the OLG Pre-Closing Transition Activities in a timely manner) other than where the default is attributable to the failure of the Service Provider to perform the Service Provider Pre-Closing Transition Activities in a timely manner, the Service Provider may require OLG to reimburse the Service Provider for any additional costs reasonably incurred by the Service Provider in respect of the Transition Activities as a result of such No Fault Delay, provided the Service Provider uses commercially reasonable efforts to minimize such costs.

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2.22	Suspension of Transition Activities

(a)

Subject to Section 2.22(b)(ii), at any time and from time to time during the Pre-Closing Transition Period, OLG shall have the right to cease, suspend or delay all or any part of the Pre-Closing Transition Activities if (i) any part of the Pre-Closing Transition Activities contravenes Applicable Law, (ii) OLG reasonably determines that same poses a material risk or material hazard to OLG’s business interests or the operations of the Subject Gaming Sites, or (iii) the Service Provider fails to perform any Service Provider Pre-Closing Transition Activities for any reason other than a No Fault Delay.

(b)	If OLG suspends all or any part of the Day 1 Critical Transition Activities pursuant to Section 2.22(a):

(i)

the time period for completion of such Day 1 Critical Transition Activities and, if necessary to accommodate such delay, the Closing Date, shall be automatically extended for the period of delay, as such period of delay and impact to the Closing Date is determined by the Transition Working Committee pursuant to Section 2.15(f), provided that Closing shall not occur later than the Outside Date; and

(ii)

the Service Provider may require OLG to reimburse the Service Provider for any additional costs reasonably incurred by the Service Provider as a result of such suspension, provided the Service Provider uses commercially reasonable efforts to minimize such costs. Notwithstanding the foregoing, if such cessation, suspension or delay was initiated by OLG as a result of delays, risks or hazards created by the Service Provider’s failure to perform any Service Provider Pre-Closing Transition Activities for any reason other than a No Fault Delay, including any contravention by the Service Provider of Applicable Law, then the Service Provider shall not be entitled to recover any such additional costs.

2.23	Failure to Perform Service Provider Post-Closing Transition Activities

In addition to any other rights or remedies of OLG, the provisions of Article 18 of the Casino Operating and Services Agreement shall apply to any failure by the Service Provider to perform any of the Service Provider Post-Closing Transition Activities, unless such failure to perform any of the Service Provider Post-Closing Transition Activities is as a result of a No Fault Delay.

2.24	Pre-Closing Claims and Existing Litigation

(a)

From and after the Closing, as part of the Service Provider Post-Closing Transition Activities, upon the reasonable request by OLG from time to time, the Service Provider will cooperate with OLG and the Existing Operator in connection with the

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investigation, defence, settlement or resolution of any Claim against OLG or the Existing Operator relating to the Subject Gaming Sites or the Purchased Assets arising on or before or relating to the period prior to the Closing Date. Without limiting the generality of the foregoing, the Service Provider will make available to OLG and the Existing Operator (i) those Employees who have knowledge relevant to any such Claim, and (ii) the books and records, to the extent relevant to any such Claim.

(b)	From and after the Closing, the Service Provider shall cause the Employee Holdco [REDACTED]

2.25	NFEC Tenant Installation Period and Fixturing Period

(a)

The Service Provider will be entitled to non-exclusive access to the NFEC Leased Real Property during each of the Tenant Installation Period and the Fixturing Period (i) for purposes of installing, at the Service Provider’s expense, any equipment and trade fixtures of the Service Provider, including any signage or branding, that are required by the Service Provider to carry on the Permitted Use in the NFEC Leased Real Property, and (ii) to undertake such other activities as may be permitted under the NFEC Lease during such periods, with any such installation or undertaking, as the case may be, subject to OLG’s prior written consent (which consent may be withheld in OLG’s sole discretion). The Service Provider shall not interfere with, or cause any delays in, the completion of construction of the building or any other improvements located on the NFEC Leased Real Property. All access by the Service Provider pursuant to this Section 2.25 shall be subject to all Applicable Law, the NFEC Lease and requirements of the NFEC Landlord, OLG, AGCO and other Governmental Authorities, including requirements for advance notice for access and restricted or escorted access to the NFEC Leased Real Property or designated areas of the NFEC Leased Real Property. The Transition Working Committee will be responsible for facilitating and coordinating the exercise by the Service Provider of its rights under this Section 2.25 during each of the Tenant Installation Period and the Fixturing Period.

(b)

During each of the Tenant Installation Period and the Fixturing Period, the Service Provider shall not be obligated to pay Rent (as such term is defined in the NFEC Lease), but the Service Provider shall be subject to all of the other terms and conditions of the NFEC Lease applicable to the NFEC Tenant in respect of any of the Tenant Installation Activities under and as defined in the NFEC Lease (regardless of whether such Tenant Installation Activities are carried out or performed by the Service Provider or another Person acting for or on behalf of the Service Provider, in each case whether on-site or off-site), including the obligation to maintain insurance. The Service Provider shall immediately and without delay fully repair and restore, at its sole cost and expense, in a good and workmanlike manner, any damage to the NFEC Leased Real Property caused by the Service Provider Personnel.

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(c)

All costs and expenses incurred by the Service Provider pursuant to this Section 2.25, including all costs and expenses relating to the purchase and installation of any equipment and trade fixtures of the Service Provider, will be the sole responsibility of the Service Provider. In the event that the Service Provider fails to pay any of such costs and expenses, in whole or in part, and OLG becomes responsible therefor, then without limiting OLG’s other rights under this Agreement, OLG may draw on any of the Closing Letters of Credit in order to fund such costs and expenses.

2.26	Pre-Term Financial Statements

(a)

Subject to Section 2.26(b), as part of the Service Provider Post-Closing Transition Activities, the Service Provider shall cooperate with OLG in causing to be prepared audited financial statements in respect of the Complex (other than the NFEC) as at and for the period ended immediately prior to the Closing Date, such financial statements to consist of a statement of financial position, a statement of comprehensive income and expenses, a statement of cash flows and a statement of changes in equity, in each case, for the period then ended, and to be accompanied by a report thereon by the existing auditors for the Casino Complex, KPMG LLP, (the “Existing Auditors”) and a management letter prepared by the Existing Auditors outlining any internal control deficiencies and any performance improvement opportunities identified by the Existing Auditors, together with the notes and schedules thereto (collectively, the “Audited Pre-Term Financial Statements”). The Audited Pre-Term Financial Statements shall be prepared by Employees who were familiar with the operation of the Complex by the Existing Operator prior to the Closing and who have knowledge of relevant matters (“Knowledgeable Employees”), and in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the audited financial statements for the Complex prior to the Closing. In furtherance of the foregoing, subject to Section 2.26(b), the Service Provider shall ensure that the Existing Auditors have such reasonable access to relevant information, documentation and records (to the extent in the possession or control of the Service Provider or the Employee Holdco following the Closing), systems, facilities and Knowledgeable Employees as the Existing Auditors may determine, in their professional judgement, to be appropriate, including for the purpose of the preparation and execution of necessary management representation letters by such Knowledgeable Employees. The Service Provider shall cause the Audited Pre-Term Financial Statements to be delivered to OLG within 45 Business Days following the Closing.

(b)

The Seller shall make available to the Service Provider and the Employee Holdco such information, documentation and records as may reasonably be required in connection with the preparation of the Audited Pre-Term Financial Statements.

(c)

The Service Provider acknowledges that OLG may provide the Existing Operator the opportunity to review the Audited Pre-Term Financial Statements, and the Service Provider shall, and shall cause the Employee Holdco (including the Knowledgeable Employees) to, cooperate with OLG in connection therewith. If the Existing Operator objects to any of the Audited Pre-Term Financial Statements within 10 days after delivery thereof to OLG by the Service Provider, then the Service Provider shall, and

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shall cause the Employee Holdco (including the Knowledgeable Employees) to, cooperate with OLG in connection with OLG’s efforts to resolve the matters in dispute, including by giving OLG and its authorized representatives reasonable access to relevant information, documentation, records, systems, facilities and the Knowledgeable Employees who have knowledge regarding the matters in dispute based on their previous engagement by the Existing Operator.

(d)

The direct out-of-pocket costs and expenses reasonably incurred by the Service Provider and the Employee Holdco in connection with the performance of the Service Provider’s obligations under this Section 2.26 shall be the responsibility of OLG and OLG shall promptly reimburse the Service Provider and the Employee Holdco therefor following receipt of a written notice, together with reasonable substantiating documentation, identifying such costs and expenses.

(e)

OLG shall engage the Existing Auditors for purposes of the audit engagement contemplated by this Section 2.26, and OLG shall be responsible for and shall pay the costs and expenses of the Existing Auditors in connection therewith.

2.27	Employee Holdco Pre-Term Financial Statements

(a)

As part of the Service Provider Post-Closing Transition Activities, the Service Provider shall cause to be prepared audited financial statements in respect of the Employee Holdco as at and for the period ended immediately prior to the Closing Date, such financial statements to consist of a statement of financial position and a statement of cash flows, in each case, for the period then ended, and to be accompanied by a report thereon by the Existing Auditors and a management letter prepared by the Existing Auditors outlining any internal control deficiencies and any performance improvement opportunities identified by the Existing Auditors, together with the notes and schedules thereto (collectively, the “Audited EH Pre-Term Financial Statements”). The Audited EH Pre-Term Financial Statements shall be prepared by the Employee Holdco in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the audited financial statements for the Employee Holdco prior to the Closing. The Service Provider shall cause the Audited EH Pre-Term Financial Statements to be delivered to OLG within 45 Business Days following the Closing.

(b)

The Service Provider acknowledges that OLG may provide the Existing Operator the opportunity to review the Audited EH Pre-Term Financial Statements. In connection therewith, the Service Provider shall provide written consent to the Existing Auditors, in the standard form required by the Existing Auditors to comply with their professional standards, including section 303 of the CPA Ontario Code of Professional Conduct, to enable the Existing Auditors to permit the Existing Operator and its authorized representatives to examine all working papers, schedules and other documentation used or prepared by the Existing Auditors in connection with the preparation of the Audited EH Pre-Term Financial Statements. If the Existing Operator objects to any of the

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Audited EH Pre-Term Financial Statements within 10 days after delivery thereof to OLG by the Service Provider, then the Service Provider shall, and shall cause the Employee Holdco to, cooperate with OLG in connection with OLG’s efforts to resolve the matters in dispute, including by giving OLG and its authorized representatives reasonable access to relevant information, documentation, records, systems, facilities and Employees who have knowledge regarding the matters in dispute based on their previous engagement by the Existing Operator.

(c)

The Service Provider shall, or shall cause the Employee Holdco to, engage the Existing Auditors for purposes of the audit engagement contemplated by this Section 2.27, and the Service Provider shall be responsible for and shall pay the costs and expenses of the Existing Auditors in connection therewith.

2.28	Tax Returns

(a)

As part of the Service Provider Post-Closing Transition Activities, the Service Provider shall cause to be prepared all non-resident tax withholding returns and HST returns required to be filed with any Governmental Authority pursuant to the Tax Act, the Excise Tax Act (Canada) or other relevant federal or provincial legislation in respect of the operation of the Complex (other than the NFEC) for all taxable periods ending on or before the Closing Date and not filed prior to or on the Closing Date (each, a “Tax Return” and collectively, the “Tax Returns”). The Seller shall make available to the Service Provider such information, documents and records as may reasonably be required in connection with the preparation of the Tax Returns. In addition, the Seller shall ensure that the Service Provider and its designated personnel are properly authorized with the applicable Governmental Authorities to perform the obligations under this Section 2.28 on the Seller’s behalf, and the Seller shall provide evidence thereof to the Service Provider. Prior to filing any Tax Return with the relevant Governmental Authority, the Service Provider shall provide a substantially final draft of such Tax Return to the Seller no later than 10 Business Days prior to the date on which such Tax Return is required to be timely filed. Five Business Days thereafter, the Service Provider shall file such Tax Return with the relevant Governmental Authority as required by Applicable Law. The Service Provider shall provide evidence of such filing to the Seller.

(b)

The Parties acknowledge that the Seller shall be responsible for paying or remitting directly to the relevant Governmental Authority the aggregate amount of Taxes payable by the Seller pursuant to each Tax Return on or prior to the date such payment is required to be made pursuant to Applicable Law.

(c)

The direct out-of-pocket costs and expenses reasonably incurred by the Service Provider in connection with the performance of its obligations under this Section 2.28 shall be the responsibility of OLG and OLG shall promptly reimburse the Service Provider therefor following receipt of a written notice, together with reasonable substantiating documentation, identifying such costs and expenses.

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2.29	Books and Records

(a)

As part of the Service Provider Post-Closing Transition Activities, upon reasonable advance written notice, the Service Provider shall, and the Service Provider shall cause the Employee Holdco to, cooperate with OLG to facilitate reasonable access by the Existing Operator to the books and records of the Employee Holdco and the books and records relating to the business, assets, liabilities and operations of the Complex (or copies thereof), in each case, (i) in respect of the period prior to Closing and (ii) to the extent such books and records are in the possession or control of the Employee Holdco or the Service Provider.

(b)

The direct out-of-pocket costs and expenses reasonably incurred by the Service Provider and the Employee Holdco in connection with the performance of their respective obligations under this Section 2.29 shall be the responsibility of OLG and OLG shall promptly reimburse the Service Provider therefor following receipt of a written notice, together with reasonable substantiating documentation, identifying such costs and expenses.

2.30	OLG Access to and Destruction of Historical Non-Gaming Information and Forward-Looking Historical Non-Gaming Information

(a)

OLG shall be responsible for the destruction and/or deletion of the Historical Non-Gaming Information and Forward-Looking Historical Non-Gaming Information in the custody of the Service Provider as may be required pursuant to the OLG Policies relating to records retention and/or applicable Privacy Law. At OLG’s request from time to time, the Service Provider shall cause the destruction and/or deletion of the Historical Non-Gaming Information and the Forward-Looking Historical Non-Gaming Information in the manner and to the extent instructed by OLG.

(b)

OLG shall be entitled at any time or times to access and use Historical Non-Gaming Information and Forward-Looking Historical Non-Gaming Information in the custody of the Service Provider and to cause any or all of such information to be destroyed and/or deleted or to take custody thereof and store same in or at an OLG premises or elsewhere, in OLG’s sole discretion.

(c)

The Service Provider shall act in accordance with OLG’s instructions and reasonably cooperate with OLG (including by making appropriate employees and personnel reasonably available) and provide reasonable access to OLG and its representatives to such information, systems and equipment as reasonably required by OLG in connection with the performance of its obligations or requests under Section 2.30(a) or its entitlements under Section 2.30(b).

(d)

The direct out-of-pocket costs and expenses reasonably incurred by the Service Provider in connection with the performance of its obligations under Sections 2.30(a) and 2.30(c) shall be the responsibility of OLG and OLG shall promptly reimburse the Service Provider therefor following receipt of a written notice, together with reasonable substantiating documentation, identifying such costs and expenses.

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2.31	OLG Access to and Destruction of Historical Gaming Data

(a) OLG shall be entitled at any time and from time to time to access and use Historical Gaming Data in the custody of the Service Provider and to cause any or all of such Historical Gaming Data to be destroyed and/or deleted or to take custody thereof and store same in or at an OLG premises or elsewhere, in OLG’s sole discretion. OLG’s rights under this Section 2.31 shall:

(i)	be in addition to, and shall not limit, any of OLG’s rights relating to the Historical Gaming Data under the Casino Operating and Services Agreement or the OLG Policies;

(ii)	not limit any of the Service Provider’s rights or licence in respect of the Historical Gaming Data pursuant to Section 13.04 of the Casino Operating and Services Agreement; and

(iii)

not limit any of the Service Provider’s obligations in respect of the Historical Gaming Data under the Casino Operating and Services Agreement or the OLG Policies (including the OLG Policies relating to records retention and/or applicable Privacy Law) except to the extent that any instructions provided by OLG pursuant to this Section 2.31 are inconsistent with or different than such obligations of the Service Provider, in which case OLG’s instructions pursuant to this Section 2.31 shall prevail.

In exercising its rights under this Section 2.31, OLG shall take into account the Service Provider’s reasonable business requirements relating to the Historical Gaming Data.

(b) To the extent that any Historical Gaming Data is in the custody of the Service Provider from time to time, at OLG’s request from time to time, the Service Provider shall (i) deliver such Historical Gaming Data into OLG’s custody, or (ii) cause the destruction and/or deletion of such Historical Gaming Data, in each case in the manner and to the extent instructed by OLG.

(c) The Service Provider shall act in accordance with OLG’s instructions and reasonably cooperate with OLG (including by making appropriate employees and personnel reasonably available) and provide reasonable access to OLG and its representatives to such information, systems and equipment as reasonably required by OLG in connection with the exercise of its rights under Sections 2.31(a) and 2.31(b).

(d) The direct out-of-pocket costs and expenses reasonably incurred by the Service Provider in connection with the performance of its obligations under this Section 2.31 shall be the responsibility of OLG and OLG shall promptly reimburse the Service Provider therefor following receipt of a written notice, together with reasonable substantiating documentation, identifying such costs and expenses.

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ARTICLE 3

PURCHASE AND SALE

3.1	Purchase and Sale of the Purchased Assets

Upon the terms and subject to the conditions set out in this Agreement, at the Closing Time, the Seller shall sell, convey, assign and transfer to the Service Provider, and shall cause the Existing Operator and the Existing General Partner, as applicable, to sell, convey, assign and transfer to the Service Provider, and the Service Provider shall purchase, acquire and accept from the Seller, the Existing Operator or the Existing General Partner, as applicable, free and clear of all Encumbrances (other than Permitted Encumbrances), all of its right, title and interest in and to all of the following assets, privileges, benefits and rights of every kind, but excluding (i) any such assets which have been terminated, disposed of, sold or consumed prior to the Closing Date in the Ordinary Course and (ii) all rights relating to the NFEC Purchase Option under the NFEC Lease and the related NFEC Option to Purchase Agreement, which rights and the corresponding obligations and liabilities are to remain with OLG following assignment of the NFEC Lease (collectively, the “Purchased Assets”):

(a)	subject to Section 12.3, the Real Property Leases and the NFEC Related Agreements;

(b)	the CN Licence;

(c)	the Parking Licence;

(d)	the Kent Street Parking Licence;

(e)	the Fallsview Retail Subleases;

(f)	the Contracts (other than the NFEC Related Agreements which are addressed in Section 3.1(a));

(g)	the Equipment;

(h)	the Inventories;

(i)	the IT Hardware and OLG Owned Software;

(j)	the Markers Receivable;

(k)	the Pre-Closing Hotel Amounts;

(l)	the Prepaid Items;

(m)	the Claimed Amounts; and

(n)	the Employee Holdco Shares.

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3.2	Excluded Assets

All of the Seller’s, the Existing Operator’s and the Existing General Partner’s respective right, title and interest at the Closing Time in and to the assets, privileges, benefits and rights not specifically referenced in, and transferred pursuant to, Section 3.1 (collectively, the “Excluded Assets”), including Pre-Closing OLG Amounts and any property, asset or right pertaining to any Gaming Site other than the Subject Gaming Sites, shall be excluded from the Purchased Assets.

3.3	Assumption of Liabilities

At the Closing Time and subject to Section 4.3, the Service Provider shall assume, and be solely and exclusively liable for, and shall pay, perform and discharge when due, all of the Liabilities, other than the Excluded Liabilities, to the extent that they are related to, or in connection with, the Purchased Assets or the Subject Gaming Sites and whether direct or indirect, known or unknown, fixed or contingent (collectively, the “Assumed Liabilities”), including:

(a)

save and except as otherwise provided herein, all such Liabilities relating to the Purchased Assets or the Subject Gaming Sites, including under the Real Property Leases, the CN Licence, the Parking Licence, the Kent Street Parking Licence, the Fallsview Retail Subleases and the Contracts, arising from or relating to events or matters (i) occurring or becoming due and payable prior to the Closing Time, to the extent that the Service Provider receives a credit for such Liabilities in accordance with Section 4.3(f), or (ii) occurring or becoming due or payable after the Closing Time;

(b)

all such Liabilities relating to amounts that are, or become, due and payable but which have not been paid for (i) goods ordered but not delivered, or (ii) services ordered but not rendered, in each case, in the Ordinary Course to the Subject Gaming Sites prior to the Closing;

(c)

all such Liabilities relating to maintenance of the IT Hardware, arising from or relating to events or matters (i) occurring or becoming due or payable prior to the Closing Date, to the extent that the Service Provider receives a credit for such Liabilities in accordance with Section 4.3(f), or (ii) occurring or becoming due or payable on or after the Closing Date;

(d)

all such Liabilities relating to the Existing Operator Customer Loyalty Program, including the obligation to ensure the continuation of the honouring of all benefits and rewards accrued to Players thereunder on and subject to the terms and conditions under which such benefits were earned or received;

(e)

all such Liabilities relating to the Site Gift Certificates, including the obligation to ensure the continuation of the honouring of all Site Gift Certificates on and subject to the terms and conditions under which such Site Gift Certificates were issued; and

(f)	all such Liabilities relating to the reservations and bookings described in the Forward-Looking Historical Non-Gaming Information.

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The Service Provider acknowledges that, subject to Section 14.1(a)(vi), from and after the Closing, the Employee Holdco will remain solely and exclusively liable for, and shall pay, perform and discharge when due, all of its Liabilities, whether direct or indirect, known or unknown, fixed or contingent.

3.4	Excluded Liabilities

Notwithstanding anything in this Agreement to the contrary, as at the Closing Time, the Service Provider shall not assume, and shall be deemed not to have assumed, the following Liabilities (collectively, the “Excluded Liabilities”):

(a)

all Liabilities relating to the Purchased Assets other than the Employee Holdco Shares, including under the Real Property Leases, the CN Licence, the Parking Licence, the Kent Street Parking Licence, the Fallsview Retail Subleases and the Contracts, arising from or relating to events or matters occurring prior to the Closing Time except to the extent that the Service Provider receives a credit for such Liabilities in accordance with Section 4.3(f) (including Liabilities for Taxes relating to the Purchased Assets arising prior to the Closing Time not otherwise adjusted for on the Closing Date and except those which are the express responsibility of the Service Provider pursuant to this Agreement), and including any Liabilities to the extent arising from or relating to events, matters or items disclosed in the Environmental Reports or the Building Condition Reports, regardless of whether the Liabilities relating to such events, matters or items occur or arise before or after the Closing Time;

(b)

all Liabilities in respect of any Claim against OLG or the Existing Operator relating to the Subject Gaming Sites or the Purchased Assets arising on or before or relating to the period prior to the Closing Time;

(c)

all Liabilities for amounts that are due and payable for goods delivered and services rendered to the Subject Gaming Sites prior to the Closing which have not been paid as at the Closing Time, except to the extent that the Service Provider receives a credit for such Liabilities in accordance with Section 4.3(f);

(d)	all Liabilities relating to Local Progressive Jackpots;

(e)

all costs and expenses incurred by OLG or the Existing Operator relating to maintenance of the IT Hardware arising from or relating to events or matters occurring prior to the Closing Time and not paid by or otherwise adjusted for on the Closing Date;

(f)	any and all amounts payable by OLG to the Existing Operator relating to the operation of the Subject Gaming Sites by the Existing Operator during the period prior to the Closing Time;

(g)	all Liabilities relating to the Win Tax;

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(h)	all Liabilities recorded as provisions on the financial statements in respect of the Complex as at the Closing Date; and

(i)	except as otherwise specifically provided herein, all Liabilities relating to the Excluded Assets.

3.5	Closing

(a)

No later than 10 days prior to the Closing Date, the Service Provider will deliver to the Seller drafts of all documents referred to in Section (A) of Schedule 11 and the Seller shall deliver to the Service Provider drafts of all documents referred to in Section (B) of Schedule 11 that are not also listed in Section (A) of Schedule 11 (other than the Closing Estimate which is dealt with in Section 4.2).

(b)	No later than 5:00 p.m. (Toronto time) on the Pre-Closing Date (unless an earlier delivery time is expressly required by another provision of this Agreement):

(i)	the Service Provider shall deliver or cause to be delivered to the Seller’s solicitors, in escrow, the documents referred to in Section (A) of Schedule 11;

(ii)	the Seller shall deliver or cause to be delivered to the Service Provider’s solicitors, in escrow, the documents referred to in Section (B) of Schedule 11; and

(iii)

the Service Provider shall pay or cause to be paid the Purchase Price, subject to adjustment pursuant to Article 4, together with the HST referred to in Section 3.7(b), if any (collectively, the “Closing Payment”), to the Seller’s solicitors, in escrow, by wire transfer of immediately available funds and the Seller’s solicitors shall have confirmed receipt of the Closing Payment to the Service Provider’s solicitors by no later than 5:00 p.m. (Toronto time) on the Pre-Closing Date, which documents and Closing Payment shall be held in escrow in accordance with the provisions of Section 3.10.

(c)

The Closing shall take place at the offices of Davies Ward Phillips & Vineberg LLP, 40th Floor, 155 Wellington Street West, Toronto, Ontario at the Closing Time or at such other place and time as may be agreed upon by the Parties in writing.

(d)	At the Closing, the following will occur:

(i)

the Closing Payment shall be automatically released from escrow and the Seller’s solicitors shall be irrevocably authorized and directed to deliver the Closing Payment to the Seller, or as OLG may otherwise direct;

(ii)	the Service Provider will assume the Assumed Liabilities; and

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(iii)

the Seller will assign and transfer or will cause to be assigned and transferred to the Service Provider good and valid title in and to the Purchased Assets (provided that the Service Provider acknowledges and agrees that any registrations in respect of the assignment and transfer of the Leased Real Property may only be completed after Closing in accordance with Section 3.10), free and clear of all Encumbrances other than Permitted Encumbrances and Assumed Liabilities and the documents referred to in Section (A) of Schedule 11 and the documents referred to in Section (B) of Schedule 11 shall, in each case, be automatically released from escrow and become effective in accordance with their terms.

(e)	Each Party shall reasonably cooperate with the other on the exchange of information pertaining to the Assumed Liabilities and the Excluded Liabilities.

3.6	Non-Assignable Rights

Nothing in this Agreement shall be construed as an assignment of, or an attempt to assign, or cause to be assigned, to the Service Provider, any Contract to which the Seller or the Existing Operator is a party or any Claimed Amount which, in either case, as a matter of Applicable Law or by its terms, is (i) not assignable, or (ii) not assignable without the approval or consent of the issuer thereof or the other party or parties thereto, without first obtaining such approval or consent, or (iii) an assignment which would contravene any Applicable Law (collectively, “Non-Assignable Rights”). In connection with such Non-Assignable Rights, following the Closing Time:

(a)

each of the Parties shall, at the request of the other, apply for and use all commercially reasonable efforts to obtain all consents or approvals contemplated by such Contracts or Claimed Amounts, provided that (and without affecting the interpretation of “commercially reasonable efforts” as such term is used elsewhere in this Agreement and for greater certainty only in respect of the matters subject to commercially reasonable efforts as described in this Section 3.6(a)) nothing herein shall require the Seller or the Existing Operator to make any payment, give any guarantee or other financial contribution or incur any obligation to any other party to the Contracts or Claimed Amounts or to any Governmental Authority or to institute or threaten any legal or other proceedings against any Person;

(b)

the Parties shall co-operate with each other, at the Service Provider’s expense, in any reasonable and lawful arrangements designed to provide the benefits of such Non-Assignable Rights to the Service Provider, including, holding any such Non-Assignable Rights in trust for the Service Provider, sub-contracting, sub-licensing or sub-leasing;

(c)

the Seller shall, or shall cause the Existing Operator to, at the request, expense and risk of the Service Provider, enforce any rights of the Seller or the Existing Operator, as applicable, arising from such Non-Assignable Rights against the issuer thereof or the other party or parties thereto;

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(d)

the Seller shall, or shall cause the Existing Operator to, at the request, expense and risk of the Service Provider, take all such actions and do, or cause to be done, all such things as shall be reasonably necessary and proper in order that the value of any Non-Assignable Rights shall be preserved and shall enure to the benefit of the Service Provider;

(e)

each of the Seller and the Service Provider shall keep the other reasonably informed of any progress in obtaining any required consents and waivers with respect to the Non-Assignable Rights and, in any event, shall provide notice promptly following receipt of any such consents or waivers; and

(f)

without limiting the rights and obligations of the Parties under this Section 3.6, once a consent or waiver has been obtained with respect to such Non-Assignable Right, such Non-Assignable Right shall be deemed to be automatically assigned to the Service Provider and the Service Provider shall be deemed to automatically assume the obligations under such Non-Assignable Right without any further act or formality.

To the extent that the Service Provider is provided the benefits pursuant to this Section 3.6 of any Non-Assignable Rights, the Service Provider shall perform for the benefit of the other Persons that are parties thereto the obligations of the Seller or the Existing Operator thereunder and pay, perform and discharge when due any related Liabilities that, but for the lack of an authorization, approval, consent or waiver to assign such Liabilities to the Service Provider, would be Assumed Liabilities and shall fully indemnify and hold the Seller Indemnified Persons harmless from and against all such Liabilities. Except as set forth in paragraphs (a) to (e) above, neither the Seller nor the Existing Operator shall have any obligation following the Closing Time to the Service Provider for the failure to obtain any Consent in respect of the Non-Assignable Rights that may be required in connection with the Transactions. The Service Provider agrees that no representation, warranty or covenant of the Seller contained herein shall be deemed breached as a result of the failure to obtain any such Consent. For greater certainty, the Non-Assignable Rights shall not be or be deemed to be an Excluded Asset.

3.7	Payment of Taxes

(a)

The Service Provider shall pay or otherwise remit on the Closing Date to the Seller or directly to the Governmental Authority as required by Applicable Law in addition to the Purchase Price (as adjusted), all applicable Taxes properly payable by the Service Provider on and in connection with the sale, conveyance and transfer of the Purchased Assets and the entering into by the Service Provider of the Fallsview Lease (the “Transfer Taxes”). Where payment is made other than to the Seller, the Service Provider shall provide evidence thereof to the Seller. The Service Provider shall indemnify and save harmless the Seller Indemnified Persons from all Claims and Losses incurred or suffered by any of the Seller Indemnified Persons as a result of the failure by the Service Provider to pay in a timely manner any of the Transfer Taxes payable by it, whether arising from reassessment or otherwise.

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(b)

The Service Provider shall pay to the Seller’s solicitors, in trust, no later than 5:00 p.m. (Toronto time) on the Pre-Closing Date, by wire transfer of immediately available funds, all HST applicable to the sale and transfer of the Seller’s, the Existing Operator’s and the Existing General Partner’s respective right, title and interest in the Purchased Assets conveyed to the Service Provider or self-assess and remit any HST to the Receiver General Canada and/or provincial agency, if applicable, when and to the extent required by the Excise Tax Act (Canada) or relevant provincial legislation.

3.8	Tendering

Any tender of documents under this Agreement shall be made upon the Parties or their respective legal counsel. Any tender of money under this Agreement shall be made by the delivery of a wire transfer of immediately available funds to the bank account specified by the applicable Party or to the trust account of the applicable Party’s legal counsel. The foregoing provisions are subject to Section 3.10.

3.9	Extension of Closing Date

OLG shall have the right, in its sole discretion, to extend the Closing Date at any time and from time to time to a date not later than the Outside Date, by providing 30 days’ prior notice to the Service Provider (or such shorter period of notice that is reasonable in the circumstances, including circumstances in which the extension is being initiated by OLG as a result of crisis, emergency or the occurrence of a Force Majeure Event). The Service Provider may require OLG to reimburse the Service Provider for its additional reasonable costs incurred by the Service Provider as a result of such extension, provided that the Service Provider uses commercially reasonable efforts to minimize such costs. Notwithstanding the foregoing, if such extension was initiated by OLG as a result of delays caused by the Service Provider’s failure to perform its obligations under this Agreement for any reason other than a No Fault Delay, then the Service Provider shall not be entitled to recover any such additional costs.

3.10	Escrow Arrangements

(a)

The Seller and the Service Provider acknowledge that the electronic registration system (hereinafter referred to as the “TERS”) is operative on a mandatory basis in the Land Titles Office where the Leased Real Property is located and, accordingly, the following provisions shall prevail, namely:

(i)

the Service Provider’s solicitors and the Seller’s solicitors shall each be obliged to be authorized TERS users and in good standing with the Law Society of Upper Canada, and they are hereby authorized by the Parties to enter into a document registration agreement based on the form adopted by the Joint LSUC CBAO Committee on Electronic Registration of Title Documents on March 29, 2004 or any successor version thereto, subject to such amendments as are necessary to reflect the specific closing procedures set out in this Section 3.10 (the “DRA”), together with the additional requirement that the Service Provider’s solicitors shall also be obliged to provide the Seller’s solicitors with a copy of the registration report printed by TERS upon the registration of the

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electronic documents, as evidence of the registration thereof, within 1 Business Day of the Closing Date. It is understood and agreed that the DRA shall outline or establish the procedures and timing for completing the applicable portions of the Transactions electronically, and shall be executed by both the Seller’s solicitors and the Service Provider’s solicitors and exchanged by courier or electronic transmission between said solicitors (such that each solicitor has a photocopy or other form of electronic copy of the DRA duly executed by both solicitors) by no later than 2 Business Days prior to the Pre-Closing Date;

(ii)

The delivery and exchange of documents to be delivered at Pre-Closing and the Closing Payment and the release thereof to the Seller and the Service Provider, as the case may be, on Closing, shall be governed by the DRA, pursuant to which the solicitor receiving any documents to be delivered at Pre-Closing, or the Closing Payment, will be required to hold same in escrow, and will not be entitled to release same except in strict accordance with the provisions of the DRA; and

(iii)

For greater certainty, the DRA shall provide that Closing shall occur automatically at the Closing Time, without the requirement of any further action on the part of the Seller or the Service Provider or their respective solicitors, subject only to the Pre-Closing having occurred and as otherwise provided for in Section 3.10(d).

(b)

Each of the Parties agrees that the delivery of any of the documents to be delivered at Pre-Closing not intended or required to be registered on title to that part of the Leased Real Property that is the subject of the CN Premises Lease or the Fallsview Lease shall, unless the Parties otherwise agree, be by way of delivery of originally signed copies thereof on the Pre-Closing Date to the other Party.

(c)

Notwithstanding anything contained in this Agreement or in the DRA to the contrary, it is expressly understood and agreed by the Parties that an effective tender shall be deemed to have been validly made by either Party (in this Section called the “Tendering Party”) upon the other Party (in this Section called the “Other Party”) when the solicitor for the Tendering Party has:

(i)

delivered all applicable documents to be delivered at Pre-Closing and, if applicable, the Closing Payment, to the Other Party’s solicitor in accordance with the provisions of this Agreement and the DRA;

(ii)

advised the solicitor for the Other Party, in writing, that the Tendering Party is ready, willing and able to complete the Transactions in accordance with the terms and provisions of this Agreement; and

(iii)

completed all steps required by TERS in order to complete the applicable portions of the Transactions that can be performed or undertaken by the Tendering Party’s solicitor without the cooperation or participation of the Other

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Party’s solicitor, and specifically when the Tendering Party’s solicitor has electronically “signed” the notice of assignment of lessee’s interest in lease relating to the CN Premises Lease and the notice of lease relating to the Fallsview Lease to be registered electronically for completeness and granted “access” to the Other Party’s solicitor (but without the Tendering Party’s solicitor releasing same for registration by the Other Party’s solicitor).

(d)

No later than 5:00 p.m. (Toronto time) on the Pre-Closing Date, each of the Seller’s solicitors and the Service Provider’s solicitors shall confirm to the other that the respective obligations of the Seller and the Service Provider as set forth in Section 3.5(b) have been completed in full, that the Seller and the Service Provider are otherwise in a position to complete the Closing effective as of the Closing Time and accordingly, that Pre-Closing has occurred. Closing shall thereafter occur automatically as of the Closing Time, subject only to Section 12.2 and the non-satisfaction of any of the conditions to Closing as set out in Sections 15.1 (subject to Section 7.2) and 15.3 that are not otherwise waived or deemed waived by the Seller or the Service Provider in accordance with this Agreement.

(e)

The Service Provider acknowledges and agrees that to the extent the Service Provider intends to register on title any instruments evidencing its interest in any of the Leased Real Property, that it shall only be possible to register such instruments subsequent to the Closing Time. Accordingly, given that Closing shall occur automatically as of the Closing Time (subject to the provisions of Section 3.10(d)) without any such registrations being completed, it shall be at the option of the Service Provider to consider obtaining, at its sole cost and risk, a Title Insurance Policy in respect of its interest in any of the Leased Real Property, with such policy being effective as of the Closing Time. For greater certainty and notwithstanding anything to the contrary contained in this Agreement, the Service Provider acknowledges and agrees that Closing is not, under any circumstances, conditional upon registrations evidencing the Service Provider’s interest in any of the Leased Real Property being completed as at the Closing Time and accordingly, provided that the Pre-Closing has otherwise occurred, the Closing shall occur at the Closing Time in accordance with the provisions of this Section 3.10.

3.11	Joinder Agreement

Immediately following the Closing, the Service Provider shall, and shall cause the Employee Holdco to, execute and deliver to OLG a Joinder Agreement in accordance with the requirements set forth in the Casino Operating and Services Agreement.

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ARTICLE 4

PURCHASE PRICE

4.1	Purchase Price for the Assets

(a)

Subject to Sections 4.2, 4.3 and 4.4 and in addition to the assumption, payment, discharge, performance and fulfillment of the Assumed Liabilities by the Service Provider, the Service Provider shall pay to the Seller as the purchase price for the Purchased Assets the amount of Eighty-Eight Million Eight Hundred Thirty-Seven Thousand and One Dollars ($88,837,001) (the “Purchase Price”), plus applicable Taxes, which amount, for greater certainty, does not include the amount to be adjusted for pursuant to Section 4.3(f)(x) in respect of the value of the Inventory as at the Cutoff Time.

(b)

Subject to Section 4.2(b), the Purchase Price shall be payable no later than 5:00 p.m. (Toronto time) on the Pre-Closing Date by wire transfer of immediately available funds to the Seller’s solicitor’s trust account specified by the Seller in writing prior to the Pre-Closing.

(c)

The Seller and the Service Provider acknowledge and agree that the allocation of the aggregate Purchase Price for the Purchased Assets relating to each Subject Gaming Site is set out at Schedule 18 and the Parties agree to cause their books and records of account and all governmental returns, representations and other submission to any Governmental Authority to represent and reflect the fact and accuracy of such allocation. Subject to the foregoing, each of the Seller and the Service Provider may allocate the Purchase Price among the several classes of the Purchased Assets as they pertain to each particular Subject Gaming Site (a “Class Allocation”) as may be determined by each Party, provided that for the purposes only of determining any Taxes payable or collectable on Closing by the Seller under this Agreement, the Class Allocation shall be deemed to be the allocation as set out in Schedule 18.

4.2	Closing Estimate

(a)

The Seller will prepare and deliver to the Service Provider at least 5 days prior to the Pre-Closing Date a draft closing statement (the “Closing Estimate”), in the form set out in Schedule 12 containing the Seller’s best estimate of the Net Working Capital as at the Cutoff Time (the “Estimated Closing Net Working Capital”). The amounts set out in the Closing Estimate shall be the basis upon which the prorations and adjustments provided for herein shall be made.

(b)	The Purchase Price payable no later than 5:00 p.m. (Toronto time) on the Pre-Closing Date will be adjusted as follows:

(i)

if the Estimated Closing Net Working Capital set out in the Closing Estimate exceeds the Target Working Capital, then there shall be a credit in favour of the Seller on a dollar-for-dollar basis equal to such excess, as an adjustment to the Purchase Price, and such amount, together with the Purchase Price, shall be payable in the manner set out in Section 4.1(b);

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(ii)

if the Estimated Closing Net Working Capital set out in the Closing Estimate is less than the Target Working Capital, then there shall be a credit in favour of the Service Provider on a dollar-for-dollar basis equal to the amount of such shortfall, as an adjustment to the Purchase Price and such shortfall shall be deducted from the Purchase Price; or

(iii)

if the Estimated Closing Net Working Capital set out in the Closing Estimate is equal to the Target Working Capital, there shall not be any adjustment to the Purchase Price pursuant to this Section 4.2.

4.3	Closing Statement

(a)

The Service Provider shall provide to the Seller not later than 45 Business Days after the Closing Date, a statement certified by the Service Provider’s Chief Financial Officer that shall set out the Net Working Capital as at the Cutoff Time (the “Closing Statement”, and the Net Working Capital as at the Cutoff Time determined in accordance with this Agreement and set out in the Closing Statement, the “Closing Net Working Capital”), in the form set out in Schedule 12. The Seller will make available to the Service Provider such information and documentation in its possession or control as may be reasonably required in order for the Service Provider to prepare the Closing Statement. Upon request by the Seller, the Service Provider shall provide such information and documentation in its possession or control as may be reasonably required by the Seller in order to confirm the Closing Statement.

(b)

The Closing Statement shall become final and binding on the Parties on the 30th Business Day following receipt thereof by the Seller unless the Seller gives written notice of its objections with respect to the Closing Statement (a “Notice of Objection”) to the Service Provider on or prior to such date. Any Notice of Objection shall specify in reasonable detail the nature of any objections so asserted, including the dollar amount involved and the basis therefor.

(c)

If a Notice of Objection is delivered to the Service Provider during the aforementioned 30 Business Day period, the Service Provider and the Seller shall work in good faith in an attempt to resolve in writing any differences that they may have with respect to any matter specified in the Notice of Objection. If, at the end of such 30 Business Day period, the Service Provider and the Seller have not reached agreement on all of such matters, the matters that remain in dispute shall be submitted to a mutually agreeable (each Party acting reasonably) partner at any one of KPMG, PricewaterhouseCoopers, Ernst & Young or Deloitte (the “Accountants”) who shall be instructed to resolve such items within 20 Business Days. The Accountants shall determine the Net Working Capital as at the Cutoff Time, which shall be either the Seller’s proposed adjustment or the Service Provider’s proposed calculation as set out in the Closing Statement or such

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other amount as the Accountants deem to be correct. The fees and expenses of the Accountants shall be paid by the Seller and/or the Service Provider in proportion to the extent to which each Party’s proposed adjustment or proposed calculation, as the case may be, is not accepted by the Accountants.

(d)

If a Notice of Objection is received by the Service Provider within the 30 Business Day period specified in Section 4.3(b), then the Closing Statement shall become final and binding upon the Parties on the earlier of (i) the date the Parties resolve in writing any differences they have with respect to all matters specified in the Notice of Objection, or (ii) the date all disputed matters specified in the Notice of Objection are finally resolved in writing by the Accountants. The Closing Statement shall be deemed amended to reflect the resolution in accordance with this Agreement of any differences or disputed matters, and upon becoming final and binding in accordance with this Agreement, shall constitute the “Final Closing Statement” and the Closing Net Working Capital set out therein shall constitute the “Final Closing Net Working Capital”. For greater certainty, the final and binding nature of the Final Closing Statement shall not prejudice or limit the rights or obligations of the Parties under Section 14.1.

(e)	The provisions of Section 4.3(f) shall apply for the purposes of the calculation contemplated by each of Sections 4.2 and 4.3.

(f)

The following matters and items pertaining to the Subject Gaming Sites shall be apportioned between the Parties or, where applicable, credited in total to a particular Party, as of the Cutoff Time. Net credits in favour of the Service Provider shall be deducted from the balance of the Purchase Price at the Closing and net credits in favour of the Seller shall be paid in cash at the Closing. Unless otherwise indicated below, the Service Provider shall receive a credit for any of the following items to the extent the same are accrued but unpaid as of the Cutoff Time (whether or not due, owing or delinquent as of the Cutoff Time), and the Seller shall receive a credit to the extent any of the following items shall have been paid by the Seller or the Existing Operator on or prior to the Closing Date to the extent the payment thereof relates to any period of time after the Cutoff Time:

(i)

All restaurant and bar facilities which are not subject to any Contracts will be closed as of the Cutoff Time and the Seller shall receive the income from the same until the Cutoff Time and the Service Provider shall receive the income from the same after the Cutoff Time.

(ii)

Subject to Section 4.3(i), all Taxes in the nature of special or general assessments, real property taxes, water and sewer rents, rates and charges, and any municipal permit fees. If the amount of any such item is not ascertainable on the Closing Date, the credit therefor shall be based on the most recent available bill and notwithstanding the final and binding nature of the Final Closing Statement, the Parties shall re-prorate such taxes, assessments and levies based upon the actual tax bills within 20 Business Days after such tax bills are received.

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(iii)

Subject to Section 4.3(i), telephone and telex contracts and contracts for the supply of heat, steam, electric power, gas, lighting and any other utility service, with the Seller receiving a credit for all deposits, if any, made by the Seller or the Existing Operator as security under any such public service contracts if the same are transferable and provided such deposits remain on deposit for the benefit of the Service Provider. Where possible, cutoff readings will be secured for all utilities as of the Cutoff Time. To the extent they are not available, the cost of such utilities shall be apportioned between the Parties on the basis of the latest actual (not estimated) bill for such service and notwithstanding the final and binding nature of the Final Closing Statement, the Parties shall re-prorate such cost based upon the actual bills within 30 days after such bills are received.

(iv)

All amounts due by the Seller, the Existing Operator or the Employee Holdco, as applicable, under the Real Property Leases, the Fallsview Retail Subleases, the CN Licence, the Parking Licence, the Kent Street Parking Licence, the Contracts and the Employee Holdco Contracts with reference to periods prior to the Closing Date shall be paid by the Seller or credited to the Service Provider as a reduction of the Purchase Price. The Seller shall receive a credit for Prepaid Items and Employee Holdco Prepaid Items as of the Cutoff Time, including all advance payments or deposits made with respect to Inventories ordered but not delivered to the Subject Gaming Sites prior to the Closing Date, prepaid expenses under the Real Property Leases, the Fallsview Retail Subleases, the CN Licence, the Parking Licence, the Kent Street Parking Licence, the Contracts and the Employee Holdco Contracts, advertising expenses, fees for permits, prepaid expenses in connection with any covenants, conditions, and restrictions or other similar documents. The Service Provider shall receive a credit for (A) any amounts prepaid to the Seller, the Existing Operator or the Employee Holdco under the Real Property Leases, the Fallsview Retail Subleases, the CN Licence, the Parking Licence, the Kent Street Parking Licence, the Contracts and the Employee Holdco Contracts, and (B) the Customer Prepaid Items, in each case, with reference to periods after the Closing Date.

(v)

The Seller shall be credited on Closing for the prorated amount of monthly rent payable by the Service Provider pursuant to each Real Property Lease, as applicable, for the remaining number of days in the month in which the Closing Date occurs (including the Closing Date).

(vi)	Fees paid for Liquor Licences and Consents (except for Excluded Assets) in the current period.

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(vii)	Vending machine, laundry machine, pay telephones and other non-gaming coin-operated equipment monies as of the Cutoff Time will be for the benefit of the Seller.

(viii)

The Service Provider shall purchase and the Seller shall sell to the Service Provider (or receive a credit therefor) all Cash at 100% of the face value as of the Cutoff Time. In addition, the Seller shall receive a credit equal to the amount of funds held on deposit in the bank accounts of the Employee Holdco as at the Cutoff Time.

(ix)

The Service Provider shall be entitled to a credit for all security and other deposits held by the Seller or the Existing Operator as of the Cutoff Time with respect to any Contracts, the Real Property Leases, the CN Licence, the Parking Licence and the Kent Street Parking Licence.

(x)

The Seller shall be credited with the book value of all of the Inventory as at the Cutoff Time. Immediately prior to the Cutoff Time, the Seller and the Service Provider shall cause a physical count and tally of the Inventory to be prepared by representatives of the Seller (and if requested by OLG, the Existing Operator) and the Service Provider, and the results of such physical count and tally shall be incorporated into the Closing Statement.

(xi)

The Service Provider shall be credited with an amount equal to all Liabilities accrued and outstanding as at the Cutoff Time in respect of the Existing Operator Customer Loyalty Program originating at the Casinos and redeemable after Closing at the Casinos.

(xii)	The Service Provider shall be credited with the amount of all outstanding Site Gift Certificates that have not been redeemed and have not expired as at the Cutoff Time.

(xiii)

The Seller shall be credited with an amount in respect of the Markers Receivable that have not been paid to or collected by or on behalf of OLG as of the Cutoff Time equal to the aggregate amount of the Markers Receivable less an allowance for doubtful markers as calculated and determined in accordance with the credit issuance and credit collection policies and procedures of the Existing Operator described in the files in the folder entitled “RFP 1617-009 - Niagara\Background Information\3.0 Finance\3.23 Credit Markers Receivable Information” made available to the Service Provider in the Data Room as at the Data Room Cutoff Date.

(xiv)

The Seller shall be credited with an amount equal to all Prepaid Items in respect of entertainers or other events taking place at the Subject Gaming Sites on or after the Closing Date, including for greater certainty any marketing costs incurred by or on behalf of OLG.

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(xv)

The Service Provider shall be credited with an amount equal to all deposits, advance payments and credits for bookings and reservations for guest, conference, meeting and banquet rooms or other facilities at the Subject Gaming Sites relating to a period of time after the Closing Date that have been collected and received by or on behalf of OLG or the Existing Operator before the Closing Date.

(xvi)

The Seller shall receive a credit in an amount equal to the Pre-Closing Hotel Amounts, save and except for all such amounts charged following the guest check-in time (4:00:00 p.m. Toronto time) on the Pre-Closing Date until the guest check-out time (11:00 a.m. Toronto time) on the Closing Date, during which period of time all amounts charged to the open accounts of any guests shall be shared between the Seller and the Service Provider equally, and the Service Provider shall be entitled to retain all deposits made and amounts collected for such open guest accounts.

(xvii)	Without duplication of any of the items referred to in this Section 4.3(f), all Prepaid Items and all Employee Holdco Prepaid Items.

(xviii)	Such other items as are provided for in this Agreement or as are normally prorated and adjusted in the transactions similar to the Transactions.

(g)

For greater certainty, the aggregate amount of all Cash and Cash Equivalents, collected or otherwise received from Players and other customers and validly accrued in respect of the funding of Local Progressive Jackpots relating to the Subject Gaming Sites prior to Closing shall not be adjusted for or otherwise form part of the calculation of Net Working Capital, and the liabilities and obligations of the Parties with respect to Local Progressive Jackpots following Closing shall be as provided for in the Casino Operating and Services Agreement.

(h)

All actual costs and liabilities in respect of the Employees that are accrued up to the Closing Date and that require adjustment, including premiums for employment insurance, Canada Pension Plan, employer health tax, applicable statutory hospitalization insurance, workers compensation assessments, accrued wages, salaries, commissions and other compensation, accrued vacation pay and Benefit Plan and Pension Plan contributions or other payments (for greater certainty, excluding contingent liabilities that could actually be incurred following the Closing, including any notice of termination or pay in lieu of notice, severance pay or damages for wrongful dismissal owing to or claimed by any Employee following the Closing) shall be appropriately adjusted such that OLG shall be responsible for all such costs and liabilities up to the Closing Date, and the Service Provider shall be responsible for such costs and liabilities from and after the Closing Date.

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(i)

Notwithstanding anything to the contrary in Section 4.3(f), and without limiting the generality of Section 1.3(m), the Purchase Price will not be adjusted in respect of any amount that is recoverable from and payable by the Service Provider, in its capacity as tenant, as Additional Rent under and as defined in the Fallsview Lease from and after the Closing.

4.4	Purchase Price Adjustment

(a)	At the time the Closing Statement becomes final and binding on the Parties as provided herein, certain payments shall be made to the Service Provider or the Seller, as the case may be, as follows:

(i)

If the Final Closing Net Working Capital set forth in the Final Closing Statement exceeds the Estimated Closing Net Working Capital, then the Service Provider shall pay an amount equal to such excess to the Seller, as an adjustment to the Purchase Price.

(ii)

If the Final Closing Net Working Capital set forth in the Final Closing Statement is less than the Estimated Closing Net Working Capital, then the Seller shall repay an amount equal to such difference to the Service Provider, as an adjustment to the Purchase Price.

(iii)

If the Final Closing Net Working Capital set forth in the Final Closing Statement is equal to the Estimated Closing Net Working Capital, there shall not be any payment to either Party pursuant to this Section 4.4.

(b)	All such amounts shall be paid by wire transfer of immediately available funds within 10 Business Days of the date that the Closing Statement becomes final and binding on the Parties.

4.5	Property Tax Appeals and Reassessments

The Service Provider shall be entitled to assume carriage after Closing of any outstanding property tax appeal proceedings and requests for reassessments being conducted or made by the Seller in respect of any of the Subject Gaming Sites (or any portion thereof) for the property tax year in which Closing occurs, all of which are set out at Part A of Schedule 19 but, notwithstanding Closing, the Seller shall retain carriage of any and all outstanding property tax appeal proceedings and requests for reassessments in respect of the Subject Gaming Sites, for any and all property tax years prior to the property tax year in which Closing occurs. The Seller shall keep the Service Provider advised on a timely and ongoing basis of the status of any such property tax proceeding and any material changes or developments with respect thereto (and shall provide copies of all documentation in respect thereto) and the Seller may not settle any such property tax proceeding without the prior written consent of the Service Provider, which consent shall not be unreasonably withheld, conditioned or delayed, provided such consent shall only be required where the settlement of such property tax proceeding could reasonably be expected to have an adverse effect on any property tax payable by the Service Provider for any property tax year following the property tax year in which the Closing occurs. Notwithstanding anything to the contrary contained herein, the Seller shall be entitled to the full amount of all refunds and rebates resulting from any property tax appeals or requests for reassessments in respect of any

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Subject Gaming Sites for property tax years prior to the property tax year in which the Closing occurs, and if any Party has filed a property tax appeal or request for reassessment in respect of the Subject Gaming Sites for the property tax year in which Closing occurs, the Seller and the Service Provider shall share the amount of any rebate or refund resulting therefrom, in each case in proportion to respective periods of such property tax before and after the Closing Date, after first paying to the applicable Party all reasonable costs and expenses incurred by such Party in pursuing such appeal or reassessment. For purposes of determining the rebate or refund resulting from a reassessment of the property tax year in which the Closing occurs, all reasonable costs and expenses of any Party incurred in connection with the filing and prosecution of such claim shall be deducted and paid to such Party before making the allocation set forth in the preceding sentence.

4.6	Pre-Closing OLG Amounts

The Seller and the Service Provider acknowledge and agree that all Pre-Closing OLG Amounts shall remain the property of the Seller or the Existing Operator, as applicable, are not being transferred, assigned or otherwise conveyed to the Service Provider and there shall be no apportionment between the Parties for the Pre-Closing OLG Amounts.

After the Closing Date, the Seller or the Existing Operator, as applicable, shall have the right to recover, pursue or claim, at its own expense, from the applicable third parties any Pre-Closing OLG Amounts but such right to recover, pursue or claim the Pre-Closing OLG Amounts shall not include the right to seek termination of the applicable Real Property Lease or the applicable Contract or to commence bankruptcy or insolvency proceedings against the applicable third party. OLG shall give notice to the Service Provider of any legal proceeding that the Seller or the Existing Operator, as applicable, intends to take against any third party prior to commencing such legal proceeding. The Service Provider agrees to use commercially reasonable efforts to assist the Seller or the Existing Operator, as applicable, with respect to their attempts to recover Pre-Closing OLG Amounts following Closing, provided that the Service Provider shall not be required to expend money or incur any obligations or liabilities in connection therewith. To the extent that the Service Provider receives any amounts following Closing in respect of Pre-Closing OLG Amounts, such amounts shall be received and held in trust by the Service Provider for and on behalf of the Seller or the Existing Operator, as applicable, and the Service Provider shall, as soon as possible following its receipt of any such Pre-Closing OLG Amounts, pay such amounts to OLG (which shall receive such amounts on its own behalf or on behalf of OGAC or the Existing Operator, as applicable) without set-off or deduction.

4.7	Pre-Closing Employee Holdco Amounts

Following the Closing, the Service Provider shall cause the Employee Holdco to use commercially reasonable efforts to recover Pre-Closing Employee Holdco Amounts. To the extent that the Employee Holdco receives any amounts following Closing in respect of Pre-Closing Employee Holdco Amounts, such amounts shall be received and held in trust by the Employee Holdco for and on behalf of the Seller, and the Service Provider shall cause the Employee Holdco to, as soon as possible following receipt by the Service Provider or the Employee Holdco of any such Pre-Closing Employee Holdco Amounts, pay such amounts to OLG without set-off or deduction.

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ARTICLE 5

CLOSING LETTERS OF CREDIT

5.1	Closing Letters of Credit

(a)

On or before the Original Execution Date, the Service Provider shall have delivered to OLG pursuant to the RFP, and shall thereafter maintain (in accordance with Section 5.1(b)), one or more irrevocable, unconditional standby letters of credit in an aggregate amount of [REDACTED], in favour of OLG (each, a “Closing Letter of Credit”, and together, the “Closing Letters of Credit”).

(b)

In the event that any Closing Letter of Credit must be renewed or replaced at any time, the Service Provider agrees to provide to OLG reasonable evidence of the renewal or replacement of such Closing Letter of Credit no later than 15 calendar days prior to the renewal or expiry date, if any, of such Closing Letter of Credit.

(c)	Draws on any Closing Letter of Credit pursuant to this Agreement shall only be requested by OLG as provided for in Section 2.20, this Section 5.1, Section 14.8 and Section 16.4 hereof.

(d)	Without limiting Section 5.1(c), OLG shall be entitled to draw the full amount of each and every Closing Letter of Credit:

(i)	upon the failure of the Service Provider to renew or replace a Closing Letter of Credit pursuant to Section 5.1(b);

(ii)

without limiting Section 16.4, upon an Act of Insolvency of the Service Provider except where, in the case of paragraphs (b) or (c) in the definition of Act of Insolvency, such proceedings or occurrences have been withdrawn, stayed, discharged, or are otherwise of no further effect within 15 days of their occurrence or commencement or upon the forfeiture, disclaimer, repudiation or other termination of this Agreement in connection with, as a result of or in relation to any such Act of Insolvency;

(iii)

upon the downgrading of any of the banks or other financial institutions that issued a Closing Letter of Credit that would cause such bank or financial institution to no longer be an Eligible Institution, unless the Service Provider has provided to OLG a replacement for such Closing Letter of Credit meeting the requirements of the RFP within 10 Business Days following such downgrading; or

(iv)	upon the Act of Insolvency of any of the banks or other financial institutions that issued a Closing Letter of Credit.

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(e)

In the event that a Closing Letter of Credit is drawn down in accordance with Section 5.1(d), OLG shall hold the cash proceeds thereof without interest in a bank account selected by OLG and such cash proceeds shall thereupon stand in place of such Closing Letter of Credit until the Service Provider delivers (or causes the delivery of) a replacement for such Closing Letter of Credit to OLG meeting the requirements of the RFP. OLG shall be entitled to make withdrawals of such cash proceeds in the same manner that it is permitted to draw upon a Closing Letter of Credit under Section 5.1(c). Upon the replacement of such Closing Letter of Credit by the Service Provider with a replacement for such Closing Letter of Credit meeting the requirements of the RFP, OLG shall return all remaining cash proceeds, without interest (from such bank account) to the Service Provider or as the Service Provider may direct within 5 Business Days.

(f)	OLG may request multiple draws on any Closing Letter of Credit in accordance with this Section 5.1.

(g)

OLG shall give 2 Business Days prior written notice to the Service Provider of its intention to draw on a Closing Letter of Credit except in the case of a draw pursuant to Section 5.1(d)(ii) or Section 5.1(d)(iv) where no prior notice shall be required. If the Service Provider notifies the OLG Transition Representative in writing that the Service Provider disputes OLG’s right to draw on a Closing Letter of Credit and to retain the proceeds as liquidated damages, then OLG shall nonetheless be entitled to draw on a Closing Letter of Credit, but will remain liable to repay all or a portion of the amount drawn, together with interest charges at the default rate of interest prescribed in the Casino Operating and Services Agreement if such Dispute is finally resolved in favour of the Service Provider in accordance with the Dispute Resolution Procedure.

5.2	Return of Closing Letters of Credit

Each Closing Letter of Credit or the undrawn portions thereof will be returned to the Service Provider:

(a)

if the Transactions to be completed on the Closing Date are completed, provided that if a Dispute relating to the Service Provider Pre-Closing Transition Activities has arisen or is ongoing, OLG shall be entitled to retain each Closing Letter of Credit until such time as the Dispute has been resolved in accordance with Section 18.1; or

(b)	in the circumstances set out in Section 16.5.

5.3	Performance Security

Without limiting any other provision of this Agreement or the Casino Operating and Services Agreement, from and after Closing, OLG may make draws on the Performance Security in accordance with Section 18.01 of the Casino Operating and Services Agreement.

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ARTICLE 6

LIQUOR LICENCES

6.1	No Assignment of Liquor Licences

Nothing in this Agreement shall be construed as an agreement to cause the assignment of the Liquor Licences or an attempt to cause the transfer of the Liquor Licences to the Service Provider.

6.2	Applications

Forthwith after the Original Execution Date:

(a)

in respect of the Liquor Licences, the Service Provider shall prepare and the Service Provider shall execute and OLG shall cause to be executed by the Existing General Partner (i) an application for transfer of the applicable Liquor Licences; and (ii) an Authorization to Contract Out in respect of each Liquor Licence; and

(b)	the Service Provider shall file (or cause to be filed) with the applicable Governmental Authority, at the Service Provider’s expense, each of the documents referred to in Section 6.2(a).

6.3	No Representations

The Parties acknowledge and agree that, except as set out in Section 7.1(p), the Seller is not making any representations or warranties to the Service Provider with respect to the Liquor Licences, including that (a) the Liquor Licences are transferable or assignable to the Service Provider; or (b) the application for transfer of the Liquor Licences or any Authorization to Contract Out will be accepted or approved by the applicable Governmental Authority.

6.4	Indemnity by the Service Provider

In the event that an Authorization to Contract Out is accepted and approved by the applicable Governmental Authority, then the Service Provider shall indemnify and save harmless the Seller Indemnified Persons from and against any and all Claims and Losses arising out of or resulting from the use of the applicable Liquor Licence after the Closing Date, subject to and in accordance with Article 14.

6.5	Authorization to Contract Out

As between the Existing General Partner and the Service Provider and notwithstanding any term or condition of this Agreement or of the Liquor Licence Act (Ontario), including the regulations thereunder, if an Authorization to Contract Out is accepted and approved by the applicable Governmental Authority on or before Closing, the Authorization to Contract Out shall be effective for a period commencing on Closing and terminating at the earliest to occur of (a) 5:00 p.m. on the date that is 90 days after the Closing Date or such later date as the Seller may designate from time to time by written notice to the Service Provider, (b) the transfer of the Liquor Licences to the Service

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Provider, (c) the expiry of the applicable Liquor Licence(s), or (d) the issuance by the applicable Governmental Authority of a notice of proposal refusing the transfer of the Liquor Licence(s), and thereafter shall be of no further force and effect.

6.6	Costs

The Service Provider shall be responsible for and shall pay all reasonable legal costs incurred by the Seller and, if applicable, the Existing General Partner in connection with the filings contemplated in Section 6.2.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF THE SELLER

7.1	Representations and Warranties of the Seller

As of the Original Execution Date, and except as specifically limited, modified or qualified by a Schedule as set forth below, OLG and OGAC jointly and severally make the following representations and warranties and acknowledge that the Service Provider is relying on such representations and warranties in entering into this Agreement and in purchasing the Purchased Assets and assuming the Assumed Liabilities:

(a)	Corporate Organization, Standing and Qualifications.

(i)

OLG is a non-share capital corporation established under the Enabling Legislation and OGAC is a corporation duly incorporated and validly existing under the laws of the Province of Ontario and has not been dissolved.

(ii)	To the knowledge of the Seller, the Existing Operator is a limited partnership formed under the laws of the Province of Ontario and has not been wound up.

(iii)	The Existing General Partner is a corporation incorporated under the laws of the Province of Nova Scotia and has not been dissolved.

(iv)	The Employee Holdco is a corporation existing under the laws of the Province of Ontario and has not been dissolved.

(v)	Pursuant to the Enabling Legislation, OLG is for all its purposes an agent of the Crown.

(vi)

Each of OLG, OGAC and, to the knowledge of the Seller, the Existing Operator and the Existing General Partner, has all requisite corporate power, authority and capacity to own, lease and operate its property and assets and, subject to Section 7.1(b), to sell the Purchased Assets, or cause the Purchased Assets to be sold, to the Service Provider and otherwise perform its obligations pursuant to this Agreement.

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(b)

Authorization. Each of OLG and OGAC has the corporate capacity, authority and power to execute, deliver and perform this Agreement. This Agreement has been duly and validly authorized, executed and delivered by OLG and OGAC, and constitutes a legal, valid and binding obligation of OLG and OGAC, enforceable against it in accordance with its terms, subject only to (i) limitations with respect to the enforcement of remedies by bankruptcy, insolvency, moratorium, reorganization and similar Applicable Law affecting creditors’ rights generally; (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law and that a court may stay proceedings or the execution of judgments regardless of whether asserted in a proceeding in equity or at law; (iii) statutory limitations of general application respecting the enforceability of claims against the Crown or its property; and (iv) the condition set out in the approval that has been provided in connection with this Agreement for the purposes of Section 28 of the Financial Administration Act (Ontario) and Section 4(2) of the Enabling Legislation which is as follows:

(i)	OLG shall ensure that the conduct and management of lottery schemes at each Gaming Site continues to be in accordance with the Criminal Code and all applicable provincial law.

(c)

No Violations. Except as set out in Schedule 13, the execution and delivery of this Agreement, the consummation of the Transactions and compliance by OLG and OGAC with any provisions hereof will not conflict with or result (with or without notice, lapse of time or both) in a breach of any of the terms, conditions or provisions of (i) the Enabling Legislation; (ii) the articles, by-laws or other constating documents of OGAC; (iii) any Material Contract, except for such conflict, breach or default which would not materially impair or delay the ability of OLG and OGAC to consummate the Transactions and except for such conflict, breach or default as to which requisite waivers or consents shall have been obtained before Closing; or (iv) any Applicable Law applicable to OLG or OGAC or, to the Seller’s knowledge to the Existing Operator, the Existing General Partner or the Employee Holdco.

(d)	Consents and Approvals.

(i)

Except as set out in Schedule 14, and subject to Section 3.6, no Consent by, or any notification or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to OLG or OGAC or, to the Seller’s knowledge, by the Existing Operator, in connection with the execution, delivery or performance by OLG or OGAC of this Agreement.

(ii)	All Ontario Ministerial Approvals have been obtained by OLG on terms and conditions that permit OLG to observe and perform its obligations under this Agreement.

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(e)	Real Property.

(i)

The Seller has delivered or made available to the Service Provider true, correct and complete copies of the Real Property Leases, the CN Licence, the Parking Licence and the Fallsview Retail Subleases, including all amendments, modifications, assignments, consents, notices, renewals and supplements thereto or otherwise in respect thereof. The CN Premises Lease, the CN Licence, the Parking Licence and the Kent Street Parking Licence are in full force and effect, and the CN Premises Lease creates a good and valid leasehold estate in the CN Leased Real Property. To the knowledge of the Seller, (A) the Dorchester Premises Lease and the Fallsview Retail Subleases are in full force and effect, and (B) the Dorchester Premises Lease creates a good and valid leasehold estate in the Dorchester Leased Real Property. The NFEC Lease is in full force and effect, and the NFEC Lease will, at the NFEC Commencement Date, create a good and valid leasehold estate in the NFEC Leased Real Property.

(ii)

The CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the Kent Street Parking Licensed Property, the Existing Retail Lease, the NFEC Leased Real Property, the Dorchester Leased Real Property, the Fallsview Retail Subleases and the Owned Real Property comprise all of the real property that is owned, leased or licensed by the Seller, and to the Seller’s knowledge, the Existing Operator in the Subject Gaming Bundle and being used by any of them in connection with the Subject Gaming Sites.

(iii)

There are no arrears of rent under the CN Premises Lease, the CN Licence or the NFEC Lease or, to the Seller’s knowledge, the Parking Licence, the Kent Street Parking Licence or the Dorchester Premises Lease which will not be adjusted for on Closing in accordance with the provisions of this Agreement, and, except as disclosed in Schedule 13, there exists no material default, or any event which upon the giving of notice or the passage of time or both, would give rise to any material default in the performance of the Seller, or to the Seller’s knowledge, the Existing Operator’s or the Seller’s subtenants, licensees, sublicensees and other occupants or the lessor thereunder, of any material obligation under the CN Premises Lease, the CN Licence, the Parking Licence, the Kent Street Parking Licence, the NFEC Lease or the Dorchester Premises Lease.

(iv)

Neither the Seller nor, to the Seller’s knowledge, the Existing Operator has received written notice of any existing or proposed expropriation or similar proceedings relating to all or any material part of the Seller’s interest or Existing Operator’s interest, as applicable, in the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the Kent Street Parking Licensed Property, the NFEC Leased Real Property, the Dorchester Premises Lease or the Owned Real Property.

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(v)

No written notice of violation of any Applicable Law or of any covenant, restriction or easement affecting the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the Kent Street Parking Licensed Property, the NFEC Leased Real Property or any part thereof for which the Seller is responsible under the terms of the CN Premises Lease, the CN Licence, the Parking Licence, the Kent Street Parking Licence or the NFEC Lease, respectively, or with respect to the use or occupancy of the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the Kent Street Parking Licensed Property or the NFEC Leased Real Property by the Seller or any part thereof that are outstanding and that would have a material adverse effect on the value or use thereof following the Closing Date, has been received by the Seller from any Governmental Authority or from any other Person entitled to enforce the same. The current gaming use and, to the Seller’s knowledge, the non-gaming uses by the Seller of the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the Kent Street Parking Licensed Property and the NFEC Leased Real Property are permitted pursuant to Applicable Law.

(vi)

To the Seller’s knowledge, no written notice of violation of any Applicable Law or of any covenant, restriction or easement affecting the Parking Licensed Property or the Dorchester Leased Real Property or any part thereof for which the Existing Operator is responsible under the terms of the Parking Licence or the Dorchester Premises Lease, respectively, or with respect to the use or occupancy of the Parking Licensed Property or the Dorchester Leased Real Property by the Existing Operator or any part thereof that are outstanding and that would have a material adverse effect on the value or use thereof following the Closing Date, has been received by the Existing Operator from any Governmental Authority or from any other Person entitled to enforce the same. To the Seller’s knowledge, the current use by the Existing Operator of the Parking Licensed Property and the Dorchester Leased Real Property is permitted pursuant to Applicable Law.

(vii)

No written notice of violation of any Applicable Law or of any covenant, restriction or easement affecting the Owned Real Property or any part thereof or with respect to the use or occupancy of the Owned Real Property by the Seller or any part thereof that are outstanding and that would have a material adverse effect on the value or use thereof following the Closing Date, has been received by the Seller from any Governmental Authority or from any other Person entitled to enforce the same. The current gaming use and, to the Seller’s knowledge, the non-gaming uses by the Seller of the Owned Real Property are permitted pursuant to Applicable Law.

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(viii)

The Seller has delivered or made available to the Service Provider true, correct and complete copies of the Building Condition Reports in the possession of the Seller, and during the Post-Submission Period, subject in all cases, to any normal wear and tear and to any damage or destruction dealt with in Article 12, there has been no material adverse change to the state and condition of:

(A)	the Improvements situated on the CN Leased Real Property that the Seller is responsible to maintain and repair under the terms of the CN Premises Lease;

(B)	the Fallsview Buildings situated on the Fallsview Owned Real Property; and

(C)

the buildings, structures and fixed improvements located on, in or under the property municipally known as 4200 Montrose Road, Niagara Falls, Ontario, and improvements and fixtures contained in or on such buildings and structures used in the operation of the same, but excluding improvements and fixtures not owned by or on behalf of OLG, from the state and condition described in the Building Condition Reports, assuming that none of the recommended actions set out in the Building Condition Reports have been implemented by the Seller unless the Service Provider has been otherwise advised by the Seller in writing.

(ix)

Subject to any damage or destruction dealt with in Article 12, and subject to matters disclosed in the Building Condition Reports or the Environmental Reports, neither the Seller nor, to the Seller’s knowledge, the Existing Operator has received written notice of any work orders, deficiency notices or other similar notices of non-compliance issued by any Governmental Authority with respect to:

(A)	the Improvements situated on the CN Leased Real Property that the Seller is responsible to maintain and repair under the terms of the CN Premises Lease,

(B)	the Improvements situated on the CN Licensed Property that the Seller is responsible to maintain and repair under the terms of the CN Licence;

(C)	the Improvements situated on the NFEC Leased Real Property that the Seller is responsible to maintain and repair under the terms of the NFEC Lease;

(D)	the Improvements situated on the Dorchester Leased Real Property that the Existing Operator is responsible to maintain and repair under the Dorchester Premises Lease; or

(E)	the Buildings forming part of the Owned Real Property,

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that are outstanding requiring or recommending that work or repairs in connection with such Leased Real Property, Owned Real Property or any part thereof are necessary or required.

(x)

All accounts for work and services performed or materials placed or furnished upon or in respect of any construction or repair of the Improvements in respect of the CN Leased Real Property, the CN Licensed Property or the NFEC Leased Real Property by the Seller (excluding, for greater certainty, all such construction or repairs undertaken by or on behalf of the landlord under such Real Property Leases or the licensor under the CN Licence), which are due and payable, will have been fully paid by Closing and, to the knowledge of the Seller, no one will be entitled on Closing to claim a lien in respect of the CN Leased Real Property, the CN Licensed Property or the NFEC Leased Real Property under the Construction Act (Ontario) for work performed by or on behalf of the Seller (excluding for greater certainty, all work undertaken by or on behalf of the landlord under such Real Property Leases or the licensor under the CN Licence).

(xi)

To the Seller’s knowledge, all accounts for work and services performed or materials placed or furnished upon or in respect of any construction or repair of the Improvements in respect of the Parking Licensed Property or the Dorchester Leased Real Property by the Existing Operator (excluding, for greater certainty, all such construction or repairs undertaken by or on behalf of the licensor under the Parking Licence or the landlord under the Dorchester Premises Lease), which are due and payable, will have been fully paid by Closing and, to the knowledge of the Seller, no one will be entitled on Closing to claim a lien in respect of the Parking Licensed Property or the Dorchester Leased Real Property under the Construction Act (Ontario) for work performed by or on behalf of the Existing Operator (excluding for greater certainty, all work undertaken by or on behalf of the licensor under the Parking Licence or the landlord under the Dorchester Premises Lease).

(xii)

All accounts for work and services performed or materials placed or furnished upon or in respect of any construction or repair of the Buildings in respect of the Owned Real Property by the Seller (excluding, for greater certainty, all such construction or repairs undertaken by or on behalf of the Existing Operator), which are due and payable, will have been fully paid by Closing and, to the knowledge of the Seller, no one will be entitled on Closing to claim a lien in respect of the Owned Real Property under the Construction Act (Ontario) for work performed by or on behalf of the Seller (excluding, for greater certainty, all such construction or repairs undertaken by or on behalf of the Existing Operator).

(xiii)	All Taxes in the nature of special or general assessments and real property taxes and/or payments in lieu of real property taxes that are payable by the Seller

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under the CN Premises Lease, the CN Licence, the Parking Licence, the Kent Street Parking Licence, the NFEC Lease or in respect of the Owned Real Property, that, in each case, are due, have either been paid in full or will be adjusted on Closing in accordance with Section 4.3(f)(ii) and, except as disclosed in Part B of Schedule 19, the Seller has not received written notice from any Governmental Authority of any proposed local improvement charges or special levies relating to the CN Leased Real Property, CN Licensed Property, the Parking Licensed Property, the Kent Street Parking Licensed Property, the NFEC Leased Real Property or the Owned Real Property.

(xiv)

To the Seller’s knowledge, all Taxes in the nature of special or general assessments and real property taxes and/or payments in lieu of real property taxes that are payable by the Existing Operator under the Parking Licence or the Dorchester Premises Lease that, in each case, are due, have either been paid in full or will be adjusted on Closing in accordance with Section 4.3(f)(ii) and, except as disclosed in Part B of Schedule 19, to the Seller’s knowledge, the Existing Operator has not received written notice from any Governmental Authority of any proposed local improvement charges or special levies relating to the Parking Licensed Property or the Dorchester Leased Real Property.

(xv)

All accounts or charges for water, hydro and gas, if applicable, that are payable by the Seller under the CN Premises Lease, the CN Licence, the NFEC Lease or in respect of the Owned Real Property and that are due, have either been paid in full or will be adjusted on Closing in accordance with Section 4.3(f)(iii).

(xvi)

To the Seller’s knowledge, all accounts or charges for water, hydro and gas, if applicable, that are payable by the Existing Operator under the Parking Licence or the Dorchester Premises Lease and that are due, have either been paid in full or will be adjusted on Closing in accordance with Section 4.3(f)(iii).

(xvii)	Since the Data Room Cutoff Date, there have been no amendments to the NFEC Lease or any of the NFEC Related Agreements that are adverse to the interest of the NFEC Tenant thereunder.

(f)	Environmental Matters.

(i)

Except as disclosed in the Environmental Reports and the Building Condition Reports, in the 24 month period prior to the Closing Date, neither the Seller nor, to the Seller’s knowledge, the Existing Operator has received any written notice from a Governmental Authority of any violation or possible violation of any Environmental Laws occurring with respect to the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the Kent Street Parking Licensed Property, the NFEC Leased Real Property, the Dorchester Leased Real Property or the Fallsview Retail Subleases for which the Seller or the Existing Operator would be responsible pursuant to the CN Premises Lease,

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the CN Licence, the Parking Licence, the Kent Street Parking Licence, the NFEC Lease, the Dorchester Premises Lease or the Fallsview Retail Subleases, as the case may be.

(ii)

Except as disclosed in the Environmental Reports and the Building Condition Reports, in the 24 month period prior to the Closing Date, the Seller has not received any written notice from a Governmental Authority of any violation or possible violation of any Environmental Laws occurring with respect to the Owned Real Property.

(iii)	The Seller has made available to the Service Provider true, correct and complete copies of:

(A)	the Environmental Reports; and

(B)

any material correspondence received from Governmental Authorities in the 24 month period prior to the Data Room Cutoff Date and which relate to environmental matters in respect of the Subject Gaming Sites that is in the possession or control of the Seller and which has been made available to the Service Provider in the folder entitled “RFP 1617-009 - Niagara\Background Information\4.0 Facility\4.06 Environmental Correspondence” in the Data Room as at the Data Room Cutoff Date.

(iv)

Except as disclosed in the Environmental Reports and the Building Condition Reports, to the Seller’s knowledge, during the occupation by the Seller or the Existing Operator, as applicable, of the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the Kent Street Parking Licensed Property, the NFEC Leased Real Property and the Dorchester Leased Real Property, respectively, each of the Seller and, to the Seller’s knowledge, the Existing Operator has been in compliance in all material respects with the covenants and obligations under the CN Premises Lease, the CN Licence, the Parking Licence, the Kent Street Parking Licence, the NFEC Lease and the Dorchester Premises Lease pertaining to environmental matters for which the Seller or the Existing Operator, as applicable, would be responsible pursuant to the CN Premises Lease, the CN Licence, the Parking Licence, the Kent Street Parking Licence, the NFEC Lease and the Dorchester Premises Lease, as the case may be.

(v)

Each of the Seller and, to the Seller’s knowledge, the Existing Operator has obtained all material licences, approvals, permits and other authorizations required pursuant to Environmental Laws relating to its use of the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the Kent Street Parking Licensed Property, the NFEC Leased Real Property and the Dorchester Leased Real Property if the Seller is responsible for obtaining same under the CN Premises Lease, the CN Licence, the Parking Licence, the Kent

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Street Parking Licence, the NFEC Lease or the Dorchester Premises Lease, as the case may be, and all such licences, approvals, permits and other authorizations are valid and in good standing, in all material respects.

(vi)

The Seller has obtained all material licences, approvals, permits and other authorizations required pursuant to Environmental Laws relating to its use of the Owned Real Property, and all such licences, approvals, permits and other authorizations are valid and in good standing, in all material respects.

(vii)

Except as disclosed in the Environmental Reports and the Building Condition Reports, to the knowledge of OLG, the Improvements forming part of the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the NFEC Leased Real Property and the Dorchester Leased Real Property have not been insulated with any Hazardous Substance except in compliance in all material respects with Applicable Law.

(viii)

Except as disclosed in the Environmental Reports and the Building Condition Reports, to the knowledge of the Seller, the Buildings forming part of the Owned Real Property have not been insulated with any Hazardous Substance except in compliance in all material respects with Applicable Law.

(ix)

During the Post-Submission Period, to the knowledge of OLG, there has been no material adverse change to the environmental state and condition of the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the NFEC Leased Real Property or the Dorchester Leased Real Property from the environmental state and condition described in the Environmental Reports relating to the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the NFEC Leased Real Property or the Dorchester Leased Real Property, if any, or the Building Condition Reports and for which the Seller or the Existing Operator, as applicable, would be responsible pursuant to the CN Premises Lease, the CN Licence, the NFEC Lease or the Dorchester Premises Lease.

(x)

During the Post-Submission Period, to the knowledge of the Seller, there has been no material adverse change to the environmental state and condition of the Owned Real Property from the environmental state and condition described in the Environmental Reports relating to the Owned Real Property, if any, or the Building Condition Reports and for the Owned Real Property, if any.

(g)

Title to Purchased Assets. Except as set out in Part B of Schedule 4, OLG, OGAC and, to the Seller’s knowledge, the Existing Operator and the Existing General Partner are the sole legal and beneficial owners of all of the Purchased Assets, with good and valid title, free and clear of all Encumbrances except Permitted Encumbrances. As of the Original Execution Date, OLG is the sole legal and OGAC is the sole beneficial owner of the Owned Real Property, with good and valid title, free and clear of all

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Encumbrances except Permitted Encumbrances. As of the Closing Time, OLG will be the sole legal and beneficial owner of the Owned Real Property, with good and valid title, free and clear of all Encumbrances except Permitted Encumbrances.

(h)

No Litigation. Except as set out in Schedule 8 and Schedule 13, there is no Claim against the Seller or, to the Seller’s knowledge, the Existing Operator or the Existing General Partner relating to or affecting the Purchased Assets or the Subject Gaming Sites (including any appeal or review thereof or any application for leave for appeal or review) in progress, pending or settled in the 24 month period prior to the Original Execution Date or, to the knowledge of the Seller, threatened against the Seller, the Existing Operator or the Existing General Partner and relating to or affecting the Purchased Assets or the Subject Gaming Sites and except as set out in Schedule 8 and Schedule 13, there is not presently outstanding against the Seller or, to the Seller’s knowledge, the Existing Operator or the Seller’s or, to the knowledge of OLG, the Existing Operator’s interest in the CN Leased Real Property, the CN Licensed Property, the Parking Licensed Property, the NFEC Leased Real Property, the Dorchester Leased Real Property or the Owned Real Property any material judgment, decree, injunction, rule or order of any Governmental Authority issued to or made against the Seller or, to the Seller’s knowledge, the Existing Operator or the Existing General Partner which affects the Purchased Assets or the Subject Gaming Sites, in all cases which would directly result in a material and adverse effect on the value or use of the Purchased Assets or the Subject Gaming Sites.

(i)

Material Contracts. Except as set out in Schedule 2, none of OLG, OGAC, or, to the knowledge of OLG, the Existing Operator or any of the other parties to any of the Material Contracts is in breach of its obligations thereunder in any material respect and no act or event has occurred which with notice or lapse of time or both, would constitute a material breach of any of the Material Contracts. The Seller has delivered or made available, or has caused to be delivered or made available, to the Service Provider true, correct and complete copies of the Material Contracts, including, all amendments, modifications, assignments, consents, notices, renewals and supplements thereto or otherwise in respect thereof, a complete list of which is set out in Schedule 2.

(j)	Taxes.

(i)	Each of OLG and OGAC is not a non-resident of Canada for the purposes of the Tax Act.

(ii)	Each of OLG and OGAC is duly registered under Subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to HST and their registration numbers are:

(A)	OLG: [REDACTED]

(B)	OGAC: [REDACTED]

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(k)	Financial Information.

(i)

The following Background Information made available to the Service Provider in the folder entitled “RFP 1617-009 – Niagara \ Background Information \ 3.0 Finance” (the “Finance Folder”) in the Data Room as at the Data Room Cutoff Date is true and correct in all material respects as at the respective dates thereof (subject to any updates to Schedule 8 as same may be updated from time to time pursuant to the terms thereof):

(A)	the documents posted under Section 3.04.01 “Audited Annual Financial Statements” in the Finance Folder; and

(B)	the documents posted under Section 3.05 “Asset Summary and Capital Expenditures” in the Finance Folder.

(ii)

The Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods to which they relate and subject, in the case of any interim financial statements included in the Financial Statements, to usual year-end adjustments and the exclusion of footnotes. Subject to the qualifications above, the Financial Statements fairly present the revenues and results of operations of the Subject Gaming Sites for the periods indicated therein and are accurate and complete in all material respects and consistent in all material respects with the Seller’s financial records.

(iii)

To the knowledge of OLG and subject to any updates to Schedule 8 (as same may be updated from time to time pursuant to the terms thereof), (1) the costs described or disclosed in the files made available to the Service Provider in the folder “RFP 1617-009 – Niagara\Background Information\3.0 Finance\3.04 Audited Annual Financial Statements” in the Data Room as of the Data Room Cutoff Date, and (2) the Disclosed AGCO Fees (as such term is defined in the Casino Operating and Services Agreement) described or disclosed in the files made available to the Service Provider in the folder “RFP 1617-009 - Niagara\Background Information\3.0 Finance\3.03 AGCO Fee Summary” in the Data Room as of the Data Room Cutoff Date, collectively constitute or describe all of the material costs that, in each case, are associated with the Seller’s operation of the Subject Gaming Sites in the Ordinary Course but, for greater certainty, do not include any costs that may arise in connection with the GMS Interface of the Site GMS to the Central GMS.

(l)	Employment Matters.

(i)	Schedule 8 (as same may be updated from time to time pursuant to the terms thereof) sets out in respect of each Employee:

(A)	his or her employee number;

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(B)	his or her position or title;

(C)	his or her job band/grade;

(D)	his or her employment status (e.g., full time, part time, temporary, casual, seasonal, co-op student) and the terms of any applicable flexible work arrangement or secondment;

(E)	his or her location of work;

(F)	his or her current wages, base salary or hourly rate of pay;

(G)	his or her eligibility with respect to payment of overtime or lieu time;

(H)	whether he or she participates in an annual bonus program;

(I)	whether he or she participates in the Benefit Plans and/or the Pension Plan;

(J)	his or her annual vacation entitlement and number of vacation days accrued and unused;

(K)	his or her employment service date/seniority date recognized by the Employee Holdco for any employment-related purpose;

(L)

whether he or she is on a lay-off, on statutory or approved leave of absence or otherwise inactive (including any extended sick or disability leave or receiving benefits pursuant to workers’ compensation legislation) and if so, the type of such leave of absence, the date the Employee commenced the leave and, if known, his or her anticipated date of return;

(M)	whether he or she is party to a written employment agreement with the Employee Holdco;

(N)	whether his or her employment is governed by a Collective Agreement; and

(O)	on a date agreed to by the Transition Working Committee, his or her name.

(ii)

Schedule 8 sets out all of the collective agreements (“Collective Agreements”) to which the Employee Holdco is a party or by which it is otherwise bound, either directly or indirectly by operation of Applicable Law, with respect to the Subject Gaming Sites. True, correct and complete copies of the Collective Agreements have been made available to the Service Provider in the folder

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entitled “RFP 1617-009 - Niagara\Background Information\6.0 Human Resources\6.07 Labour Agreements” in the Data Room as of the Data Room Cutoff Date (subject to any updates to Schedule 8 as same may be updated from time to time pursuant to the terms thereof).

(iii)	Except as disclosed in Schedule 8, with respect to the Subject Gaming Sites, no Union:

(A)	holds bargaining rights with respect to any Employees by way of certification, interim certification, voluntary recognition, designation or successor rights;

(B)	has, to OLG’s knowledge, applied to be certified as the bargaining agent of any Employees; or

(C)	has, to OLG’s knowledge, applied to have OLG or the Existing Operator declared a related employer or successor employer pursuant to applicable labour legislation.

(iv)

Except as disclosed in Schedule 8, there are no actual or, to OLG’s knowledge, threatened or pending organizing activities of any Union or any actual or, to OLG’s knowledge, threatened or pending unfair labour practice complaints, strikes, work stoppages, picketing, lock-outs, hand-billings, boycotts, slowdowns, arbitrations, grievances, complaints, charges or similar labour related disputes or proceedings pertaining to the Subject Gaming Sites and there have not been any such activities or disputes or proceedings within the last year.

(v)

Except as disclosed in Schedule 8, to the Seller’s knowledge, the Employee Holdco employs all the Employees at the Subject Gaming Sites in material compliance with all Applicable Law respecting employment, employment practices, employment standards, terms and conditions of employment and immigration, including wages and hours, pay equity, occupational health and safety, human rights, accessibility, labour relations law and workplace safety and insurance laws.

(vi)	To the Seller’s knowledge, except as disclosed in Schedule 8, there are no outstanding, pending or threatened Existing EH Claims.

(vii)	All Employees that are required to be registered under the Gaming Control Legislation are duly registered in accordance with the provisions thereof.

(m)	Pension and Benefit Matters.

(i)

Schedule 9 lists and briefly describes all Benefit Plans, pension plans and retirement savings plans for Employees or former employees of the Employee Holdco (if any). There are no pension plans or retirement savings plans for Employees or former employees of the Employee Holdco (if any) other than the Pension Plan.

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(ii)

OLG has delivered or made available to the Service Provider true, complete and up-to-date copies of the Pension Plan and all the Benefit Plans provided to the Employees or former employees of the Employee Holdco (or, where oral, written summaries of the material terms thereof) as amended as of the Original Execution Date, together with all related documentation, including plan summaries and employee booklets.

(iii)

All of the Benefit Plans and the Pension Plan are duly registered where required by Applicable Law and are in good standing thereunder (including registration with the relevant tax authorities where such registration is required to qualify for tax exemption or other beneficial tax status), all required contributions or payments in respect of the Benefit Plans and the Pension Plan have been made in accordance with Applicable Law, and the Benefit Plans and the Pension Plan have been established, administered, amended, funded and invested in compliance in all material respects with their terms, applicable Collective Agreements and all Applicable Law.

(iv)

As of Closing, the only obligation of the Service Provider with respect to pension plans and retirement savings plans for the Employees and former employees of the Employee Holdco shall be as set out in Section 13.6.

(v)	The Pension Plan does not contain a “defined benefit provision” as that term is defined in subsection 147.1(1) of the Tax Act.

(n)	Electronic Games and non-gaming FF&E.

(i)

The Electronic Games are generally, when viewed on an overall basis, in good operating condition and repair, having regard to their age and subject to ordinary wear and tear and, to the Seller’s knowledge, the Existing Operator is maintaining the Electronic Games in the Ordinary Course and consistent with the manner in which the Seller is maintaining similar equipment in the other Gaming Bundles.

(ii)

Except as set out in the Building Condition Reports, the FF&E (excluding any Inventory) relating to the non-gaming amenities associated with the Subject Gaming Sites is generally, when viewed on an overall basis, in good operating condition and repair, having regard to the age of the FF&E and subject to ordinary wear and tear.

(o)

Operations of Subject Gaming Sites. The CN Premises Lease, the CN Licence, the Parking Licence, the Kent Street Parking Licence, the Dorchester Premises Lease, the Existing Retail Lease, the Fallsview Retail Subleases, the Contracts (other than the NFEC Related Agreements), the Employee Holdco Contracts, the Material Contracts,

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the contracts, services and arrangements described in Part 2 of Schedule 6 and the contracts, services, purchase orders and arrangements which have been described in the files made available to the Service Provider in the folders entitled “RFP 1617-009 - Niagara\Background Information\8.0 Legal & Procurement\8.03 Contracts\8.03.02 Leases”, “RFP 1617-009 - Niagara\Background Information\8.0 Legal & Procurement\8.03 Contracts\8.03.03 Contracts to be Assigned to SP\8.03.03.01 Vendor Contracts”, “RFP 1617-009 - Niagara\Background Information\8.0 Legal & Procurement\8.03 Contracts\8.03.03 Contracts to be Assigned to SP\8.03.03.02 CSI Contracts” and “RFP 1617-009 - Niagara\Background Information\8.0 Legal & Procurement\8.03 Contracts\8.03.04 Contract Listing” in the Data Room as of the Data Room Cutoff Date constitute or describe, as the case may be, all of the material contracts, services or arrangements currently in effect and relating to the Existing Operator’s operation of (i) the Casino Games at the Subject Gaming Sites, and (ii) to the Seller’s knowledge, any non-gaming services, facilities and amenities at the Subject Gaming Sites.

(p)

Liquor Licences. The Liquor Licences with respect to the Subject Gaming Sites are held by the Existing General Partner. To the Seller’s knowledge, such Liquor Licences are valid and existing under Applicable Law and the Existing General Partner has not received written notice from any Governmental Authority of any pending suspension or cancellation of any such Liquor Licences.

(q)	Compliance with Legislation.

(i)

Except as set out in Schedule 13, to the Seller’s knowledge, the Existing Operator is operating the Gaming Sites at each of the Subject Gaming Sites in compliance with the Gaming Control Legislation, in all material respects.

(ii)	The Transition Activities, if performed in accordance with this Agreement, are lawful under sections 207(1)(a) and 207(1)(g) of the Criminal Code, as applicable.

(r)	OLG Responsible Gaming Accreditation. OLG received a Level 4 accreditation in 2014 for excellence from the World Lottery Association with respect to its “Responsible Gaming” program.

Employee Holdco

(s)	Ownership of Employee Holdco Shares. To the knowledge of OLG:

(i)	the Existing General Partner is the registered and beneficial owner of the Employee Holdco Shares with good and valid title thereto;

(ii)

on the Closing, the Employee Holdco Shares will be owned by the Service Provider as the registered and beneficial owner of record, with good and valid title thereto, free and clear of all Encumbrances;

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(iii)	the Employee Holdco Shares are not subject to any voting trust, shareholder agreement or voting agreement; and

(iv)

no Person other than the Service Provider has any contract or any right or privilege, whether by law, pre-emptive or contractual, capable of becoming a contract for the purchase or acquisition from the Existing General Partner of any of the Employee Holdco Shares.

(t)

Capitalization of Employee Holdco. To the knowledge of OLG, the authorized capital of the Employee Holdco consists of an unlimited number of common shares, of which one common share is issued and outstanding and registered in the name of the Existing General Partner. To the knowledge of OLG, all of the issued and outstanding securities of the Employee Holdco are duly authorized, validly issued and fully paid.

(u)

No Subsidiaries. To the knowledge of OLG, the Employee Holdco does not own or have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any Person.

(v)	Business of the Employee Holdco. To the knowledge of OLG:

(i)

the only business currently carried on by the Employee Holdco is being the employer of the Employees, who the Employee Holdco makes available to the Existing Operator in connection with the performance by the Existing Operator of its obligations under the Existing Operating Agreement;

(ii)	The Employee Holdco does not own any material property or assets; and

(iii)

except for OLG, no Person has any written or oral agreement, option, understanding or commitment, or any right or privilege (whether by law, contractual or otherwise) capable of becoming such for the purchase or other acquisition from the Employee Holdco of any of the property or assets of the Employee Holdco.

(w)

Indebtedness and Liabilities. To OLG’s knowledge, (i) the Employee Holdco has not incurred, created, issued, assumed, guaranteed or otherwise become liable for or with respect to, or become responsible for, the payment or performance of, contingently or otherwise, any indebtedness, (ii) the Employee Holdco has no liabilities (contingent or otherwise), except liabilities incurred in the Ordinary Course, and (iii) no Person has been granted an Encumbrance on any of the Employee Holdco’s assets, other than Permitted Encumbrances.

(x)

Litigation. To OLG’s knowledge, except as made available to the Service Provider in the folder entitled “RFP 1617-009 - Niagara\Background Information\8.0 Legal & Procurement\8.09 Litigation Summary” in the Data Room as of the Data Room Cutoff Date, there is no (i) action, suit, claim, proceeding or investigation pending or threatened against the Employee Holdco, at law or in equity, (ii) arbitration proceeding

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to which the Employee Holdco is a party or (iii) Governmental Authority inquiry pending or threatened against the Employee Holdco, in each case that would reasonably be expected to have a material adverse effect on the assets, liabilities or operations of the Employee Holdco if the resolution thereof was not in favour of the Employee Holdco.

(y)

Contracts. To OLG’s knowledge, (i) all of the written contracts, equipment leases, licences, sub-licences, agreements, commitments and undertakings to which the Employee Holdco is a party as of the Original Execution Date (the “Employee Holdco Contracts”) have been made available to the Service Provider in the folder entitled “RFP 1617-009 - Niagara\Background Information\8.0 Legal & Procurement\8.03 Contracts\8.03.03 Contracts to be Assigned to SP\8.03.03.02 CSI Contracts” in the Data Room as of the Data Room Cutoff Date, other than the written employment and consultant contracts entered into by or on behalf of the Employee Holdco with certain Employees and independent contractors which are summarized in the document made available to the Service Provider in the folder entitled “RFP 1617-009 - Niagara\Background Information\6.0 Human Resources\6.02.02.04 Director-Level and Above Employment Agreements” in the Data Room as of the Data Room Cutoff Date, (ii) each of the Employee Holdco Contracts is a legal, valid and binding and in full force and effect, enforceable against each party thereto in accordance with its respective terms, subject only to (A) limitations with respect to the enforcement of remedies by bankruptcy, insolvency, moratorium, reorganization and similar Applicable Law affecting creditors’ rights generally, and (B) general principles of equity, regardless of whether asserted in a proceeding in equity or at law and that a court may stay proceedings or the execution of judgments regardless of whether asserted in a proceeding in equity or at law; and (iii) each of the parties to the Employee Holdco Contracts has performed all material obligations required to be performed by such party thereunder in accordance with the terms thereof.

(z)	EH Financial Statements.

(i)

The following Background Information made available to the Service Provider in the folder entitled “RFP 1617-009 - Niagara\Background Information\12.0 Complex Services Inc (CSI)\12.01 CSI Audited Financial Statements” in the Data Room as of the Data Room Cutoff Date is true and correct in all material respects as at the date thereof (subject to any updates to Schedule 8 as same may be updated from time to time pursuant to the terms thereof):

(A)	Complex Services Inc. Audited Financial Statements 2016 (collectively, the “EH Financial Statements”).

(ii)

The EH Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods to which they relate. The EH Financial Statements fairly present the revenues and results of operations of the Employee Holdco for the periods indicated therein and are accurate and complete in all material respects and, to the Seller’s knowledge, consistent in all material respects with the Employee Holdco’s financial records.

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(iii)

To the knowledge of the Seller and subject to any updates to Schedule 8 (as same may be updated from time to time pursuant to the terms thereof), the costs described or disclosed in the files made available to the Service Provider in the folder entitled “RFP 1617-009 - Niagara\Background Information\12.0 Complex Services Inc (CSI)\12.01 CSI Audited Financial Statements” in the Data Room as of the Data Room Cutoff Date, constitute or describe all of the material costs that are associated with the operation of the Employee Holdco in the Ordinary Course.

(aa)

Non-Arm’s Length Transactions. To OLG’s knowledge, at the Closing, except as disclosed in Schedule 20, (i) the Employee Holdco will not be indebted to the Existing Operator, the Existing General Partner or any officer, director, employee or Affiliate thereof other than in respect of amounts that will be adjusted in accordance with Section 4.3(h); (ii) the Employee Holdco will not be a party to any Contract, any Employee Holdco Contract or any other contract with the Existing Operator, the Existing General Partner or any officer, director, employee or Affiliate thereof; and (iii) neither the Existing Operator, the Existing General Partner nor any officer, director, employee or Affiliate thereof will (A) own, directly or indirectly, in whole or in part, any property that the Employee Holdco uses in the operation of its business, or (B) have any cause of action or other claim whatsoever against, or owe any amounts to, the Employee Holdco.

(bb)

Dividends. To OLG’s knowledge, at the Closing, (i) the Employee Holdco will not have, directly or indirectly, declared any dividends or other distributions on any of its shares that have not been paid in full, and (ii) the Employee Holdco will not have, directly or indirectly, agreed to redeem, purchase or otherwise acquire any of its shares.

Any representation or warranty that is expressed to be given “to OLG’s knowledge”, “to the knowledge of OLG”, “to the Seller’s knowledge” or “to the knowledge of the Seller” or is otherwise expressed to be limited in scope to matters known to the Seller or either of them or of which the Seller or either of them is aware, means, as at the Original Execution Date or the Closing (as the case may be), the actual knowledge of OLG’s Vice President, Land Based Gaming after reasonable and appropriate enquiry, without independent investigation or verification, with:

(i)	OLG’s senior management lead for facility maintenance, construction and capital projects in respect of the representations and warranties given in Sections 7.1(e) and 7.1(f);

(ii)	OLG’s Vice-President Legal Services in respect of the representations and warranties given in Section 7.1(h); and

(iii)	OLG’s Vice-President, Controller in respect of the representations and warranties given in Section 7.1(k).

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Notwithstanding the foregoing, with respect to the representations and warranties given by the Seller in Sections 7.1(l), (s), (t), (u), (v), (w), (x), (y), (z), (aa) and (bb) and any other representations and warranties given by the Seller in Section 7.1 relating to the Existing Operator, the Existing General Partner, the Employee Holdco, any action or omission of any of the foregoing, the Purchased Assets that are owned or operated by the Existing Operator (including any Contracts to which the Existing Operator is a party, the Dorchester Premises Lease and the Parking Licence), the Employee Holdco Contracts, the Employees, the Benefit Plans, the Pension Plan, the Existing EH Claims and the Liquor Licences, to the extent that such representations and warranties are expressed to be given “to OLG’s knowledge”, “to the knowledge of OLG”, “to the Seller’s knowledge” or “to the knowledge of the Seller” or are otherwise expressed to be limited in scope to matters known to the Seller or either of them or of which the Seller or either of them is aware, such references mean, as at the Original Execution Date or the Closing (as the case may be), the actual knowledge of OLG’s Vice President, Land Based Gaming after reasonable and appropriate enquiry, without independent investigation or verification, with the Existing Operator or officers and employees of the Existing Operator who OLG would reasonably consider to be knowledgeable in respect of such representations and warranties.

To the extent that any OLG position listed in the foregoing no longer exists or is vacant at the applicable time, then the reference to such position shall be deemed to be modified to refer to the officer or other employee of the Seller who is then performing substantially similar functions and duties of such position. The Service Provider acknowledges and agrees that no officer or employee of any of the Seller, the Existing Operator, the Existing General Partner or the Employee Holdco, including those specifically referred to herein (as same may be deemed to be modified by the terms hereof) will, in any event, be personally liable for, or as a result of, a breach of any representation or warranty in this Agreement or as a result of any representation or warranty having been qualified by the phrase “to the knowledge of the Seller” or any phrase or expression having a similar effect or as otherwise contemplated in this Section 7.1, and each such officer or employee is hereby made a beneficiary of this Section 7.1 to the extent required to give effect to such exclusion of personal liability.

7.2	Seller’s Representations and Warranties Deemed Modified

(a)

To the extent that at or prior to Closing the Seller provides notice in writing to the Service Provider that any of the Seller’s representations and warranties are untrue or incorrect in any way (and the Service Provider completes the Transactions), such representations and warranties shall be deemed modified to reflect such notice. The Seller shall have no liability in connection with this Agreement or any document delivered pursuant to this Agreement by reason of any untrue or incorrect representation or warranty if and to the extent the Service Provider has received written notice from the Seller of same at or prior to Closing and the Service Provider elects, nevertheless, to consummate the Closing or is deemed to have waived its right to terminate this Agreement by reason of any untrue or incorrect representation or warranty. In the event the Service Provider receives notice in writing at or prior to the Closing that the Seller’s representations and warranties are untrue or incorrect in any material respect, the Service Provider shall only be permitted to terminate this Agreement in accordance with Section 15.2 within the earlier of (a) 7 days from the

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date on which it received such notice, and (b) the Closing Date. If the Service Provider does not terminate this Agreement within the earlier of such 7 day period or the Closing Date, it shall be deemed to have waived such right. If the Service Provider does so elect to terminate this Agreement, then the Seller may accept such termination, or at OLG’s option and without any obligation to do so, indemnify and save the Service Provider harmless, in accordance with Article 14, from and against any Losses which the Service Provider actually suffers or incurs in respect of the untrue or incorrect representation and warranty, and in such case, the Service Provider shall proceed to complete the Transactions in accordance with the provisions of this Agreement, provided OLG will not have the option to provide such an indemnity and have the Service Provider proceed to complete the Transactions in the case of a material breach of the representation and warranty in Section 7.1(d)(ii).

(b)

To the extent that at or prior to Closing the Service Provider has actual knowledge that any of the Seller’s representations and warranties are untrue or incorrect in any way (and the Service Provider completes the Transactions), such representations and warranties shall be deemed modified to reflect such actual knowledge. The Seller shall have no liability in connection with this Agreement or any document delivered pursuant to this Agreement by reason of any untrue or incorrect representation or warranty if and to the extent the Service Provider has actual knowledge of same at or prior to Closing and the Service Provider elects, nevertheless, to consummate the Closing or is deemed to have waived its right to terminate this Agreement by reason of any untrue or incorrect representation or warranty. In the event the Service Provider has actual knowledge at or prior to the Closing that the Seller’s representations and warranties are untrue or incorrect in any respect, the Service Provider shall as soon as reasonably practicable provide notice to the Seller of such untrue or incorrect representation or warranty and if such representation and warranty is untrue or incorrect in any material respect, the Service Provider shall only be permitted to terminate this Agreement in accordance with Section 15.2 within the earlier of (a) 7 days from the date on which it provides such notice to the Seller, and (b) the Closing Date. If the Service Provider does not terminate this Agreement within the earlier of such 7 day period or the Closing Date, it shall be deemed to have waived such right. If the Service Provider does so elect to terminate this Agreement, then the Seller may accept such termination, or at OLG’s option and without any obligation to do so, indemnify and save the Service Provider harmless, in accordance with Article 14, from and against any Losses which the Service Provider actually suffers or incurs in respect of the untrue or incorrect representation and warranty, and in such case, the Service Provider shall proceed to complete the Transactions in accordance with the provisions of this Agreement, provided OLG will not have the option to provide such an indemnity and have the Service Provider proceed to complete the Transaction in the case of a material breach of the representation and warranty in Section 7.1(d)(ii).

(c)

Reference to disclosure or description of matters in the Building Condition Reports or the Environmental Reports, shall include matters that were described in, or were properly inferable or readily apparent from such assessments and reports.

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7.3	As-is, Where-is

Subject to the provisions of this Article 7, all of the Purchased Assets shall be sold in an “as is/where is” condition at the Service Provider’s sole risk and peril, and will be accepted and assumed by the Service Provider in the state and condition existing as at the Closing Date and except as expressly provided in this Article 7, neither OLG nor OGAC makes any representation, warranty or covenant with respect to the Purchased Assets. The Service Provider hereby unconditionally and irrevocably waives any and all actual or potential rights it might have against OLG, OGAC, the Existing Operator or the Existing General Partner (and the Existing Operator and the Existing General Partner are hereby made beneficiaries of this Section 7.3 for the purposes of such waiver) regarding any form of warranty, express or implied, of any kind or type (including all applicable statutory warranties), other than those expressly set forth in this Agreement and, after Closing, the Casino Operating and Services Agreement. Such waiver includes a waiver of express and implied warranties and conditions, including warranties and conditions of fitness for a particular use or purpose, merchantability, occupancy, strict liability and claims of every kind and type, including claims regarding defects which might have been discoverable which were not or are not discoverable, and product liability claims and similar claims. Without limiting the generality of the foregoing, each of OLG and OGAC (in each case, on its own behalf and on behalf of the Existing Operator and the Existing General Partner) expressly disclaims any representation, warranty or covenant that is not set out in this Agreement or, after Closing, the Casino Operating and Services Agreement. Nothing in this Section 7.3 shall be construed so as to limit the Service Provider’s rights under any third-party product warranties or guarantees forming part of the Claimed Amounts and assigned to the Service Provider by the Seller or the Existing Operator.

7.4	Survival of OLG’s and OGAC’s Representations and Warranties

The representations and warranties of OLG and OGAC contained in this Agreement or any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Service Provider as follows:

(a)	as to the representations and warranties contained in Sections 7.1(a), 7.1(b) and 7.1(j) indefinitely; and

(b)

as to all other matters, for a period of 18 months following the Closing Date, unless a bona fide notice of a Claim for indemnity pursuant to Section 14.1 shall have been given in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that Claim until the final determination or settlement of that Claim.

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ARTICLE 8

REPRESENTATIONS AND WARRANTIES OF SERVICE PROVIDER

8.1	Representations and Warranties of the Service Provider

As of the Execution Date, and except or as limited, modified or qualified by the Schedules hereto and except as otherwise within the knowledge of the Seller, the Service Provider makes the following representations and warranties and acknowledges that the Seller is relying on such representations and warranties in entering into this Agreement and in selling the Purchased Assets to the Service Provider and assigning the Assumed Liabilities:

(a)

Corporate Organization, Standing and Qualifications. The Service Provider is a corporation duly continued and validly existing under the laws of the Province of Ontario and has not been dissolved. The Service Provider has all requisite corporate power, authority and capacity to own, lease and operate its property and assets, to carry on its business as presently conducted, to purchase the Purchased Assets and otherwise perform its obligations pursuant to this Agreement.

(b)

Authorization. The Service Provider has the corporate capacity, authority and power to execute, deliver and perform this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Service Provider, and constitutes a legal, valid and binding obligation of the Service Provider, enforceable against it in accordance with its terms, subject only to (i) limitations with respect to the enforcement of remedies by bankruptcy, insolvency, moratorium, reorganization and similar Applicable Law affecting creditors’ rights generally; and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law and that a court may stay proceedings or the execution of judgments regardless of whether asserted in a proceeding in equity or at law.

(c)

No Violations. The execution and delivery of this Agreement, the consummation of the Transactions and compliance by the Service Provider with any provisions hereof will not conflict with or result (with or without notice, lapse of time or both) in a breach of any of the terms, conditions or provisions of (i) the articles, by-laws or other constating documents of the Service Provider; (ii) any note, bond, lease, mortgage, indenture, licence, franchise, permit, agreement, contract or other instrument or obligation to which the Service Provider is a party, or by which the Service Provider is bound or affected; or (iii) violate any Applicable Law applicable to the Service Provider or any of its properties or assets.

(d)

Consents and Approvals. Except for the Competition Act Approval and subject to Section 3.6, no consent or approval by, or any notification or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to the Service Provider in connection with the execution, delivery or performance by the Service Provider of this Agreement.

(e)	Residency. The Service Provider is not a “non-resident” within the meaning of the Tax Act.

(f)

Litigation. There are no Claims, arbitration or legal, administrative or other proceedings or investigations by any Governmental Authority, including appeals and applications for review pending or, to the best of the Service Provider’s knowledge, threatened against the Service Provider, which, if determined adversely to the Service

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Provider, would (i) prevent the Service Provider from paying the Purchase Price to the Seller; (ii) enjoin, restrict or prohibit the transfer of all or any part of the Purchased Assets as contemplated by this Agreement; or (iii) delay, restrict or prevent the Service Provider from fulfilling any of its obligations set out in this Agreement or arising from this Agreement.

(g)	HST. The Service Provider is duly registered under Subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the HST and its registration number is [REDACTED].

8.2	Service Provider’s Representations and Warranties Deemed Modified

To the extent that at or prior to Closing the Service Provider provides notice in writing to the Seller that any of the Service Provider’s representations and warranties are untrue, incorrect or incomplete in any way (and the Seller completes the Transactions), such representations and warranties shall be deemed modified to reflect such notice. The Service Provider shall have no liability in connection with this Agreement or any document delivered pursuant to this Agreement by reason of any untrue, incorrect or incomplete representation or warranty if and to the extent the Seller has received written notice from the Service Provider of same at or prior to Closing and the Seller elects, nevertheless, to consummate the Closing.

8.3	Survival of the Service Provider’s Representations and Warranties

The representations and warranties of the Service Provider contained in this Agreement or any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Seller as follows:

(a)	as to the representations and warranties contained in Sections 8.1(a), (b), (e) and (g), indefinitely; and

(b)

as to all other matters, for a period of 18 months following the Closing Date, unless a bona fide notice of a Claim for indemnity pursuant to Section 14.1 shall have been given in writing before the expiry of that period, in which case the representation and warranty to which such notice applies shall survive in respect of that Claim until the final determination or settlement of that Claim.

ARTICLE 9

BACKGROUND INFORMATION

9.1	No Liability

Except to the extent that any Background Information is expressly subject to the representations and warranties contained herein, none of the Seller, any Provincial Entity, the Existing Operator or the Existing General Partner shall be liable to the Service Provider for, and the Service Provider shall not seek to recover from OLG, OGAC, any Provincial Entity, the Existing Operator or the Existing General Partner, any Losses or Liabilities which may arise (whether in contract, tort or otherwise)

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from the adoption, use or application of the Background Information by, or on behalf of, the Service Provider. Each Provincial Entity, the Existing Operator and the Existing General Partner are hereby made beneficiaries of this Section 9.1.

9.2	No Warranty

(a)

Except to the extent that any Background Information is expressly subject to the representations and warranties contained herein, neither OLG nor OGAC gives any representation, warranty or undertaking of whatever nature in respect of the Background Information and, specifically (but without limitation), neither OLG nor OGAC represents or warrants as to the accuracy or completeness of the Background Information nor that the Background Information represents all of the information in its possession or control or in the possession or control of the Existing Operator relevant or material to or in connection with the Transactions or the obligations of the Service Provider under this Agreement.

(b)

Except to the extent that any Background Information is expressly subject to the representations and warranties contained herein, none of OLG, OGAC, any Provincial Entity, the Existing Operator or the Existing General Partner shall be liable to the Service Provider in respect of any failure, whether before, on or after the execution and delivery of this Agreement:

(i)	to disclose or make available to the Service Provider any information, documents or data;

(ii)	to review or update the Background Information; or

(iii)	to inform the Service Provider of any inaccuracy, error, omission, defect or inadequacy in the Background Information.

Each Provincial Entity, the Existing Operator and the Existing General Partner are hereby made beneficiaries of this Section 9.2(b).

9.3	No Claims

(a)	The Service Provider acknowledges and confirms that, except to the extent that any Background Information is expressly subject to the representations and warranties of the Seller contained herein:

(i)

it has conducted its own independent analysis and review of the Background Information as it considers necessary and has, before the execution and delivery of this Agreement, satisfied itself as to the accuracy, adequacy, interpretation, relevance, completeness, sufficiency and fitness for purpose of any such Background Information upon which it places reliance;

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(ii)

any interpretations, opinions or conclusions made with respect to the Background Information are based solely on the investigations, examinations, analysis, interpretation, information, judgment and knowledge of the Service Provider and are not based on any analysis, evaluation, representation, statement, summary or other information provided by or through OLG or included in the Data Room, whether such information was prepared by OLG, OGAC, any Provincial Entity, the Existing Operator, the Existing General Partner, or any third party (each such third party, including any Provincial Entity and the Existing Operator, that has prepared or contributed to the preparation of, or that has consented to the disclosure of, such Background Information, in whole or in part, a “Third Party Contributor”);

(iii)

any adoption, application, use of or reliance by the Service Provider on any and all Background Information shall be at the Service Provider’s sole risk and without any recourse whatsoever against OLG, OGAC, any Provincial Entity, the Existing Operator, the Existing General Partner or any other Third Party Contributor or their respective representatives; and

(iv)

it shall not be entitled to and shall not make any Claim against OLG, OGAC, any Provincial Entity, the Existing Operator, the Existing General Partner or any other Third Party Contributor (whether in contract, tort or otherwise), including any Claim in damages, for extensions of time or for additional payments under this Agreement on the grounds:

(A)	of any misunderstanding or misapprehension in respect of the Background Information;

(B)	that the Background Information was incorrect or insufficient; or

(C)	otherwise on the basis of the adoption, use or application of the Background Information by or on behalf of the Service Provider,

nor shall the Service Provider be relieved from any of its obligations under this Agreement on any such ground.

Each Third Party Contributor is hereby made a beneficiary of this Section 9.3.

9.4	Access to Data Room

OLG shall keep the Data Room and the Background Information contained therein as at the Data Room Cutoff Date available to the Service Provider following the Original Execution Date until the Closing Date. OLG shall provide written notice to the Service Provider in accordance with the procedure set out in the RFP of updates and additions to the Data Room made after the Data Room Cutoff Date until the Closing Date.

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On Closing, OLG shall deliver to the Service Provider an index of the content of the Data Room together with an electronic copy of all of the files contained in the Data Room as of each of the Data Room Cutoff Date, the Original Execution Date and the Closing Date.

ARTICLE 10

COVENANTS

10.1	Commercially Reasonable Efforts

(a)

Subject to the terms and conditions contained herein, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under Applicable Law to consummate and make effective the Transactions.

(b)

If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Transactions, then such Party will endeavour in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(c)

Except as otherwise contemplated under this Agreement and subject to the performance and requirements of the Transition Activities and of Applicable Law, until the Closing Date, the Seller will, in respect of each of the Subject Gaming Sites, (i) cause the Existing Operator to operate the Subject Gaming Sites in the Ordinary Course, (ii) not terminate, cancel or materially modify any existing Material Contract (or with respect to Material Contracts to which the Existing Operator is the contracting party, cause to be not terminated, cancelled or materially modified), except with the consent of the Service Provider, which consent shall not be unreasonably withheld or delayed, (iii) not terminate, cancel or materially modify any existing Real Property Lease except for amendments that are not adverse to the interest of the tenant under the applicable Real Property Lease, (iv) not terminate, cancel or materially modify any NFEC Related Agreement except for amendments that are not adverse to the interest of the NFEC Tenant (or its assignees) thereunder, (v) cause the Existing Operator to not terminate, cancel, materially modify or accept the surrender of any existing Fallsview Retail Sublease that has a term that expires later than June 11, 2019 (other than any termination or surrender in accordance with the terms thereof), or to renew or replace any Fallsview Retail Sublease that is listed on Schedule 22 as of the Original Execution Date (other than any renewal in accordance with the terms thereof), in each case except with the consent of the Service Provider, which consent shall not be unreasonably withheld or delayed, (vi) not terminate, cancel or materially modify the Parking Licence except for amendments that are contemplated in documents that were included in the Data Room prior to the Submission Deadline or that are not otherwise adverse to the interest of the licensee thereunder, (vii) comply with or cause to be complied with all contractual obligations of OLG, OGAC or the Existing Operator, as applicable, under the Material Contracts in all material respects, and (viii) maintain or cause to be maintained the books and records in the Ordinary Course in all material respects.

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10.2	Representations and Warranties

Subject to Section 15.5, each of the Parties shall use its commercially reasonable efforts to ensure that, subject to Sections 7.2 and 8.2, the representations and warranties set out in this Agreement are true and correct at the Closing Time as if such representations and warranties were made at and as of the Closing Time, except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted by this Agreement, and other than representations and warranties that speak of a specific date or time (in which case such representations and warranties shall be true and correct on and as of such date or time).

10.3	Notification of Certain Matters

Each Party shall up to the Closing Date, give prompt notice to the other Parties of any of the following which occurs, or of which it becomes aware, following the Original Execution Date:

(a)	any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default under any Material Contract;

(b)	the occurrence or existence of any fact, circumstance or event which would reasonably be expected to result in:

(i)	any representation or warranty made by such Party in this Agreement, to be untrue or inaccurate in any material respect,

(ii)	any material breach of a covenant of such Party set forth in this Agreement, or

(iii)	the non-fulfilment of any condition set out in Sections 15.1 or 15.3, as the case may be; and

(c)	any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the Transactions.

ARTICLE 11

COMPETITION ACT

11.1	Competition Act Approval

The Service Provider and OLG will each use commercially reasonable efforts to obtain Competition Act Approval and in doing so will cooperate with each other. Without limiting the generality of the foregoing, the Service Provider and OLG will, as soon as practicable after the Original Execution Date, prepare and provide submissions to the Commissioner of Competition, including an application for an Advance Ruling Certificate and a request in the alternative for a no-action letter and a waiver from notification under subsection 113(c) and promptly furnish any additional information requested

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under the Competition Act. In addition, if requested by the Service Provider, OLG or the Commissioner of Competition, the Service Provider and OLG shall each file a pre-merger notification pursuant to the Competition Act.

11.2	Communications

The Parties will advise each other of any material communications they have with the Commissioner of Competition or his or her staff in connection with the Competition Act Approval and will permit each other to participate in or review any such material communication before it is made. Notwithstanding the foregoing, submissions, filings or other written communications to the Commissioner of Competition or the staff of the Competition Bureau may be redacted as necessary before sharing with the other Parties to address reasonable solicitor-client or other privilege or confidentiality concerns, provided that external legal counsel to the Service Provider and OLG shall receive non-redacted versions of drafts or final submissions, filings or other written communications to the Commissioner of Competition or the staff of the Competition Bureau, except for information that relates to the valuation of the Transactions, on the basis that the redacted information will not be shared with their respective clients.

11.3	Notice of Approval

The Service Provider shall give to OLG notice of Competition Act Approval within one Business Day following receipt by the Service Provider of evidence thereof.

11.4	Fees

The Service Provider will pay any requisite filing fees and applicable taxes in relation to any filing or application made in respect of the Competition Act.

ARTICLE 12

DAMAGE OR DESTRUCTION

12.1	Risk

The Purchased Assets, the Improvements on the CN Leased Real Property and the Fallsview Owned Real Property shall be and remain at the risk of the Seller up to and including the Closing Time and, subject to the provisions of the Fallsview Lease, thereafter, shall be at the risk of the Service Provider. For greater certainty, all insurance policies held by or for the benefit of the Seller in respect of the Purchased Assets, the Improvements on the CN Leased Real Property and the Fallsview Owned Real Property shall be maintained by or for the benefit of the Seller until the Closing Time and will not be assigned to the Service Provider. The Service Provider shall be obligated to obtain its own insurance in respect of the Purchased Assets the Improvements on the CN Leased Real Property and, to the extent required pursuant to the Fallsview Lease, the Fallsview Owned Real Property as at the Closing Time.

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12.2	Damage or Destruction of Purchased Assets, CN Leased Real Property and Fallsview Owned Real Property

Notwithstanding anything to the contrary contained herein, if, prior to the Closing Time, any or all of (i) the Purchased Assets located at or comprising part of any of the Subject Gaming Sites, (ii) the Improvements on the CN Leased Real Property or (iii) any part of the Fallsview Owned Real Property are destroyed or damaged by fire or any other casualty, the Seller shall promptly deliver a written notice (a “Notice of Loss”) to the Service Provider specifying the nature and extent of the loss or damage. Within 3 Business Days of the Service Provider’s receipt of a Notice of Loss, the Seller and the Service Provider shall meet to determine, each acting reasonably, the percentage, if any, by which the projected Gaming Revenue for the Subject Gaming Bundle as set out in the Service Provider’s proposal submitted in response to the RFP would, by reason of such damage or destruction, decrease during the first twelve (12) months following Closing (the “Percentage Gaming Revenue Decrease”). In determining the Percentage Gaming Revenue Decrease, it shall be assumed that (i) the Service Provider will, following Closing, use commercially reasonable efforts to repair or replace any damage or destruction to the Purchased Assets or the Improvements on the CN Leased Real Property, as applicable, (ii) OLG will, following Closing, notwithstanding anything to the contrary in the Fallsview Lease, use commercially reasonable efforts to repair or replace any damage or destruction to the Fallsview Owned Real Property, and (iii) in each case, the Service Provider will otherwise mitigate the effects of such damage or destruction. Should the Parties be unable to agree as to the Percentage Gaming Revenue Decrease within 8 Business Days of the Notice of Loss, then either Party may submit such dispute for resolution in accordance with Section 18.1, provided that the provisions of Section 1 of Schedule 16 shall apply to such dispute. In the event that the Percentage Gaming Revenue Decrease is equal to or greater than [REDACTED], the Service Provider shall have the option, exercisable by notice in writing to the Seller given no later than 10 Business Days from the date of agreement of the Parties as to the Percentage Gaming Revenue Decrease or the resolution of the dispute in accordance with the provisions herein:

(a)	to complete the purchase without reduction of the Purchase Price; or

(b)	to terminate this Agreement.

If the Service Provider does not terminate this Agreement within such 10 Business Day period, it shall be deemed to have waived such right and to have elected to complete the Transactions in accordance with paragraph (a) above. If the Service Provider elects to terminate this Agreement within such 10 Business Day period, then the Seller may accept such termination, or at OLG’s option and without any obligation to do so, OLG shall indemnify and save the Service Provider harmless, in accordance with Article 14, from and against any Losses which the Service Provider actually suffers or incurs after Closing in respect of such damage or destruction to the Purchased Assets, the Improvements on the CN Leased Real Property or the Fallsview Owned Real Property, provided that in such case and notwithstanding the foregoing: (i) the Service Provider shall proceed to complete the Transactions in accordance with the provisions of this Agreement, (ii) following Closing, (A) the Service Provider shall use commercially reasonable efforts to repair or replace any damage or destruction to the Purchased Assets or the Improvements on the CN Leased Real Property, as applicable, and (B) OLG will, following Closing, notwithstanding anything to the contrary in the Fallsview Lease, use

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commercially reasonable efforts to repair or replace any damage or destruction to the Fallsview Owned Real Property, and (iii) the calculation of any amounts payable by OLG to the Service Provider, as set forth above, shall take into account and there shall be a reduction of any applicable amounts that the Service Provider would have suffered or incurred if the Percentage Gaming Revenue Decrease had been less than [REDACTED].

If necessary, the Closing Date and/or the Outside Date shall be extended by the number of Business Days required to allow the applicable periods referred to in this Section 12.2 (and if applicable, Schedule 16) to elapse. Notwithstanding the foregoing, if damage or destruction occurs to the Purchased Assets, the Improvements on the CN Leased Real Property or the Fallsview Owned Real Property, at any time before Closing and if OLG, at its option, elects to agree to indemnify the Service Provider as set forth above, the Parties shall proceed to complete the Transactions on the Closing Date or such later date as OLG may designate, acting reasonably to allow sufficient time to complete the Transactions, without the need to determine the Percentage Gaming Revenue Decrease before Closing.

If (A) the Percentage Gaming Revenue Decrease is less than [REDACTED], or (B) the Percentage Gaming Revenue Decrease is equal to or greater than [REDACTED] and the Service Provider elects to consummate the Transactions or is deemed to have elected to complete the Transactions in accordance with paragraph (a) above, or (C) the Service Provider has elected to terminate this Agreement, but OLG has elected to agree to indemnify the Service Provider as set forth above, then:

(i)

in respect of the Purchased Assets or the Improvements on the CN Leased Real Property, all proceeds of insurance related to reimbursement for repair or replacement of direct property damage (but expressly excluding proceeds of business interruption insurance) to which the Seller is entitled under the Seller’s insurance in respect of the damage or destruction shall be assigned to the Service Provider by way of assignment in a form acceptable to the Service Provider, acting reasonably, and the Seller shall pay to the Service Provider an amount equal to any deductibles under such insurance in respect of the damage or destruction (if and to the extent the insurance is otherwise payable in respect of such damage or destruction in accordance with the terms of the Seller’s insurance), and the Parties shall proceed to complete the Transactions in accordance with the provisions of this Agreement; and

(ii)

in respect of the Fallsview Owned Real Property, the Seller shall retain all proceeds of insurance related to reimbursement for repair or replacement of direct property damage to which the Seller is entitled under the Seller’s insurance in respect of the damage or destruction, and the Parties shall proceed to complete the Transactions in accordance with the provisions of this Agreement.

12.3	Delay in Substantial Completion or Damage or Destruction of NFEC Leased Real Property

Notwithstanding anything to the contrary contained herein:

(a)	if the NFEC Commencement Date has not occurred prior to the Closing Date and will not occur on the Closing Date; or

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(b)

if, following Substantial Completion (as defined in the NFEC Lease), but prior to the Closing Date, any or all of the NFEC Leased Real Property is destroyed or damaged so as to render it substantially unusable by the NFEC Tenant for the Permitted Use,

(each, a “NFEC Lease Assignment Delay Event”) OLG shall provide prompt written notice of such NFEC Lease Assignment Delay Event (including reasonable details thereof) to the Service Provider, and OLG shall not be required to assign and transfer to the Service Provider, and the Service Provider shall not be required to accept and assume from OLG, the NFEC Agreements on Closing in accordance with Section 3.1. In such circumstances, OLG shall use commercially reasonable efforts to keep the Service Provider apprised with respect to the anticipated NFEC Commencement Date or the repair of the NFEC Leased Real Property to the extent required to render it useable by the NFEC Tenant for the Permitted Use (the “NFEC Repair”), as applicable, and thereafter, on the NFEC Commencement Date or the date on which the NFEC Repair has been completed (as reasonably determined by OLG and the NFEC Landlord) (such date, the “NFEC Lease Assignment Date”), OLG shall assign and transfer to the Service Provider, and the Service Provider shall accept and assume from OLG, the NFEC Agreements with effect as of the NFEC Lease Assignment Date, excluding any rights relating to the NFEC Purchase Option under the NFEC Lease and the related NFEC Option to Purchase Agreement, which rights and the corresponding obligations and liabilities will remain with OLG following such assignment.

ARTICLE 13

EMPLOYMENT, PENSION AND BENEFIT MATTERS

13.1	[REDACTED]

(a)	[REDACTED]

(b)	[REDACTED]

(c)

The Service Provider shall, and shall cause the Employee Holdco (or, subject to the terms of the Casino Operating and Services Agreement, one or more other Designated Subsidiaries, as applicable) to continue to, recognize the past service of all Employees to the extent recognized by the Employee Holdco (and as reflected in Schedule 8) for all employment-related purposes and otherwise as required by Applicable Law.

13.2	Compliance with Applicable Law Post-Transfer

Following the Closing Date, the Service Provider shall and shall cause the Employee Holdco (and any other Designated Subsidiary) to comply in all material respects with all Applicable Law in connection with the employment of the Employees, including without limitation, employment practices and standards, labour relations, workers’ compensation, pay equity, occupational health and safety, human rights, Ontario Health Tax, federal laws related to Canada Pension Plan, employment insurance, income tax and privacy.

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13.3	Non-Solicitation of Employees After Closing

(a)

For a period of 12 months following the Closing Date, OLG shall not, and shall cause the Existing Operator not to, directly or indirectly solicit or recruit or otherwise induce or attempt to induce any Employee to discontinue his or her employment relationship with the Employee Holdco.

(b)

Notwithstanding the foregoing, this Section 13.3 shall not restrict the right of OLG or the Existing Operator to solicit or recruit generally in the media, or to hire, an Employee who answers any advertisement or who otherwise voluntarily applies for hire without having been solicited, recruited or induced by the Existing Operator.

13.4	[REDACTED]

[REDACTED]

13.5	Existing Operator/Service Provider Indemnities

(a)

On and following the Closing Date, the Employee Holdco (or any other Designated Subsidiary or the Service Provider) shall continue to be solely responsible for and shall fully discharge all obligations and liabilities in relation to Employees (including all obligations and liabilities (i) arising under or in respect of any Collective Agreement or any Employee Holdco Contract for the employment of the Employees, (ii) arising under any Pension Plan or any of the Benefit Plans, or (iii) arising under Applicable Law).

(b)

Without limiting the Service Provider’s obligations pursuant to Section 2.24(b), on and following the Closing Date, the Service Provider shall fully indemnify and save harmless the Seller Indemnified Persons with respect to any Claims (other than Existing EH Claims) or Losses for which the Employee Holdco (or any other Designated Subsidiary or the Service Provider) will be responsible pursuant to Section 13.5(a) or otherwise by or with respect to any of the Employees, in each case, arising on or after the Closing because of any fact, circumstance or event that occurred on or following the Closing (including, without limitation, any notice of termination or pay in lieu of notice, severance pay or damages for wrongful dismissal owing to or claimed by any of them, in each case, whether accrued at any time prior to or following the Closing).

(c)

For certainty, the indemnification obligations set out in this Section 13.5 shall, in all cases, not be subject to the limitation on liability set out in Sections 14.1(c) and 14.1(d) but shall be subject to the other provisions of Article 14.

13.6	[REDACTED]

[REDACTED]

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13.7	[REDACTED]

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ARTICLE 14

INDEMNIFICATION

14.1	Indemnification

(a)

OLG indemnifies and holds the Service Provider and each of its officers, directors, partners, employees, agents, successors and permitted assigns (collectively, the “Service Provider Indemnified Persons”), harmless from and against any Claim which may be made or brought against the Service Provider or any Service Provider Indemnified Person or any Loss which the Service Provider or any Service Provider Indemnified Person may suffer or incur, directly or indirectly, in respect of, as a result of, or arising out of, or in connection with:

(i)

(A) the negligence, fraud or wilful misconduct of OLG, OGAC or any Person for whom OLG or OGAC is responsible at law and (B) the negligence, fraud or wilful misconduct of the Existing Operator, the Existing General Partner or the Employee Holdco that occurs prior to the Closing;

(ii)

any failure by or on behalf of OLG or OGAC to perform or comply with any obligation, covenant or agreement of OLG or OGAC in this Agreement, including any obligation, covenant or agreement of a Seller requiring performance or compliance by the Existing Operator, the Existing General Partner or the Employee Holdco prior to the Closing;

(iii)

subject to Sections 7.2 and 7.4, any inaccuracy or misrepresentation in any representation or warranty of OLG or OGAC in this Agreement or in any document delivered to the Service Provider by or on behalf of OLG or OGAC pursuant to this Agreement;

(iv)

any breach or violation by OLG or OGAC of any Applicable Law, and any breach or violation by the Existing Operator, the Existing General Partner or the Employee Holdco of any Applicable Law prior to the Closing;

(v)

any defect in the Existing General Partner’s ownership or title to the Employee Holdco Shares, and any Encumbrance (other than any Permitted Encumbrances) attaching to the Employee Holdco Shares as at the Closing Date;

(vi)	[REDACTED]

(vii)	any Win Tax;

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(viii)	the Excluded Liabilities;

(ix)

the enforcement of any rights of any Service Provider Indemnified Person under this Agreement and any related investigation, defence, preparation of defence, dispute resolution, litigation and enquiries;

(x)	an OLG NFEC Lease Assignment Default; and

(xi)	an NFEC Lease Assignment Delay Event in the circumstances described in clause (a) of Section 12.3.

(b)

The Service Provider indemnifies and holds OLG, OGAC and the Crown and each of their respective officers, directors, employees, agents, ministers, successors and assigns and the Existing Operator Indemnified Persons (collectively, the “Seller Indemnified Persons”) harmless from and against any Claim which may be made or brought against the Seller or any Seller Indemnified Person or any Loss which the Seller or any Seller Indemnified Person may suffer or incur, in respect of, as a result of, or arising out of, or in connection with:

(i)	the negligence, fraud or wilful misconduct of the Service Provider or of any Person for whom the Service Provider is responsible at law;

(ii)	any failure of the Service Provider to perform or comply with any obligation, covenant or agreement of the Service Provider in this Agreement;

(iii)

subject to Sections 8.2 and 8.3, any inaccuracy or misrepresentation of any representation or warranty of the Service Provider in this Agreement or in any document delivered to OLG or OGAC by or on behalf of the Service Provider pursuant to this Agreement;

(iv)	any breach or violation by the Service Provider of any Applicable Law;

(v)	the Assumed Liabilities;

(vi)	the ownership and operation of the Employee Holdco from and after the Closing, except to the extent indemnified by OLG pursuant to Section 14.1(a)(vi);

(vii)	the Transfer Taxes (other than Transfer Taxes actually paid by the Service Provider in accordance with Section 3.7);

(viii)	the enforcement of any rights of any Seller Indemnified Person under this Agreement and any related investigation, defence, preparation of defence, dispute resolution, litigation and enquiries; and

(ix)	a Service Provider NFEC Lease Assignment Default.

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(c)

Prior to the Closing (including if this Agreement is terminated before Closing), OLG’s obligation to indemnify and hold harmless pursuant to this Agreement shall be limited to an aggregate amount of [REDACTED] (the “OLG TAPA Indemnification Cap”).

From and after Closing, if a Service Provider Indemnified Person is indemnified by the Seller for a Claim, a Loss or an amount under this Agreement (including in respect of Claims made prior to Closing, but not paid or satisfied prior to Closing) or the Casino Operating and Services Agreement, as the case may be, regardless of whether the event or matter that gives rise to such unpaid or unsatisfied indemnification obligation occurred before or after Closing, then any such Claim, Loss or amount paid or satisfied by the Seller under such indemnity shall be limited to the OLG COSA Indemnification Cap (without reference to the OLG TAPA Indemnification Cap) and shall be applied against and included in the calculation of the limit of liability constituted by the OLG COSA Indemnification Cap for the purposes of both this Agreement and the Casino Operating and Services Agreement.

The Parties agree that the OLG TAPA Indemnification Cap and the OLG COSA Indemnification Cap shall not apply to any Claim or Loss relating to (i) gross negligence, criminal conduct, fraud or wilful misconduct of the Seller, the Existing Operator, the Existing General Partner or the Employee Holdco, (ii) the indemnity in paragraph (n) of the definition of Permitted Encumbrances in Section 1.1, (iii) the indemnities that may be provided by OLG in Section 7.2 or Section 12.2, and (iv) the indemnities set out in Sections 14.1(a)(v), 14.1(a)(vi), 14.1(a)(vii), 14.1(a)(xi) and Section 14.2; [REDACTED]

For greater certainty, no Claims, Losses or amounts that are expressly excluded by this Agreement from the OLG TAPA Indemnification Cap or the OLG COSA Indemnification Cap shall be applied against or included in the calculation of the limit of liability constituted by the OLG TAPA Indemnification Cap or the OLG COSA Indemnification Cap, as the case may be.

(d)

Prior to the Closing (including if this Agreement is terminated before Closing), the Service Provider’s obligation to indemnify and hold harmless pursuant to this Agreement shall be limited to an aggregate amount of [REDACTED] (the “Service Provider TAPA Indemnification Cap”). For greater certainty, any draws made under the Closing Letters of Credit pursuant to this Agreement shall be applied against and included in the calculation of the limit of liability constituted by the Service Provider TAPA Indemnification Cap.

From and after Closing, if a Seller Indemnified Person is indemnified by the Service Provider for a Claim, a Loss or an amount under this Agreement (including in respect of Claims made prior to Closing, but not paid or satisfied prior to Closing) or the Casino Operating and Services Agreement, as the case may be, regardless of whether the event or matter that gives rise to such unpaid or unsatisfied indemnification obligation occurred before or after Closing, then any such Claim, Loss or amount paid or satisfied

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by the Service Provider under such indemnity shall be limited to the Service Provider COSA Indemnification Cap (without reference to the Service Provider TAPA Indemnification Cap) and shall be applied against and included in the calculation of the limit of liability constituted by the Service Provider COSA Indemnification Cap for the purposes of both this Agreement and the Casino Operating and Services Agreement.

The Parties agree that the Service Provider TAPA Indemnification Cap and the Service Provider COSA Indemnification Cap shall not apply to any Claim or Loss relating to (i) gross negligence, criminal conduct, fraud or wilful misconduct of the Service Provider, or (ii) the indemnity set out in Section 13.5(b), provided that the Service Provider TAPA Indemnification Cap and the Service Provider COSA Indemnification Cap will be (A) inclusive of any draws made under the Closing Letters of Credit or the Performance Security in respect of indemnification payments that are subject to the Service Provider TAPA Indemnification Cap and the Service Provider COSA Indemnification Cap, as applicable, and (B) exclusive of any insurance proceeds received or that will be received by any Seller Indemnified Person as an additional insured, additional named insured or loss payee, as applicable, pursuant to any insurance required to be maintained by the Service Provider pursuant to this Agreement and/or, after Closing, pursuant to the Casino Operating and Services Agreement. The Service Provider agrees to promptly make and diligently pursue a claim against any insurance it is required to maintain pursuant to this Agreement, for any Claim or Loss incurred or suffered by a Seller Indemnified Person where such Seller Indemnified Person is named or is required to be named as an additional insured, additional named insured or loss payee, as applicable, under such insurance policy pursuant to this Agreement and/or, after Closing, pursuant to the Casino Operating and Services Agreement.

For greater certainty, no Claims, Losses or amounts that are expressly excluded by this Agreement from the Service Provider TAPA Indemnification Cap or the Service Provider COSA Indemnification Cap shall be applied against or included in the calculation of the limit of liability constituted by the Service Provider TAPA Indemnification Cap or the Service Provider COSA Indemnification Cap, as the case may be.

14.2	Retail Sales Tax Act Compliance

The Service Provider will not require the Seller to provide a certificate issued under Section 6 of the Retail Sales Tax Act (Ontario). Notwithstanding anything to the contrary in this Agreement, OLG agrees to indemnify and hold the Service Provider and each Service Provider Indemnified Person harmless from and against any Losses which the Service Provider or any Service Provider Indemnified Person may incur or suffer directly or indirectly as a result of the Seller’s non-compliance with the Retail Sales Tax Act (Ontario), except to the extent that such damages arise from the Service Provider’s failure to pay and satisfy any of the liabilities assumed by the Service Provider or with respect to which the Service Provider agrees to indemnify any of the Seller Indemnified Persons pursuant to the terms of this Agreement or in any closing document.

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14.3	Procedure for Indemnification

(a)

Within a reasonable period of time after the incurrence of any Losses by any Person entitled to indemnification pursuant to Section 14.1 or Section 14.2 hereof or any other provision of this Agreement (an “Indemnified Party”), including any Claim by a third Person described in Section 14.4, which might give rise to indemnification hereunder, the Indemnified Party shall deliver to the Party from which indemnification is sought (the “Indemnifying Party”) a certificate (the “Certificate”), which Certificate shall:

(i)

state that the Indemnified Party has paid or properly accrued Losses or anticipates that it will incur liability for Losses for which such Indemnified Party is entitled to indemnification pursuant to this Agreement;

(ii)

specify in reasonable detail each individual item of Loss included in the amount so stated, the date such item was paid or properly accrued, the basis for any anticipated Liability and the nature of the misrepresentation, breach of warranty, breach of covenant or claim to which each such item is related and the computation of the amount to which such Indemnified Party claims to be entitled hereunder; and

(iii)	be delivered to the Indemnifying Party.

(b)

In the event that the Indemnifying Party shall object to the indemnification of an Indemnified Party in respect of any Claim or Claims specified in any Certificate, the Indemnifying Party shall, within 10 days after receipt by the Indemnifying Party of such Certificate, deliver to the Indemnified Party a notice to such effect and the Indemnifying Party and the Indemnified Party shall, within the 30 day period beginning on the date of receipt by the Indemnified Party of such objection, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims to which the Indemnifying Party shall have so objected. If the Indemnified Party and the Indemnifying Party shall succeed in reaching agreement on their respective rights with respect to any of such Claims, the Indemnified Party and the Indemnifying Party shall promptly prepare and sign a memorandum setting forth such agreement. Should the Indemnified Party and the Indemnifying Party be unable to agree as to any particular item or items or amount or amounts, then the Indemnified Party and the Indemnifying Party shall submit such dispute for arbitration in accordance with Section 18.1. The Party which receives a final judgment in such dispute shall be indemnified and held harmless for all reasonable legal and consultant’s fees or expenses by the other Party.

(c)

Claims for Losses specified in any Certificate to which an Indemnifying Party shall not object in writing within 10 days of receipt of such Certificate, Claims for Losses the validity and amount of which have been the subject of agreement as described in Section 14.3(b) and Claims for Losses the validity and amount of which shall have been the subject of a final arbitration, or shall have been settled with the consent of the Indemnifying Party, as described in Section 14.4 below, are hereinafter referred to,

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collectively, as “Agreed Claims”. Within 10 Business Days of the determination of the amount of any Agreed Claims, the Indemnifying Party shall pay to the Indemnified Party an amount equal to the Agreed Claim by wire transfer in immediately available funds to the bank account or accounts designated by the Indemnified Party in a notice to the Indemnifying Party not less than 2 Business Days prior to such payment.

14.4	Third Party Claims

(a)

If a Claim by a third Person is made against any Indemnified Party, and if such Indemnified Party intends to seek indemnity with respect thereto under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party of such Claim; provided that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby.

(b)

The Indemnifying Party shall have 30 days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defence thereof and the Indemnified Party shall cooperate with it in connection therewith; provided that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defence through counsel chosen by such Indemnified Party, provided that the fees and expenses of such counsel shall be borne by such Indemnified Party; and (ii) the Indemnifying Party shall promptly be entitled to assume the defence of such action only to the extent the Indemnifying Party acknowledges its indemnity obligation and assumes and holds such Indemnified Party harmless from and against the full amount of any Loss resulting therefrom; and provided further that the Indemnifying Party shall not be entitled to assume control of such defence and shall pay the fees and expenses of counsel retained by the Indemnified Party: (A) if the Claim for indemnification relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation against or in respect of the Indemnifying Party; (B) if the Claim seeks an injunction or equitable relief against the Indemnified Party; (C) if the Indemnified Party has been advised in writing by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnifying Party and the Indemnified Party; or (D) at OLG’s sole option, if the Indemnified Party is OLG, OGAC or the Crown and the Claim involves a matter of public policy or relates to an Information Security Incident.

(c)

Any Indemnified Party shall have the right to employ separate counsel in any such action or Claim and to participate in the defence thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party unless (i) the Indemnifying Party shall have failed, within a reasonable time after having been notified by the Indemnified Party of the existence of such Claim as provided in the preceding sentence, to assume the defence of such Claim; (ii) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party, which authorization shall not be unreasonably withheld, conditioned or delayed; or (iii) the

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named parties to any such action include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by such counsel that there may be one or more legal defences available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party the assertion of which would be adverse to the interests of the Indemnified Party.

(d)

So long as the Indemnifying Party is reasonably contesting any such Claim in good faith, the Indemnified Party shall not pay or settle any such Claim without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such Claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such Claim unless the Indemnifying Party shall have consented to such payment or settlement.

(e)

If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party’s notice of a Claim of indemnity hereunder that it elects to undertake the defence thereof, the Indemnified Party shall have the right to contest, settle or compromise the Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the prior written consent of the Indemnified Party, enter into any settlement that is not entirely indemnifiable by the Indemnifying Party pursuant to this Agreement and does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to all Indemnified Parties of an unconditional release from all liability with respect to such Claim or consent to entry of any judgment.

(f)

The Indemnifying Party and the Indemnified Party shall cooperate with each other in all reasonable respects in connection with the defence of any Claim, including making available records relating to such Claim and furnishing, without expense to the Indemnifying Party and/or its counsel, such employees of the Indemnified Party as may be reasonably necessary for the preparation of the defence of any such Claim or for testimony as witnesses in any proceeding relating to such claim.

14.5	Additional Rules and Procedures

(a)

All indemnification payments payable hereunder shall be reduced by the amount of insurance proceeds actually received by the Indemnified Party for such Loss for which the Indemnified Party is seeking indemnification.

(b)

Notwithstanding anything contained in this Agreement to the contrary, in no event will any Indemnifying Party be obligated under this Agreement to indemnify any Indemnified Party in respect of any Claims or Losses arising out of or resulting from the gross negligence, criminal conduct, fraud or wilful misconduct of such Indemnified Party.

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(c)

Further (i) no Indemnified Party will be entitled to be indemnified twice for the same Losses and (ii) no Indemnified Party will be entitled to double-recovery under the indemnification provisions of this Agreement and from insurance proceeds received by such Indemnified Party in respect of such indemnified matter (for greater certainty, less all costs and expenses (including deductibles) incurred in pursuing any related insurance claims and any increases in insurance premiums and other charge-backs) and, in the case of OLG, from the proceeds of the Closing Letters of Credit or the Performance Security received by OLG.

14.6	One Recovery

Any Indemnified Party shall not be entitled to double recovery for any Claim even though the Claim may have resulted from the breach of more than one of the representations, warranties, agreements and covenants made by the Indemnifying Party in this Agreement.

14.7	Duty to Mitigate

Subject to Section 16.4, nothing in this Agreement shall in any way restrict or limit the general obligation at law of an Indemnified Party to mitigate any damages which it may suffer or incur by reason of the breach by an Indemnifying Party of any representation, warranty or covenant of the Indemnifying Party under this Agreement.

14.8	Set-Off Rights

Any amounts payable by an Indemnifying Party to an Indemnified Party pursuant to this Article 14 may be set-off against any amounts owing by the Indemnified Party to the Indemnifying Party from time to time and any such amount shall instead be retained by the Indemnifying Party. Without limiting the foregoing, if the Service Provider is the Indemnifying Party and fails to pay any amount owing to an Indemnified Party pursuant to this Article 14 or any other covenant of indemnification included in this Agreement, OLG may draw on any of the Closing Letters of Credit in the amount determined to be owing to such Indemnified Party under this Agreement.

14.9	Third Party Indemnification

The Service Provider appoints OLG as the trustee for the Seller Indemnified Persons of the covenants of indemnification of the Service Provider with respect to such Seller Indemnified Persons, and OLG accepts such appointment. OLG appoints the Service Provider as the trustee for the Service Provider Indemnified Persons of the covenants of indemnification of OLG with respect to such Service Provider Indemnified Persons, and the Service Provider accepts such appointment.

14.10	Taxes

All references in this Article 14 to Losses will exclude any HST paid to the extent that it is recoverable by means of the input tax credit mechanism. If the Parties, each acting reasonably, determine that any payment made pursuant to this Article 14 or Section 12.2 or any other covenant of indemnification included in this Agreement is subject to HST or any other Tax, the Indemnifying Party will pay the

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applicable HST or other Tax in addition to such payment. If the Parties, each acting reasonably, determine that any payment made pursuant to this Article 14 or Section 12.2 or any other covenant of indemnification included in this Agreement is deemed by the Excise Tax Act (Canada) to be inclusive of HST or is deemed to be inclusive of any other Tax, the amount of such payment will be grossed up accordingly to ensure that the Indemnified Party receives such payment (net of the included HST or other Tax).

14.11	Remedies Exclusive

Except in cases of gross negligence, wilful misconduct, criminal conduct or fraud, and subject to any other rights, remedies and recourse specifically provided in this Agreement (including the right of OLG to draw under the Closing Letters of Credit), the remedies provided in this Article 14 will be the exclusive monetary remedies (including equitable remedies that involve monetary payment, such as restitution or disgorgement, other than specific performance and injunctive relief as contemplated by Section 18.3) of the Indemnified Parties in connection with any inaccuracy or misrepresentation in a representation or warranty, or failure (in whole or in part) to perform or comply with any one or more obligations, covenants or agreements contained herein or in respect of any other indemnified matter hereunder.

ARTICLE 15

CONDITIONS OF CLOSING

15.1	Conditions of Closing in Favour of Service Provider

The obligation of the Service Provider to purchase the Purchased Assets and to assume the Assumed Liabilities is subject to the fulfillment, performance and satisfaction of, or compliance with, each of the following conditions (each of which is acknowledged to be inserted for the exclusive benefit of the Service Provider and may, subject to the provisions hereof, be waived by the Service Provider in whole or in part):

(a)

Truth and Accuracy of Representations and Warranties. All representations and warranties of OLG and OGAC set forth in this Agreement shall be true and correct in all material respects (other than those qualified by materiality, which shall be true and correct in all respects) at the Closing Time with the same force and effect as if made at and as of such time (other than the representations and warranties as of a specified date, which shall be true and correct in all material respects on and as of such date) and OLG shall have delivered to the Service Provider at Closing a bringdown certificate signed by a senior officer of OLG confirming compliance with this condition.

(b)

Performance of Covenants. Each of OLG and OGAC shall have performed (or caused to have been performed) and complied (or caused to have been complied) in all material respects with each obligation, agreement and covenant in this Agreement required to be performed or complied with by or on behalf of it under this Agreement or any other agreement or document contemplated by this Agreement at or prior to the Closing.

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(c)	Competition Act Approval. The Competition Act Approval shall have been obtained at or prior to the Closing.

(d)	Liquor Licence. The Mandatory Consent set out at listed item B in Schedule 14 shall have been obtained at or prior to the Closing.

(e)

Legal Impediments. Subject to Section 15.6, there shall not be in effect as at the Closing Time any Applicable Law or Claim (other than Claims that may have been brought or caused by, or on behalf of, the Service Provider) restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions.

(f)

Completion Documents. The Seller shall have executed and delivered or shall have caused to be executed and delivered to the Service Provider each of the documents listed in Section (B) of Schedule 11 at or prior to the Closing.

15.2	Waiver by Service Provider

Subject to Section 7.2, if any of the conditions in Section 15.1 have not been fulfilled by the Closing, the Service Provider may terminate this Agreement by notice in writing to OLG, in which event, subject to Article 16, each of the Parties shall be released from all of its obligations under this Agreement. Notwithstanding the foregoing, with the exception of the conditions in Section 15.1(c) and Section 15.1(e), the Service Provider may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfillment of any other condition, in whole or in part, and provided that, subject to Section 7.2(b), such waiver shall not prejudice the rights of the Service Provider to bring a Claim and recover damages for the breach of any representation, warranty or covenant contained in this Agreement not waived or deemed waived by the Service Provider in respect to which the Service Provider would otherwise be entitled to bring a Claim and recover damages pursuant to the terms of this Agreement.

15.3	Conditions of Closing in Favour of OLG and OGAC

The obligation of OLG and OGAC to sell, or to cause the Existing Operator or the Existing General Partner, as applicable, to sell, the Purchased Assets is subject to the fulfillment, performance and satisfaction of, or compliance with, each of the following conditions (each of which is acknowledged to be inserted for the exclusive benefit of OLG and OGAC and may, subject to the provisions hereof, be waived by OLG and OGAC in whole or in part):

(a)

Truth and Accuracy of Representations and Warranties. All representations and warranties of the Service Provider set forth in this Agreement and the Casino Operating and Services Agreement shall be true and correct in all material respects at the Closing Time with the same force and effect as if made at and as of such time (other than the representations and warranties as of a specified date, which shall be true and correct in all material respects on and as of such date) and the Service Provider shall have delivered to OLG at Closing a bringdown certificate signed by a senior officer of the Service Provider confirming compliance with this condition.

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(b)

Performance of Covenants. The Service Provider shall have performed and complied in all material respects with each obligation, agreement and covenant in this Agreement required to be performed or complied with by it under this Agreement or any other agreement or document contemplated by this Agreement at or prior to the Closing.

(c)	Competition Act Approval. The Competition Act Approval shall have been obtained at or prior to the Closing.

(d)	Liquor Licence. The Mandatory Consent set out at listed item B in Schedule 14 shall have been obtained at or prior to the Closing.

(e)

Legal Impediments. Subject to Section 15.6, there shall not be in effect as at the Closing Time any Applicable Law or Claim restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions.

(f)

Completion Documents. The Service Provider shall have executed and delivered or shall have caused to be executed and delivered to the Seller each of the documents listed in Section (A) of Schedule 11 at or prior to Closing.

(g)	Act of Insolvency. There shall have been no Act of Insolvency with respect to the Service Provider during the Post-Submission Period.

15.4	Waiver by the Seller

If any of the foregoing conditions in Section 15.3 have not been fulfilled by Closing, the Seller may terminate this Agreement by notice in writing to the Service Provider, in which event, subject to Article 16, each of the Parties shall be released from all of its obligations under this Agreement. Notwithstanding the foregoing, with the exception of the conditions in Sections 15.3(c) and 15.3(e), the Seller may waive compliance with any condition in whole or in part if it sees fit to do so, without prejudice to its rights of termination in the event of non-fulfillment of any other condition, in whole or in part, and provided that such waiver shall not prejudice the rights of the Seller to bring a Claim and recover damages for the breach of any representation, warranty or covenant contained in this Agreement not waived or deemed waived by the Seller in respect to which the Seller would otherwise be entitled to bring a Claim and recover damages pursuant to the terms of this Agreement.

15.5	General Matters Relating to Conditions

(a)

Each of the Seller and the Service Provider shall act in good faith and use commercially reasonable efforts in the circumstances to satisfy or cause to be satisfied the conditions set forth in Sections 15.1 and 15.3 which it is required to perform, comply with or fulfill, provided that (and without affecting the interpretation of “commercially reasonable efforts” as such term is used elsewhere in this Agreement and for greater certainty only in respect of the matters subject to commercially reasonable efforts as described in this Section 15.5(a)) no Party shall be required to spend material amounts of money or incur additional material obligations to obtain the necessary assistance or cooperation of any third party or Governmental Authority to satisfy any condition

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(other than registration and application fees and other expenditures provided for in this Agreement and reasonable legal fees). Subject to compliance with the foregoing by the applicable Party, the failure of such Party to satisfy a condition that it is required to perform, comply with or fulfill, shall not be considered a breach or default by the Party under this Agreement. For greater certainty, nothing in this Section 15.5(a) shall (or be construed so as to) excuse, release, diminish or otherwise limit the obligations of the Service Provider to pay the Closing Payment in accordance with this Agreement.

(b)

Notwithstanding anything to the contrary contained in this Article 15 (but subject to the authority to waive any such conditions under Applicable Law), if the Closing occurs, all conditions set out in Sections 15.1 and 15.3 shall be deemed to be fully and irrevocably waived by the Service Provider and the Seller, respectively, provided that such deemed waiver shall not prejudice the rights of any Party to bring a Claim and recover damages for the breach of any representation or warranty or covenant contained in this Agreement in respect to which any such Party would otherwise be entitled to bring a Claim and recover damages pursuant to the terms of this Agreement.

(c)

The Parties agree that all conditions herein are conditions of the obligations of the Party named in the relevant section to complete the purchase and sale of the Purchased Assets contemplated herein and are not conditions precedent to the existence or enforceability of this Agreement.

15.6	Extension of Closing Date and Outside Date for Legal Impediments

If an Applicable Law or Claim restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Transactions on the scheduled Closing Date, then:

(a)

if the Applicable Law or Claim restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions arises within 10 Business Days of the scheduled Closing Date, the Closing Date (and if applicable, the Outside Date) shall automatically be extended by 10 Business Days so that any Party may, at its option and without any obligation to do so, seek a stay of enforcement of the applicable Claim or the applicable decision of any court of competent jurisdiction; and

(b)

if there is a stay of enforcement of the applicable Claim or the applicable decision of a court of competent jurisdiction by reason of a pending appeal, the Closing Date (and if applicable, the Outside Date) shall be automatically extended until the applicable Claim or the applicable decision is finally confirmed as restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Transactions, provided that, in no event shall the Closing Date and, if applicable, the Outside Date be extended by more than 30 days pursuant to the foregoing unless otherwise agreed in writing by the Parties.

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ARTICLE 16

TERM AND TERMINATION

16.1	Termination

(a)	This Agreement may be terminated at any time on or prior to the Closing:

(i)	by mutual written consent of the Seller and the Service Provider;

(ii)	by the Service Provider pursuant to Section 12.2;

(iii)	by the Service Provider pursuant to Section 15.2;

(iv)	by the Seller pursuant to Section 15.4;

(v)	by the Seller, if the aggregate amount of:

(A)

all indemnification payments paid by the Service Provider pursuant to Article 14 and all amounts paid by the Service Provider which are expressly subject to the Service Provider TAPA Indemnification Cap (including the aggregate of all amounts drawn by OLG under the Closing Letters of Credit in respect or in satisfaction thereof), and

(B)

subject to the Dispute Resolution Procedure, all indemnification payments owing by the Service Provider pursuant to Article 14 to the Seller Indemnified Persons and that are subject to the Service Provider TAPA Indemnification Cap, exceeds, in the aggregate, the Service Provider TAPA Indemnification Cap;

(vi)	by the Service Provider, if the aggregate amount of:

(A)	all indemnification payments paid by OLG pursuant to Article 14 and all other amounts paid by OLG that are expressly subject to the OLG TAPA Indemnification Cap, and

(B)	subject to the Dispute Resolution Procedure, all indemnification payments owing by OLG pursuant to Article 14 to the Service Provider and that are subject to the OLG TAPA Indemnification Cap,

exceeds, in the aggregate, the OLG TAPA Indemnification Cap; or

(vii)

by the Seller or the Service Provider, if the Closing shall not have occurred by the Outside Date, provided that the right to terminate this Agreement under this Section 16.1(a)(vii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement shall be the cause of the failure of the Closing to occur on or before such date;

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(viii)	by the Seller, if there has been a breach by or termination or disqualification of, the Service Provider under any of the Surviving RFP Obligations; or

(ix)

by the Seller, if there has been an Act of Insolvency with respect to the Service Provider, except where, in the case of paragraphs (b) or (c) in the definition of Act of Insolvency in Section 1.1, such proceedings or occurrences have been withdrawn, stayed, discharged or are otherwise of no further effect within 15 days of their occurrence or commencement.

16.2	Unwinding of Pre-Closing Transition Activities After Termination

Unless otherwise agreed to by OLG, upon the termination of this Agreement prior to Closing, the Service Provider shall forthwith, in consultation with OLG, take all reasonable steps to wind-up the Transition Activities in a proper and orderly manner and if applicable, the Service Provider shall vacate the Subject Gaming Sites and remove therefrom (and repair any damage caused by any such removal) in a proper and orderly manner, all of its materials, supplies and equipment used in or relating to the Service Provider Pre-Closing Transition Activities.

16.3	Termination by Service Provider With Cause

(a)

If this Agreement is terminated by the Service Provider pursuant to Section 15.2 as a result of the default of the Seller (not caused by the Service Provider), or as a result of the non-satisfaction of the condition set forth at Section 15.1(e) (other than in respect of Claims that may have been brought or caused by, or on behalf of, the Service Provider), or as a result of the non-satisfaction of the condition set forth at Section 15.3(e) (other than in respect of Claims that may have been brought or caused by, or on behalf of, the Service Provider), OLG will pay Termination Costs to the Service Provider, subject to Section 14.1(c) and the OLG TAPA Indemnification Cap referred to therein. The Service Provider will invoice OLG for such Termination Costs and will provide reasonable supporting documentation. For greater certainty and notwithstanding anything to the contrary contained in this Agreement, in no event whatsoever shall the Termination Costs exceed the OLG TAPA Indemnification Cap.

(b)	OLG shall have at least 10 days to review the invoice of Termination Costs and shall pay to the Service Provider all approved Termination Costs within 20 days after such 10 day period.

(c)

Should OLG not approve the payment of any amounts set out in the invoice of Termination Costs, OLG shall nevertheless pay the undisputed portion of the amount set out in such invoice within the time set out above, and, with respect to the disputed portion, OLG may require additional information/justification in support of the invoice submitted. Upon submission by the Service Provider of the additional information/justification requested by OLG, OLG will review such information/justification and, within 5 days following receipt thereof, shall determine whether such disputed amount should be paid, in which event the disputed amount will be paid within 10 days following receipt of such information/justification. Any amounts remaining in dispute shall be subject to the provisions of Section 18.1.

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(d)

The Service Provider shall use commercially reasonable efforts to include a right to terminate any contract, subcontract, supply contract or other relevant agreement in respect to the Service Provider Pre-Closing Transition Activities, upon the payment by the Service Provider of reasonable and applicable demobilization costs to the relevant counterparty of such contract, subcontract, supply contract or other relevant agreement in the event of the termination of this Agreement.

(e)

Payment of the Termination Costs by OLG to the Service Provider shall be in full and final settlement of any claims, demands and proceedings of the Service Provider, and the Seller, the Existing Operator and the Existing General Partner shall be released from all liability in relation to any breaches or other events leading to the termination of this Agreement, and the Service Provider shall be precluded from exercising all other rights or remedies in respect of any such breach or termination, whether in contract, tort, restitution, statute, at common law or otherwise, including any right to be indemnified by the Seller. The Existing Operator and the Existing General Partner are hereby made beneficiaries of this Section 16.3(e) for purposes of the foregoing release.

16.4	Termination by OLG With Cause Prior to Closing Date

If this Agreement is terminated prior to the Closing Date (a) solely by reason of the default of the Service Provider (including as a result of the non-satisfaction of a closing condition solely as a result of a breach by the Service Provider), (b) pursuant to Section 16.1(a)(viii) or (c) pursuant to Section 16.1(a)(ix), OLG shall be entitled to draw on the Closing Letters of Credit in their entirety as liquidated damages and such liquidated damages shall be the sole remedy of the Seller in respect of such termination. The Parties agree that such liquidated damages are not a penalty but represents a genuine and reasonable pre-estimate of the damages that the Seller will suffer as a result of the happening of the specified event and it would be difficult or impossible to quantify such damages upon the happening of the specified event. Such payment shall constitute full and final settlement of any and all damages that may be claimed by the Seller as a result of the Service Provider not completing the Transactions prior to the Closing Date. The Parties agree that such liquidated damages shall be payable whether or not the Seller incurs or mitigates its damages, and that the Seller shall not have any obligation to mitigate any such damages.

16.5	Release of Closing Letters of Credit

If this Agreement is terminated prior to the Closing Date for any reason other than (a) the default of the Service Provider or (b) pursuant to Section 16.1(a)(viii) or (c) pursuant to Section 16.1(a)(ix), OLG shall return the Closing Letters of Credit (or the undrawn portions thereof) to the Service Provider or as it may direct in writing, except for the amount of any and all obligations, Claims and/or Liabilities in respect of which any of the Seller Indemnified Persons are entitled to be indemnified under Article 14.

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ARTICLE 17

CONFIDENTIALITY

17.1	Confidential Information

(a)

For the purposes of this Agreement, “Confidential Information” includes any and all information of a Party that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by a Party or its representatives (collectively, a “Disclosing Party”) to any other Party or its representatives (collectively, a “Receiving Party”) or that has been jointly or cooperatively developed by the Parties in connection with the performance of their respective obligations under this Agreement, including:

(i)

all information concerning the business and affairs, properties, assets, liabilities, prospects and plans of or relating to the Disclosing Party (including historical and current financial statements, financial projections and budgets, Tax returns and accountants’ materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the Operating Manual and the terms and conditions of this Agreement, in each case, however documented), and all information obtained from any review of the Disclosing Party’s documents or property or discussions with the Disclosing Party regardless of the form of the communication;

(ii)

all Intellectual Property and information concerning specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned business and operational methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, computer software and database technology, systems, structures and architectures;

(iii)	all information that is a trade secret under applicable trade secret or other Applicable Law;

(iv)

all facts, information, documents and submissions provided to or otherwise received by or on behalf of a Party in the course of or otherwise in connection with any Dispute Resolution Procedure, including the occurrence of any such Dispute Resolution Procedure and any resolution, decision or award in connection therewith; and

(v)

all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based upon, in whole or in part, any information included in the foregoing;

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provided, however, that “Confidential Information” does not include any of the foregoing that is:

(vi)

publicly available when it is received by or becomes known to the Receiving Party or that subsequently becomes publicly available other than through a direct or indirect act or omission of the Receiving Party, but only after it becomes publicly available;

(vii)

established by evidence to have been already known to the Receiving Party at the time of its disclosure to the Receiving Party and is not known by the Receiving Party to be the subject of an obligation of confidence of any kind;

(viii)

independently developed or obtained by the Receiving Party without any use of or reference to the Confidential Information of the Disclosing Party as established by evidence that would be acceptable to a court of competent jurisdiction; or

(ix)

received by the Receiving Party in good faith without an obligation of confidence of any kind from a third party who the Receiving Party had no reason to believe was not lawfully in possession of such information free of any obligation of confidence of any kind, but only until the Receiving Party subsequently comes to have reason to believe that such information was subject to an obligation of confidence of any kind when originally received.

(b)

Notwithstanding the provisions of Section 17.1(a), the Casino Data, including the Historical Gaming Data, the Forward-Looking Historical Non-Gaming Information, the Historical Non-Gaming Information and all other Confidential Information that is contemplated by this Agreement or by the Casino Operating and Services Agreement as being proprietary to OLG will be deemed to be the Confidential Information of OLG regardless of whether such information originates from, or is otherwise disclosed by, OLG or the Service Provider or is jointly developed by OLG and the Service Provider.

17.2	Confidentiality Covenant

Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information:

(a)	will be kept confidential and secure by the Receiving Party;

(b)

will not be used or reproduced by the Receiving Party for any reason or purpose, except as and to the extent expressly permitted in this Agreement, the Casino Operating and Services Agreement or the Operating Manual or as may be reasonably necessary for the exercise and carrying out of its rights or the performance of its obligations under this Agreement, the Casino Operating and Services Agreement or the Operating Manual; and

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(c)

will not be disclosed, transferred or otherwise made available by the Receiving Party, except as and to the extent expressly permitted in this Agreement, the Casino Operating and Services Agreement or the Operating Manual or with the prior written consent of the Disclosing Party, which consent may be withheld or conditioned in the sole discretion of the Disclosing Party.

17.3	Permitted Disclosures by the Service Provider

Notwithstanding any other provision of this Article 17 to the contrary, the Service Provider is entitled to disclose OLG’s Confidential Information:

(a)

on a confidential basis to Service Provider Personnel, Subcontractors and members of the SP Group, in each case, if and to the extent that such Persons need to know such Confidential Information in connection with the performance of this Agreement; and

(b)

on a confidential basis to the accountants, internal and external auditors, legal counsel, actual or proposed institutional lenders and other professional advisors of the Service Provider or of any Topco, in each case, if and to the extent that such Persons need to know such Confidential Information in order to provide the applicable professional advisory or financing services relating to the Service Provider’s or a Topco’s business, provided, however, in each case, that in connection with any such disclosure described in this Section 17.3, the Service Provider will (i) advise such Persons of the confidential nature of such Confidential Information, (ii) use commercially reasonable efforts to cause such Persons to maintain the confidentiality of such Confidential Information, and (iii) in circumstances where such Confidential Information is disclosed to the Service Provider’s proposed institutional lenders, use commercially reasonable efforts to cause such Persons to return or destroy such Confidential Information if the Service Provider does not enter into financing arrangements with such Persons.

17.4	Permitted Disclosures by OLG and OGAC

Notwithstanding any other provision of this Article 17 to the contrary, each of OLG and OGAC is entitled to disclose the Service Provider’s Confidential Information:

(a)

on a confidential basis to any OLG or OGAC employee, agent or representative or any other Person engaged by OLG or OGAC if and to the extent that such Persons need to know such Confidential Information in connection with their duties and obligations;

(b)

on a confidential basis to the Existing Operator, the Existing General Partner and the Employee Holdco in connection with their performance of the duties and obligations of the Seller under this Agreement, provided that, if requested by the Service Provider, OLG will use commercially reasonable efforts to obtain a non-disclosure agreement on commercially reasonable terms from each of them in favour of the Service Provider, and the Service Provider will, if requested by OLG, execute and deliver a non-disclosure agreement on commercially reasonable terms in favour of each of them with respect to confidential information of any of them that may be provided to the Service

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Provider; and provided further that in the absence of any such non-disclosure agreements being entered into by the Existing Operator, the Existing General Partner and the Employee Holdco, the Service Provider may, acting reasonably, require that commercially sensitive portions of its Confidential Information not needed by the Existing Operator, the Existing General Partner or the Employee Holdco to perform such duties and obligations be redacted prior to disclosure to the Existing Operator, the Existing General Partner or the Employee Holdco;

(c)

on a confidential basis to its accountants, internal and external auditors, legal counsel, and other professional advisors if and to the extent that such Persons need to know such Confidential Information in order to provide the applicable professional advisory services to OLG or OGAC; and

(d)

subject to Applicable Law, that is proprietary to OLG or OGAC under the terms of this Agreement, the Casino Operating and Services Agreement or the Operating Manual to any Person OLG or OGAC may see fit, provided that such information disclosed does not include the Service Provider’s costs of providing the Services or any other Confidential Information of the Service Provider that would be exempt from disclosure, including under Section 17(1) of FIPPA, provided, however, in each case, that in connection with any such disclosure described in this Section 17.4, OLG or OGAC, as applicable, will (i) advise such Persons of the confidential nature of such Confidential Information and (ii) use commercially reasonable efforts to cause such Persons to maintain the confidentiality of such Confidential Information.

17.5	Compelled Disclosure

Subject to Section 17.7, if a Receiving Party or any other Person to whom it has disclosed Confidential Information in accordance with this Agreement is required by Applicable Law or legal process to disclose any Confidential Information, the Receiving Party may make such disclosure but must first provide the Disclosing Party with prompt notice of such request or requirement, unless notice is prohibited by Applicable Law, in order to enable the Disclosing Party to seek an appropriate protective order or other remedy or to waive compliance with the terms of this Agreement or both. The Receiving Party will not oppose, and will provide reasonable assistance to the Disclosing Party in connection with any action by the Disclosing Party to seek such a protective order or other remedy. The Receiving Party will support a request for standing by the Disclosing Party for standing to seek such order or remedy. If, failing the obtaining of a protective order or other remedy by the Disclosing Party, such disclosure is required, the Receiving Party will use its commercially reasonable efforts to ensure that the disclosure will be made in a manner that minimizes the extent of disclosure (for example, redactions of non-relevant information). Each Party acknowledges and agrees that Applicable Law may require disclosure of Confidential Information.

17.6	Freedom of Information and Protection of Privacy

(a)	Without limiting the generality of Section 17.4, the Service Provider acknowledges and agrees that FIPPA applies to, among other Persons, OLG, OGAC, the Crown and the

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Governmental Authorities having jurisdiction over OLG, and each of them is required to comply fully with FIPPA, including the requirement to protect the privacy of individuals with respect to personal information (as defined in FIPPA). The Service Provider acknowledges and agrees that there may be records (“OLG Records”) and Personal Information (“OLG Personal Information”) in the Service Provider’s custody or under its control or in the Service Provider’s custody but under OLG’s control, in each case, that OLG may be required to disclose in connection with a request under FIPPA. For clarity, and without limiting the foregoing, any information determined by any competent authority to be “personal information” within the meaning of FIPPA for which OLG is responsible at law will be deemed to be OLG Personal Information. Subject to any applicable limitations or exceptions set out in FIPPA, OLG will provide access to the OLG Records and OLG Personal Information to the Party that has made the request under FIPPA. Without limiting the generality of the foregoing, the Service Provider will and will ensure that Subcontractors will, at all times:

(i)

ensure that its collection, use, disclosure, retention and/or disposal of OLG Personal Information is consistent with Part III of FIPPA, including through conducting, directly or through OLG, privacy impact assessments (a copy of which will be promptly delivered by the Service Provider to OLG) prior to commencing projects or initiatives involving OLG Personal Information and appropriate employee privacy training;

(ii)

cooperate with OLG in responding to freedom of information requests relating to OLG Records pursuant to Part II of FIPPA, including, upon written request from OLG, promptly providing OLG with access to OLG Records so as to permit OLG to respond to freedom of information requests within the time periods provided in FIPPA or as may be otherwise reasonably required by OLG;

(iii)

cooperate with OLG in responding to requests from individuals for access to OLG Personal Information as it relates to them, including promptly providing OLG with access to OLG Personal Information so as to permit OLG to respond to such requests within the time periods set forth in FIPPA or as may be otherwise reasonably required by OLG;

(iv)	store all OLG Records and OLG Personal Information in Ontario or such other location or locations as may be approved by OLG in writing;

(v)

implement and maintain, follow, enforce, and regularly review and update, all electronic, physical and organizational security procedures, measures and controls, including internal security and back-up procedures, measures and controls that would reasonably be expected to be sufficient to protect against, identify and minimize the impact of any Information Security Incident, and to ensure compliance by the Service Provider with this Agreement, the Casino Operating and Services Agreement and the OLG Policies relating thereto; the

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Service Provider will ensure that any Subcontractors are contractually bound to observe and comply with all such security procedures, measures and controls in respect of the Historical Gaming Data, OLG Records, OLG Personal Information, Forward-Looking Historical Non-Gaming Information and Historical Non-Gaming Information; OLG may, acting in a commercially reasonable manner, prescribe in writing and from time to time modify or supplement by written notice to the Service Provider a set of minimum standards for such security procedures, measures and controls and the Service Provider will at all times, from and after the effective date of such prescription (or modification or supplement, as applicable) observe and comply with (and ensure that its Subcontractors comply with) such standards at the Service Provider’s cost; and

(vi)

retain for such periods of time and to dispose of OLG Records as and when prescribed by OLG, provided that, whenever the Service Provider disposes of any OLG Records or OLG Personal Information, the Service Provider will in every case destroy such OLG Records or OLG Personal Information, as applicable, in a secure way such that such OLG Records or OLG Personal Information cannot be reconstructed or retrieved; and Service Provider will certify in writing to OLG that it has done so.

For greater certainty, and notwithstanding any provision of this Agreement to the contrary, the Service Provider will observe and comply with all of the obligations, covenants and agreements of the Service Provider in this Section 17.6(a) at all times following any termination or expiry of this Agreement.

(b)

OLG recognizes that in certain limited circumstances, it will be necessary for the Service Provider, in the course of fulfilling its obligations to OLG, to provide its agents, partners or independent contractors with access to OLG Records or OLG Personal Information. In such circumstances, the Service Provider will ensure that any such third parties fully comply with the same obligations that the Service Provider has to OLG with respect to these records and personal information.

(c)	Nothing in this Section 17.6 diminishes the Service Provider’s, OLG’s or OGAC’s rights or obligations with respect to Privacy Laws.

17.7	Voluntary Disclosure of Transaction

Except as otherwise provided in this Section 17.7, but notwithstanding any other provision of this Agreement to the contrary, the Service Provider acknowledges and agrees that OLG is entitled to disclose or publish (including on websites) this Agreement and any or all terms hereof, in each case, as OLG, in its sole discretion, may consider appropriate. In exercising its discretion, OLG will be guided by the principles set out in this Section 17.7. OLG will not disclose portions of this Agreement or any terms hereof that would be exempt from disclosure under FIPPA, including under section 17(1) thereof; provided, however, that, notwithstanding the foregoing, but subject to Section 17.8, where, in

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the opinion of OLG, acting reasonably, a compelling public interest in the disclosure of the information clearly outweighs the public interest in limiting the disclosure of the information supplied by the Service Provider, OLG may disclose such information. Without limiting the foregoing, OLG is entitled to disclose and publish (including on websites) the names of the Service Provider and each Topco.

17.8	Voluntary Disclosure Redaction

Prior to disclosing or publishing this Agreement or any terms hereof, OLG will provide to the Service Provider a redacted version of this Agreement or other documents or information to be disclosed or published, or any terms hereof or thereof, on the basis that the information so redacted constitutes information that would be exempt from disclosure, including under section 17(1) of FIPPA.

17.9	Disclosure to Government

(a)

The Service Provider acknowledges and agrees that the Seller will be free to disclose any information, including Confidential Information, to any Governmental Authority to the extent that such Governmental Authority has or performs legislative, judicial, regulatory, administrative or other functions within its jurisdiction.

(b)

For greater certainty, the Parties acknowledge and agree that, subject only to the removal of any information that the Parties are (or would be) entitled to refuse to disclose, including pursuant to section 17(1) of FIPPA, this Agreement, any contractual submissions or other records kept in connection with the Transactions, any information related to the performance of the Service Provider or any information derived from this Agreement or the information related to the performance of the Service Provider are public documents and information and, as such, may be disclosed by each such Governmental Authority.

17.10	Return or Destruction of Confidential Information

Subject to Applicable Law, upon any expiration or termination of this Agreement prior to Closing, upon written request by the Disclosing Party, the Receiving Party will return to the Disclosing Party all applicable Confidential Information (including all documentation in any medium to the extent it contains, refers to, or relates to the Confidential Information) of the Disclosing Party then in its possession or control, in whatever form, or, in the case of a written request by the Disclosing Party, the Confidential Information specified in such request as then in the Receiving Party’s possession or control, in whatever form, in any case within 30 days. In addition, subject to Applicable Law, the Receiving Party also will deliver to the Disclosing Party or, if requested by the Disclosing Party, will delete or destroy, any copies, duplicates, summaries, abstracts or other representations of any such Confidential Information or any part thereof, in whatever form, then in the possession or control of the Receiving Party. Notwithstanding the foregoing:

(a)

the Service Provider and its legal or financial advisors may retain a reasonable number of copies of OLG Confidential Information for archival purposes, as required pursuant to Applicable Law, or to the extent otherwise permitted under this Agreement; provided, however, that any subsequent disclosure of such archived data will comply with this Article 17; and

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(b)

OLG and its legal or financial advisors may retain copies of the Service Provider’s Confidential Information to the extent required by Applicable Law, to the extent otherwise permitted under this Agreement and for legal archival purposes; provided, however, that any subsequent disclosure of such archived data will comply with this Article 17.

Each Party will deliver to the other Parties, on any of their request, a written certification of its compliance with this Section 17.10 signed by an authorized representative of such Party.

17.11	Other Disclosure Considerations

(a)

The Parties will be free to publicly disclose Confidential Information contained in any materials that have previously been approved for public disclosure by the Parties, without further approvals from the Parties under this Agreement, to the extent there have been no additions or changes thereto.

(b)

The Service Provider, on its own behalf and on behalf of the other members of the SP Group, hereby irrevocably authorizes and consents to the disclosure by any Governmental Authority to OLG, any other Governmental Authority or both of any and all information relating to any member of the SP Group or that was provided to such Governmental Authority by or on behalf of any member of the SP Group.

17.12	Confidentiality Obligations After Closing

After Closing, the confidentiality, non-disclosure and other obligations of the Parties with respect to Confidential Information shall be governed by the applicable terms of the Casino Operating and Services Agreement.

17.13	Information Security Incidents

(a)

The Service Provider will promptly notify OLG of any circumstance that it reasonably believes has resulted in, or is likely to result in, an Information Security Incident with respect to any Background Information (including the Historical Gaming Data), OLG Records, OLG Personal Information, Forward-Looking Historical Non-Gaming Information or Historical Non-Gaming Information or other Confidential Information shared with Service Provider pursuant to the terms of this Agreement.

(b)

The Service Provider will keep and maintain a record of every Information Security Incident (including in accordance with any requirements prescribed by Applicable Law) and, on OLG’s request, will provide OLG with a copy of such records (which, for greater certainty, OLG may provide to any Governmental Authority) and, without limiting any other rights or remedies available to OLG under this Agreement, the Casino Operating and Services Agreement, the OLG Policies, or otherwise, permit such

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records and the information technology equipment and systems affected by the Information Security Incident to be audited and inspected by OLG and any authorized representatives (including an independent firm selected by OLG with expertise in the performance of such audits) designated by OLG (each an “Information Security Audit”).

(c)

Upon receipt of notice from the Service Provider pursuant to Section 17.13(a) or OLG otherwise becoming aware of any Information Security Incident, OLG may investigate or cause to be investigated the Information Security Incident and OLG may, in OLG’s sole discretion, provide a description to the Service Provider of the nature, scope and root cause of the Information Security Incident. The Service Provider shall cooperate with OLG in providing, (a) information regarding any Information Security Incident to any investigator and to any Governmental Authority and (b) any notices regarding the Information Security Incident that OLG deems appropriate, in its sole discretion.

(d)

In the event that OLG’s investigation determines conclusively that the root cause of any Information Security Incident was an act or omission by the Service Provider, any member of the SP Group or any Service Provider Personnel or that the Information Security Incident originated entirely within a network or system controlled by the Service Provider, any member of the SP Group or any Service Provider Personnel (each a “SP Information Security Incident”), the following terms will apply:

(i)	[REDACTED]

(ii)	[REDACTED]

(iii)	[REDACTED]

(iv)	[REDACTED]

(A)	[REDACTED]

(B)	[REDACTED]

(C)	[REDACTED]

(e)

Notwithstanding anything to the contrary in this Agreement, the Service Provider will be solely responsible for all costs and expenses to comply with its obligations under Section 17.6(a)(v) and this Section 17.13, regardless of the cause of any Information Security Incident.

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ARTICLE 18

GENERAL

18.1	Dispute Resolution Procedure

(a)

Any dispute arising under this Agreement with respect to the Transition Plan and the implementation thereof (collectively and individually, a “Transition Dispute”) will be resolved in the first instance by the OLG Transition Representative and the Service Provider Transition Representative, acting together, and failing agreement within 5 Business Days, by the OLG Transition Representative, acting alone, without prejudice to the rights of the Service Provider to dispute such initial determination by the OLG Transition Representative under the provisions of Schedule 16 or in a court of competent jurisdiction. All other disputes, including any dispute with respect to the disposition by the OLG Transition Representative of a Transition Dispute (collectively and individually, a “Dispute”), will be resolved in accordance with, and the Parties will comply with, the provisions of Schedule 16.

(b)	The Parties acknowledge and agree that, notwithstanding anything to the contrary contained in this Agreement:

(i)

any Transition Dispute or Dispute relating to any issue pertaining to the interpretation of, or the requirements and prohibitions of, the Criminal Code or any of the Gaming Control Legislation will not be subject to the Dispute Resolution Procedure; any such Transition Dispute or Dispute may be pursued by either party in a court of competent jurisdiction in Ontario; and

(ii)

in the event that the Parties cannot agree as to whether Section 18.1(b)(i) applies, only a court of competent jurisdiction in Ontario may determine whether the Transition Dispute or Dispute is subject to the Dispute Resolution Procedure or must be heard by a court of competent jurisdiction in Ontario.

18.2	Notices

(a)

Any notice, consent, approval, objection or waiver required or permitted to be given or provided under this Agreement will be in writing and will be delivered in person, transmitted by e-mail or sent by registered mail or nationally recognized courier, in each case, charges prepaid, addressed as follows:

If to the Service Provider:	MGE Niagara Entertainment Inc. 1 Mohegan Sun Boulevard Uncasville, Connecticut 06382 Attention: [REDACTED] E-mail: [REDACTED]

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with a copy to (but which copy will not constitute notice):	Borden Ladner Gervais LLP Bay Adelaide Centre, East Tower 22 Adelaide Street West Toronto, Ontario M5H 4E3 Attention: [REDACTED] E-mail: [REDACTED]

If to OLG or OGAC:	Ontario Lottery and Gaming Corporation 4120 Yonge Street Suite 420 Toronto, Ontario, Canada M2P 2B8 Attention: [REDACTED] E-mail: [REDACTED] and Attention: [REDACTED] E-mail: [REDACTED]

With a copy to (but which copy will not constitute notice):	Ontario Lottery and Gaming Corporation 4120 Yonge Street Suite 420 Toronto, Ontario, Canada M2P 2B8 Attention: [REDACTED] E-mail: [REDACTED]

(b)

Any such notice, consent, approval, objection or waiver will be deemed to have been given and received (i) if delivered in person, on the day on which it was delivered (or, if such day is not a Business Day or if delivery is made on a Business Day after 5:00 p.m. at the place of receipt, then on the next following Business Day), or (ii) if sent by registered mail or courier, on the third Business Day following the date of sending; provided, however, that if at the time of sending or within 3 Business Days thereafter there is or occurs a labour dispute or other event that would reasonably be expected to disrupt the delivery of documents by mail or by such courier service, any such notice, consent, approval, objection or waiver will be delivered by means of personal delivery, e-mail or by an alternative courier service, or (iii) if transmitted by

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e-mail, upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement). A Party may change or supplement its foregoing notice particulars from time to time by giving notice to the other Parties in accordance with this Section 18.2.

(c)

Except as provided in Sections 18.2(a) and 18.2(b), any other communication or delivery (including reports and other routine communications) required or permitted to be given or provided hereunder will be in writing and will be delivered by such means and addressed to such Person or Persons as may be agreed from time to time by the Parties in writing or by unanimous agreement of the Transition Working Committee (in each case, including agreement as to when such means of delivery will be deemed to be delivered); provided, however, that if the Parties or the Transition Working Committee have not at the applicable time so agreed in writing in respect of any particular type of such other communication or delivery, OLG may, acting reasonably, prescribe in writing to the Service Provider the required means of delivery (and when such means of delivery will be deemed to be delivered) of any particular type of such other communication or delivery (which means may include delivery by personal delivery, e-mail, courier, registered mail, the use of data sites or secure file transfer protocols, or other means of electronic communication or collaboration software), or, failing which prescription by OLG, the provisions of Sections 18.2(a) and 18.2(b) will apply in respect thereof.

18.3	Specific Performance; Injunctive Relief

Except as otherwise expressly stated herein, all rights, obligations, covenants and agreements of each Party hereunder will be enforceable by the other Parties pursuant to the Dispute Resolution Procedure or, subject to Applicable Law and, if necessary to prevent irreparable harm, in an action before a court of equity by a decree of specific performance and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and any and all other remedies provided for in this Agreement will, however, be cumulative and not exclusive and will be in addition to any other remedies that any Party may have under this Agreement, and each Party will be entitled to pursue any and all of such remedies concurrently, consecutively and alternatively. For greater certainty, subject to Applicable Law, nothing in Article 14 will limit the ability of a Party to seek specific performance or injunctive relief in circumstances necessary to prevent irreparable harm. In any proceeding for specific performance or injunctive relief, each Party will accept service of process in the manner set forth for the giving of notices pursuant to Section 18.2.

18.4	Invalidity

If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any of the Parties.

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18.5	Entire Agreement

As of the Execution Date, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and cancels and supersedes any prior communications, understandings and agreements, oral or written, between the Parties with respect thereto. As of the Execution Date, there are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Parties other than as expressly set forth in this Agreement.

18.6	Governing Law; Attornment

(a)

This Agreement will be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the Province of Ontario and, subject to the Dispute Resolution Procedure contemplated herein, the courts of the Province of Ontario will have exclusive jurisdiction to entertain any action arising under this Agreement.

(b)

Subject to the Dispute Resolution Procedure contemplated herein, each of the Parties hereby attorns to the exclusive jurisdiction of the courts of the Province of Ontario. Each of the Parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any provincial or federal court of competent jurisdiction in the Province of Ontario. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court.

18.7	Amendments and Waivers

No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by the Parties. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the Party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived. The Service Provider acknowledges that, notwithstanding anything to the contrary contained in this Agreement, OLG will not give or approve any amendment or waiver that would result in a contravention of the Criminal Code or any of the Gaming Control Legislation.

18.8	Public Disclosure

Except as may be required to comply with the requirements of Applicable Law, no filing, press release or similar public announcement or communication will be made or caused to be made concerning the execution, performance, terms and conditions of this Agreement by the Service Provider unless specifically approved in writing in advance by OLG; provided, however, that to the extent that the

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Service Provider or any Affiliate thereof or any direct or indirect shareholder of the Service Provider is required by Applicable Law to make such a filing, press release or similar public announcement or communication, such filing, press release or similar public announcement or communication will only be made after prior consultation with and written approval by OLG, acting reasonably. OLG will respond promptly to any such request for approval made pursuant to this Section 18.8 and will take into account any applicable timelines for such public disclosure prescribed by Applicable Law and the determinations made by the Service Provider or its applicable Affiliate or shareholder as to the level of public disclosure required pursuant to Applicable Law.

18.9	Benefit of the Agreement

This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties.

18.10	No Third Party Beneficiaries

Except as provided in Section 7.1, Section 7.3, Section 9.1, Section 9.2(b), Section 9.3, Section 16.3(e), Section 18.9, Article 14 and in any Joinder Agreement entered into pursuant to the Casino Operating and Services Agreement, this Agreement is solely for the benefit of (a) the Service Provider, and its successors and permitted assigns, with respect to the obligations of OLG and OGAC under this Agreement; and (b) OLG and OGAC, and their respective successors and permitted assigns, with respect to the obligations of the Service Provider under this Agreement; and this Agreement will not be deemed to confer upon or give to any other Person any Claim or other right or remedy.

18.11	Time of the Essence

Time is of the essence of this Agreement.

18.12	Further Assurances

The Parties will execute and deliver all such further reasonable documents, do or cause to be done all such further reasonable acts and things and give all such further reasonable assurances as may be necessary or desirable to give full effect to the provisions, intent and purpose of this Agreement.

18.13	Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

18.14	Facsimile and Electronic Delivery

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

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Gaming Bundle 8 (Niagara) – TAPA – Execution Version

18.15	Restrictions on Transfer and Assignment

(a)	Subject to Section 18.16:

(i)

no transfer, assignment or other disposition of the whole of this Agreement or the whole of the rights hereunder, whether contingent, absolute or otherwise, by the Service Provider is valid or permitted at any time without the prior written consent of OLG, which consent may be withheld or conditioned in the sole discretion of OLG; and

(ii)

no transfer, assignment or other disposition of any part of this Agreement or any part of the rights hereunder, whether contingent, absolute or otherwise, by the Service Provider is valid or permitted at any time without the prior written consent of OLG, which consent may be withheld or conditioned in the sole discretion of OLG.

(b)

Unless subsequently ratified and approved in writing by OLG, which ratification and approval may be withheld or conditioned in the sole discretion of OLG, any purported transfer, assignment or other disposition of this Agreement or the rights hereunder in violation of, or other than in compliance with, this Section 18.15 will be void and will, at the option of OLG and in its sole discretion, render this Agreement null and void without any further obligations whatsoever on the part of the Seller.

(c)

OLG and OGAC may transfer, assign or otherwise dispose of the whole or any part of this Agreement or the whole or any part of the rights hereunder, to any Person that is capable of assuming and performing, and does in fact assume, all of the obligations, covenants and agreements of OLG and OGAC hereunder that are so transferred, assigned or disposed of; provide, however, that neither OLG nor OGAC will be relieved of its duties and obligations hereunder except to the extent agreed in writing between OLG, OGAC, the Service Provider and such assignee.

18.16	Security Interests

The Service Provider may after Closing grant a security interest in the Service Provider’s interest in this Agreement together with a grant of security interest in the Service Provider’s interest in the Casino Operating and Services Agreement, the Real Property Leases (subject to the provisions thereof) as part of a financing to a lender consented to by OLG under, and otherwise meeting the requirements of, the Casino Operating and Services Agreement.

18.17	Non-Merger and Survival

(a)

Except as otherwise expressly provided in this Agreement, the representations, warranties, covenants, indemnities and agreements set out in this Agreement or in the closing documents, shall not merge on and shall survive Closing and, notwithstanding Closing or any investigation made by or on behalf of any Party, shall continue in full force and effect. If this Agreement is terminated prior to Closing, the provisions of Article 1, the repair obligations in Section 2.10, Article 5, Article 9, Article 14, Article 16, Article 17 and Article 18 shall survive any termination of this Agreement.

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Gaming Bundle 8 (Niagara) – TAPA – Execution Version

(b)

In addition to the foregoing, any other provisions of this Agreement which are expressed to survive termination or which are required to give effect to such provisions which survive termination or to such termination or the consequences of such termination, shall survive the termination of this Agreement.

(c)	For greater certainty, the Surviving RFP Obligations shall merge on and shall not survive Closing.

18.18	No Strict Construction

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favouring or disfavouring either Party by virtue of the authorship of any provision of this Agreement.

18.19	Expenses

Except as otherwise provided in this Agreement, the professional, financial advisory and legal fees, costs and expenses of the Seller, on the one hand, and the Service Provider, on the other, incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such fee, cost or expense.

18.20	Authority of OLG to Bind OGAC

Any document or instrument executed and delivered by OLG for and on behalf of OGAC pursuant or relating to this Agreement or the Transactions shall be binding on OGAC as if executed and delivered by OGAC.

[SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the Execution Date.

MGE NIAGARA ENTERTAINMENT INC., by its authorized signatories

by:	/s/ Mario C. Kontomerkos
Name:	Mario C. Kontomerkos
Title:	President

by:	/s/ Drew M. Kelley
Name:	Drew M. Kelley
Title:	Treasurer

by:	/s/ David A. Rome
Name:	David A. Rome
Title:	Secretary

ONTARIO LOTTERY AND GAMING CORPORATION, by its authorized signatories

by:	/s/ Lori Sullivan
Name:	Lori Sullivan
Title:	Executive Vice President, Chief Operating Officer

by:	/s/ Lisa Bell-Murray
Name:	Lisa Bell-Murray
Title:	Senior Vice President, Chief Financial Officer

Signature Page – Amended and Restated

Transition and Asset Purchase Agreement (Niagara)

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Gaming Bundle 8 (Niagara) – TAPA – Execution Version

ONTARIO GAMING ASSETS CORPORATION, by its authorized signatories

by:	/s/ Lori Sullivan
Name:	Lori Sullivan
Title:	Chief Operating Officer

by:	/s/ Lisa Bell-Murray
Name:	Lisa Bell-Murray
Title:	Chief Financial Officer

Signature Page – Amended and Restated

Transition and Asset Purchase Agreement (Niagara)